UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Canadian Pacific Railway Limited

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2017

Notice of Annual Meeting of Shareholders

When	Wednesday, May 10, 2017 9:00 a.m. (Mountain Daylight Time)	7550 Ogden Dale Road S.E. Calgary, Alberta T2C 4X9
Where	Royal Canadian Pacific Pavilion CP Head Office 7550 Ogden Dale Road S.E. Calgary, Alberta T2C 4X9

You are invited to the annual meeting of shareholders (the “Meeting”) of Canadian Pacific Railway Limited (“Canadian Pacific”).

Items of Business

1.     receipt of the audited consolidated financial statements for the year ended December 31, 2016;

2.     appointment of auditor;

3.     a non-binding advisory vote to approve the compensation of Canadian Pacific’s named executive officers;

4.     election of directors; and

5.     consideration of other business as may properly come before the Meeting or any adjournment or postponement thereof.

Shareholders who hold our common shares at the close of business on March 15, 2017 (record date) are entitled to vote their shares at the Meeting, or at a reconvened meeting if the Meeting is postponed or adjourned.

Shareholders can vote their shares by proxy or in person at the Meeting.

/s/ Jeffrey Ellis

Jeffrey Ellis

Corporate Secretary

March 15, 2017

Calgary, Alberta

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	2017 MANAGEMENT PROXY STATEMENT	1

What’s Inside

1	Notice of Annual Meeting of Shareholders

3	Message from the Chairman of the Board

5	Message from the Chair of the MRCC

10	Proxy Statement

13	Meeting Information

14	Voting Information

17	General Information

18	Business of the Meeting

	18	1. Financial Statements

	18	2. Appointment of Auditor

	19	3. Advisory Vote to Approve Compensation of Named Executive Officers

	19	4. Election of Directors

21	Nominees for Election to the Board

	21	Introduction

	21	Board Size and Tenure

	21	Director Overboarding

	22	Director Attendance

	23	Director Nominee Profiles

29	Statement of Corporate Governance

	29	Board of Directors

	30	Committees of the Board

	31	Board Mandate

	33	Risk Oversight

	34	Communication and Shareholder Engagement

	35	Ethical Business Conduct

	36	Nomination of Directors

	37	Director Skills Matrix

	38	Orientation and Continuing Education

	39	Board Assessment

40	Directors’ Compensation

	40	Philosophy

	40	Directors’ 2016 Compensation

	41	Director Share Ownership Requirements

43	Indebtedness of Directors and Executive Officers

43	Directors’ and Officers’ Insurance

43	Committee Reports

	44	Report of the Audit Committee

	46	Report of the Corporate Governance and Nominating Committee

	47	Report of the Finance Committee

	48	Report of the Management Resources and Compensation Committee

49	Executive Compensation Summary

51	Compensation Discussion and Analysis

	51	Our Approach to Executive Compensation

	56	2016 Compensation and Performance

	60	Performance Graphs

63	Named Executive Officer Compensation

68	Compensation Governance

72	Compensation Details

	72	Summary Compensation Table

	76	Incentive Plan Awards

	82	Pension Plan Benefits

	83	Nonqualified Deferred Compensation Table

	84	Change in Control and Termination Benefits

86	Security Ownership of Certain Beneficial Owners and Management

87	Section 16(a) Beneficial Ownership Reporting Compliance

87	Shareholder Proposals

87	Directors’ Approval

88	Schedule A – Audit Committee Terms of Reference

2	CANADIAN PACIFIC	TABLE OF CONTENTS

Message from the Chairman of the Board

Fellow shareholders:

On behalf of the Board of Directors, I am pleased to invite you to CP’s 2017 annual meeting of shareholders at 9:00 a.m. MDT on Wednesday, May 10, 2017. The meeting will be held at the Royal Canadian Pacific Pavilion located at CP’s head office, 7550 Ogden Dale Road S.E., Calgary, Alberta.

At the meeting, we will discuss our 2016 performance and you will vote on several items of business, including the election of directors and the advisory vote on the compensation of our Named Executive Officers (say-on-pay). This proxy statement contains important information. Be sure to take some time to read it before you decide how to vote your shares.

A clear message from shareholders

CP has achieved another excellent year in 2016. However, before I discuss our successes, I wish to address our failed say-on-pay vote at last year’s annual meeting. That vote made it clear that we had work to do to establish the proper course on executive compensation. To that end, over the last six months, I, together with Ms. Isabelle Courville, Chair of our Management Resources and Compensation Committee and members of CP senior management have met with shareholders across North America to hear their concerns face-to-face. As a result of those meetings, CP has made significant changes to executive compensation which are addressed in depth in

Ms. Courville’s letter beginning on page 5. The Management Resources and Compensation Committee and the full Board are confident that these changes will effectively address your concerns. Further, we believe that the changes are appropriate for CP at this stage of its evolution and that executive compensation is now more closely aligned with the long-term interests of CP shareholders.

Your Board is committed to engaging with shareholders face-to-face on a continual basis. This is your Company. As stewards of your investment, we want your input. In addition to participating in meetings with members of our Board, you may also contact me at any time through the Office of the Corporate Secretary at CP.

A company transformed

CP’s turnaround under Hunter Harrison’s leadership has been remarkable: the Company has seen dramatic improvements across all financial and operating metrics, and achieved its initial four-year targets two years ahead of plan. Thus, 2016 was a pivotal year for CP. It continued the Company’s five-year transformation from the railroad industry’s laggard in 2012 to one of North America’s pre-eminent railroad companies.

On its own, 2016 was a record-breaking year: the annual operating ratio, which is the primary measure of operational efficiency, was CP’s best on record, at 58.6%, despite a challenging economic environment. 2016 was the fifth consecutive year of improvement in this ratio. Diluted earnings per share were $10.63, an increase of 27% over 2015 and adjusted diluted earnings per share rose 2% over 2015 to $10.29(1). In the area of safety, CP’s performance in 2016 was also stellar. The Company ended 2016 with an industry leading Federal Railroad Administration (FRA) reportable train accident rate of 0.97. This result is not only a 27% improvement over 2015, but also represents the best train accident performance of any Class 1 railway over the last decade. CP’s FRA reportable personal injury rate was 1.64, an 11% improvement over 2015.

CP also delivered value to shareholders: annual total shareholder return in 2016 was 9.5% and the five-year return has been 192%. In the second quarter of 2016 we raised our quarterly dividend to $0.50 from $0.35 per common share, the first increase since 2012. Since June of 2012 CP’s market capitalization has grown by more than $15 billion.

MESSAGE FROM THE CHAIRMAN OF THE BOARD	2017 MANAGEMENT PROXY STATEMENT	3

The turnaround under Hunter Harrison’s leadership confirms the strength of CP’s operating model in delivering sustained business growth and value for shareholders. A railroad turnaround specialist with over 50 years of railroad experience, Hunter embraced a new vision for CP – and he delivered.

Seamless leadership transition

The Board feels extremely fortunate to have had Hunter as Chief Executive Officer for the past five years. His retirement from CP effective January 31, 2017 took place five months ahead of schedule. Hunter had approached the Board to discuss his retirement from CP and potential related modifications to his employment arrangements that would allow him to pursue opportunities involving certain other Class 1 railroads. A special committee of the Board discussed the matter with Hunter. Following negotiations, receipt of independent legal advice and careful deliberation, the special committee recommended to the Board that CP enter into a separation agreement with him. As more fully described in Ms. Courville’s letter in this report, under the terms of that agreement, Hunter Harrison returned to the Company, by forfeiture, approximately $122.9 million worth of compensation in exchange for his separation.

In what may be described as a textbook succession planning scenario, Keith Creel, our President and Chief Operating Officer, succeeded Hunter as CEO on January 31, 2017. Keith, also a highly regarded railroader and leader, had worked beneath Hunter for over two decades and alongside Hunter through CP’s turnaround. Keith’s appointment as President and CEO was an integral part of our succession plan and the two have worked closely to ensure the resulting, seamless transition. Keith joined our Board last May as part of the transition plan; we look forward to working more closely with him and his leadership team moving forward.

Strong and committed Board

The Board has also experienced significant change over the past few years. This turnover has been a result of personal circumstances affecting directors, the professional commitments of CP’s directors outside of CP and an unwavering commitment on the part of the Board to excellence in corporate governance. I can say with confidence that we are committed, engaged and actively involved in overseeing CP’s business and future direction and the strength of its leadership team.

This Board is continually evaluating itself to ensure that it continues to exceed the standards of good governance and that its members are able to function efficiently and effectively with each other and with management. Where additional directors have been added in the past years, those appointments have been made in order to enhance the skills and experiences of the Board, but never at the cost of CP’s high corporate governance standards. In 2016 and 2017 CP welcomed Matthew Paull, Jill Denham, William Fatt, Jane Peverett and Gordon T. Trafton II to the Board. Each of these individuals brings extensive and unique business experience to the Board of CP that will be invaluable going forward, including railroading, finance, energy, financial services, corporate leadership and other board experience. You can read about this year’s director nominees beginning on page 21.

On behalf of the Board, I would like to acknowledge the valuable contributions of two directors who stepped down since our last Annual Shareholders Meeting. Dr. Anthony Melman joined the Board in 2012, was chair of the Finance Committee and a member of the Audit Committee, and brought extensive financial and business leadership to the Board. Bill Ackman joined the Board in 2012 and was a member of the Finance and Corporate Governance and Nominating Committees. Bill was instrumental in CP’s turnaround and his experience, energy, commitment and knowledge served the Board well.

This Board is highly confident in CP’s prospects for future growth and success and in the strength of our very capable management team to lead us there.

We thank you for your continued confidence in CP and look forward to seeing you at the meeting on May 10, 2017. Please remember to vote your shares.

Sincerely,

/s/ Andrew F. Reardon Andrew F. Reardon Chairman of the Board

(1)	Adjusted diluted earnings per share, Adjusted Operating Ratio and Free Cash Flow are non-GAAP measures. For a full description and reconciliation of Non-GAAP measures see CP’s Form 10-K at www.cpr.ca.

4	CANADIAN PACIFIC	MESSAGE FROM THE CHAIRMAN OF THE BOARD

Message from the Chair of the Management Resources and Compensation Committee

Dear fellow shareholders,

Last year 50.1% of shareholders voted against our say-on-pay advisory vote. This was very concerning for the Management Resources and Compensation Committee (the “Compensation Committee”) and the Board.

We spent a good part of the past year meeting with shareholders to hear their concerns first-hand, provide more information about our executive compensation program, and answer their questions. Our engagement program included in-person meetings with 16 of our largest shareholders who represent approximately 30% of our public float as well as shareholder advocacy groups and two proxy advisory firms. Andrew Reardon, Chairman of the Board, led these meetings. I participated in every meeting, along with representatives from management. The table below is a summary of the feedback we received, and what we’re doing to address it:

What we heard	How we responded	Where to learn more

➢ Shareholders would like to see our compensation plans evolve as we transition to growth	✓ Amended short-term and long-term incentive plan measures for 2017	page 57
	✓ Designed the compensation package for incoming CEO, Keith Creel, to be in-line with the market and our peers	page 63

	✓ Modified CEO perquisites; tax equalization eliminated, corporate jet use restricted	page 63

	✓ Shortened option terms from 10 years to 7 years starting in 2017	page 59

➢ Shareholders want better correlation with long-term corporate performance	✓ Removed operating ratio as a long-term incentive plan measure; weightings of ROIC and TSR increased	page 59
	✓ Increased the proportion of performance-based awards in the long-term incentive plan from 50% to 60% for 2017	page 59

	✓ Introduced performance options into Keith Creel’s compensation package as incoming CEO	page 63

➢ Shareholders want greater transparency and disclosure on changes to performance measures	✓ Improved disclosures; a description of changes to 2017 short-term and long-term incentive plan measures (including rationale behind them) are provided in the 2017 Proxy Statement	page 56

➢ Shareholders would like to see safety and other operational measures formally incorporated into executive compensation	✓ Added a safety measure to the short-term incentive plan for 2017	page 57
	✓ Added operating measures to the short-term incentive program for 2017	page 57

➢ Shareholders raised concerns with respect to transition awards and disclosures for departing executives	✓ Departing CFO, Mark Erceg, forfeited bonus and repaid signing bonus to CP on resignation	page 67
	✓ Details of Hunter Harrison’s early retirement as CEO and associated forfeitures are fully disclosed in the following pages	page 8

➢ Shareholders felt that the individual component of the CEO’s bonus should not exceed the corporate performance	✓ Capped the individual performance rating for the CEO at the corporate performance factor	page 57

MESSAGE FROM THE CHAIR OF THE MRCC	2017 MANAGEMENT PROXY STATEMENT	5

Compensation has mirrored strategy

In 2012, shareholders voted overwhelmingly for change, and CP’s executive compensation program was designed at that time to recruit unique talent that could lead an operational and cultural transformation and turn the Company around. It was also designed to give management an intense focus on specific high impact levers.

In 2016, we can see the results of that strategy: we’ve gone from the clear industry laggard to an industry leader, and are now transitioning towards a period focused on revenue growth.

We’re changing our incentive plans to support this new stage in the Company’s evolution and are working to align the plans more closely with the long-term interests of our shareholders. This year we also signed a new employment agreement with our incoming CEO, Keith Creel. The terms of his new agreement are in-line with the market and our peers.

The tables below show you the changes we are making to the incentive plans. Some are in place now. The others will be introduced for compensation decisions in 2017.

We will continue to review our executive compensation program against the market and best practices and to respond to CP’s changing needs as it grows and evolves its strategy. We are confident that these changes will clarify our practices, address your concerns and earn back your confidence.

Short-Term Incentive Plan (“STIP”)

Our short-term incentive plan rewards executives for achieving pre-determined corporate and individual performance objectives that are tied directly to CP’s strategy and operational requirements. In response to concerns highlighted by shareholders, we’ve also capped the individual performance rating for the CEO such that it cannot exceed the corporate performance factor.

Starting in 2017, the corporate performance factor is based on improving revenue growth in a cost-effective manner. We are using both financial and non-financial measures, which creates a balanced approach to performance assessment. Payouts range from 0% to 200% of target for each performance measure, with pre-defined levels for threshold, target and exceptional performance. A summary of the changes to the performance measures under our STIP is provided in the table below:

Measure	2016 STIP		New in 2017 STIP	Why we’re making the change
➢ Operating ratio Operating expenses divided by total revenues	50%	g	40%	◆ Successfully focused on driving down costs during the turnaround, resulting in an 1,840 basis point improvement since 2012 ◆ Shifting the focus to growth by reducing the weighting slightly
➢ Operating income Total revenues less operating expenses	25%	g	40%	◆ Significantly increasing the weighting to reflect the importance of revenue growth
➢ Free cash flow Cash from operating activities less cash used in investing activities	25%	g	0%	◆ Successfully focused executives on increasing cash flow during the turnaround, drove a 219% improvement since 2012 ◆ Being replaced by safety and operating measures
➢ Safety FRA frequency of train accidents	0%	g	10%	◆ Adding a safety metric to create a more balanced scorecard ◆ Safety measure pays out at maximum only if the Company achieves the stretch target and remains best in the industry
➢ Operating performance Train Speed	0%	g	10%	◆ Adding an operating metric to create a more balanced scorecard ◆ Train Speed is a key measure for improved asset utilization and delivery times leading to enhanced customer experience

Long-Term Incentive Plan (“LTIP”)

Our long-term incentive plan includes:

•	performance share units (“PSUs”) – focus executives on medium-term goals over a three-year performance period

•	stock options – focus executives on generating long-term shareholder value

We are increasing the weighting of PSUs under the LTIP to 60% (from 50%), to tie more compensation directly to our performance, and reducing the term for options to seven years instead of ten. Option grants will continue to vest 25% each year over four years on the anniversary date of the grant.

The performance measures for 2017 PSU awards focus executives on medium-term growth, and performance will be assessed as an average over the three-year performance period. Payouts range from 0% to 200% of target for each performance measure, with pre-defined levels for threshold, target and exceptional performance. A summary of the changes to the performance measures applicable to PSUs granted under our LTIP is provided in the table below:

6	CANADIAN PACIFIC	MESSAGE FROM THE CHAIR OF THE MRCC

Measure	2016 LTIP		New in 2017 LTIP	Why we’re making the change
➢ Final year operating ratio Operating expenses divided by total revenues	60%	g	0%

◆     Using operating ratio as a singular focus successfully focused executives on driving down costs during the turnaround: resulting in an 1,840 basis point improvement since 2012

◆     As CP transitions towards a growth strategy, ROIC is a more appropriate long-term measure

◆     Eliminates overlap with the short-term incentive plan

➢ Three-year average return on invested capital (ROIC) Net operating profit after tax divided by average invested capital	20%	g	60%	◆ Increasing the weighting significantly to focus executives on the effective use of capital as we grow
➢ Total shareholder return Compound average growth rate compared to the S&P/TSX Capped Industrial Index rather than the S&P/TSX60 as was done in 2016	10%	g	20%	◆ Increasing the weighting to align with shareholder interests ◆ Comparing to the S&P/TSX Capped Industrial Index which represents a broad range of Canadian investment alternatives
➢ Total shareholder return Compound average growth rate compared to the S&P 1500 Road and Rail Index rather than Class 1 peers as was done in 2016.	10%	g	20%

◆     Increasing the weighting to align with shareholder interests

◆     Comparing to the S&P1500 Road and Rail Index which represents a broad range of transportation peers (previously CP more narrowly compared performance to its publicly traded Class 1 peers)

2016 Performance and Compensation

Despite a challenging economic and operating environment in 2016, CP delivered strong results. The CP team adapted resources and costs quickly and efficiently in response to the softer-than-expected volume environment, enabling the Company to produce a Company record-low operating ratio of 58.6%.

From an operating and safety perspective, key metrics such as network speed, terminal dwell and fuel efficiency all saw solid year-over-year improvement, and Federal Railway Administration (FRA) train accident frequency improved 27% to the lowest level in the Company’s history.

CP’s share price grew by 8.4% on the Toronto Stock Exchange and 11.9% on the New York Stock Exchange, underperforming the S&P/TSX Composite Index and modestly outperforming the S&P 500 Index.

2016 Short-Term Incentive Plan payout

Corporate performance in 2016 was assessed against three measures: operating ratio, operating income and free cash flow. The resulting overall corporate performance factor based on the weighting of the components was 165%; however the Board, on the recommendation of management and the Compensation Committee, elected to exercise negative discretion to bring the corporate performance factor down to 150%. Please refer to the Compensation Discussion and Analysis section on page 56 for more information.

Keith Creel, our new President and CEO

We signed a new employment agreement with Keith effective January 31, 2017, which sets out the terms of his compensation as CEO. This new agreement puts his total compensation in-line with the market, does not include tax equalization and limits his use of the corporate aircraft.

With respect to Keith’s long-term incentives, we have carefully designed them to maximize retention and be performance focused while staying within the market median level. Specifically, rather than use the market median annual target of 500% of salary, we are reducing the annual target to 400% of salary for five years which frees up 500% (five years x 100%) for an upfront grant of performance-vested stock options. This upfront grant has an expected grant date value of $5,625,000 (500% of salary). These performance Options will vest five years from the grant date based on our five-year total shareholder return relative to two equally weighted measures: the S&P/TSX Capped Industrial Index and the S&P 1500 Road and Rail Index. Granting the award upon Mr. Creel becoming CEO maximizes the retentive effect of the reward. We do not consider this grant to be additional compensation as his LTIP annual target has been reduced to 400%, which is below market median, to account for it.

Keith is regarded as one of the top railroaders in North America having worked with Hunter for over 20 years. The rail industry is entering a period of significant change at the executive level, as other railroads look to recruit key operating talent, the Board wanted to ensure that Keith had a compensation package that would reward his performance and retain him during this key period.

You can read more about his 2016 compensation on page 63.

MESSAGE FROM THE CHAIR OF THE MRCC	2017 MANAGEMENT PROXY STATEMENT	7

Hunter Harrison, the end of an era

Hunter resigned from CP effective January 31, 2017, five months ahead of schedule. Under Hunter’s leadership, CP succeeded in hitting initial four-year targets in two years. As quoted by CNBC, what he accomplished has been called the greatest corporate turnaround in history. Over his five year tenure, which began in 2012, CP has generated more than $15 billion in shareholder value, a significant return on CP’s investment in Hunter of $55.8 million (0.35% of shareholder value created) over this period. No matter how you look at his compensation over his tenure, Hunter Harrison’s time at CP was incredibly positive for shareholders.

Forfeiture on leaving

Hunter asked to modify his employment agreement to allow him to pursue opportunities involving other Class 1 railroads. A special committee of the Board oversaw discussions with Hunter, and, after careful deliberation and independent legal advice, the special committee recommended to the Board that CP enter into a separation agreement with Hunter.

Under the terms of this separation agreement, when he left CP, Hunter forfeited approximately $122.9 million of compensation, reflecting the value of his CN pension that we replaced and the value of in-the-money equity incentive awards. In addition, Hunter did not receive a long-term incentive award for 2017, and his $3.9 million (US$3 million) post-retirement consulting agreement with CP that was to start at the end of June 2017 is null and void. The following table summarizes these amounts based on CP’s share price and closing exchange rate on January 30, 2017:

Value forfeited by Mr. Harrison:
In the money value of vested equity award:	$72,174,453
In the money value of unvested equity award:	$11,070,100
Commuted value of Pension:	$27,050,642
Expected value of foregone 2017 LTIP Grant:	$8,659,200
Value of foregone consulting contract:	$3,936,000
Total value:	$122,890,395

To illustrate the value forfeited from what was disclosed in the Summary Compensation Table (“SCT”) when granted, the following table shows SCT values for each year and restates those values to exclude the items forfeited.

Year	Total Compensation as disclosed in SCT	Total Compensation as disclosed in restated SCT after forfeitures	Difference
2016	$18,829,794	$13,830,037	$4,999,757
2015	$20,195,323	$9,993,340	$10,201,983
2014	$18,735,941	$14,723,918	$4,012,023
2013	$7,206,365	$2,776,765	$4,429,600
2012	$49,441,613	$14,439,716	$35,001,897
Total:	$114,409,036	$55,763,776	$58,645,260

A complete revised SCT is provided on page 75.

From the shareholder perspective, as a result of these forfeitures, CP will recognize a recovery of $51 million in Compensation and Benefits in the first quarter of 2017 (as disclosed in Note 27 of Form 10-K).

Ensuring appropriate compensation for Hunter throughout his tenure was a unique challenge for the Committee. When considering Mr. Harrison’s compensation, the Committee encourages shareholders to consider his total compensation over five years and also consider his actual compensation paid, taking into consideration the forfeitures discussed above.

8	CANADIAN PACIFIC	MESSAGE FROM THE CHAIR OF THE MRCC

The following chart illustrates the relative degree of alignment of Mr. Harrison’s pay, taking into consideration the forfeitures, and total shareholder return over his tenure to that of his peers in the S&P 1500 Road and Rail Index. The dark shaded area indicates an alignment between pay and performance based on the ISS thresholds for Relative Degree of Alignment (RDA).

5-year Total CEO Pay vs. TSR

S&P 1500 Road and Rail Index (“Peers”) – ArcBest Corp. (ARC), Avis Budget Group, Inc. (CAR), Celadon Group Inc. (CGI), CSX Corporation (CSX), Genesee & Wyoming Inc. (GWR), Heartland Express Inc. (HTL), J.B. Hunt Transport Services, Inc. (JBH), Kansas City Southern (KSU), Knight Transportation Inc. (KNX), Landstar System, Inc. (LST), Marten Transport Ltd. (MRT), Norfolk Southern Corp. (NSC), Old Dominion Freight Line, Inc. (ODF), Roadrunner Transportation Systems Inc. (RRT), Ryder System, Inc. (R), Saia Inc. (SAI), Union Pacific Corp. (UNP) and Werner Enterprises Inc. (WER).

Annual ‘say-on-pay’ vote

On behalf of the Management Resources and Compensation Committee, I encourage you to take some time to read the compensation discussion and analysis, which starts on page 51, and invite you to vote on our approach to executive compensation at this year’s annual meeting.

We will continue to actively engage with shareholders, and plan to hold a say-on-pay vote every year. If you have any questions about the changes to our compensation program for 2017, or the compensation decisions we have made for 2016, you can contact me through the office of the Corporate Secretary at CP, or by sending an email to shareholder@cpr.ca.

I look forward to seeing you at the annual meeting on May 10, 2017.

Sincerely,

/s/ Isabelle Courville

Isabelle Courville

Chair, Management Resources and Compensation Committee

MESSAGE FROM THE CHAIR OF THE MRCC	2017 MANAGEMENT PROXY STATEMENT	9

PROXY STATEMENT

SUMMARY

About the meeting	What the meeting will cover		For more information

When

May 10, 2017

9:00 a.m. MDT

Where

Royal Canadian Pacific Pavilion,

CP Head Office

7550 Ogden Dale Road S.E.,

Calgary, Alberta

Record date

March 15, 2017

Meeting materials are being mailed to shareholders on or about April 3, 2017

	1. Receive the audited consolidated financial statements for the year ended December 31, 2016		page 18
	2. Appoint Deloitte LLP as auditor	The Board recommends you vote for this resolution	page 18
	3. Have a say on executive pay (advisory vote)	The Board recommends you vote for this resolution	page 19
	4. Elect the directors	The Board recommends you vote for each nominee	page 19

NOMINATED DIRECTORS

You will elect 10 directors to the Board this year. Each nominee must receive more for than withheld votes according to our majority voting policy. None of the nominees serves together on another public company board. All of them are independent except for Mr. Creel because he is an executive officer of CP.

Name	Age	Director since	Position	Independent	Committee memberships	2016 meeting attendance	2016 voting result	Other public company boards
J.R. Baird	47	May 14, 2015	Senior Advisor, Bennett Jones LLP, Former Federal Minister of Transport Canada	YES	Compensation, Governance	100%	96.5%	2
I. Courville	54	May 1, 2013	Chair of the Board of the Laurentian Bank of Canada, Corporate Director	YES	Compensation (Chair), Governance	100%	94.4%	3
K.E. Creel	48	May 14, 2015	President and CEO of CP	NO		100%	98.0%	0
G.H. Denham	56	September 6, 2016	Corporate Director	YES	Audit, Finance	100%	N/A	3
W.R. Fatt	66	September 6, 2016	Corporate Director	YES	Audit, Finance (Chair)	100%	N/A	1
R. MacDonald	63	May 17, 2012	Executive Chair, Just Energy Group Inc.	YES	Compensation, Governance (Chair)	96%	96.4%	1
M.H. Paull	65	January 26, 2016	Corporate Director	YES	Audit (Chair), Finance	95%	99.7%	3
J.L. Peverett	58	December 13, 2016	Corporate Director	YES	Audit, Finance	100%	N/A	4
A.F. Reardon	71	May 1, 2013	Retired Chairman and CEO, TTX	YES	Audit, Compensation, Finance, Governance	100%	99.7%	0
G.T. Trafton II	63	January 1, 2017	Retired Special Advisor and Senior Vice President, Canadian National Railway Company	YES	Compensation, Governance	N/A	N/A	0

10	CANADIAN PACIFIC	PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

CP is committed to maintaining high standards of corporate governance and nurturing a culture of good business ethics. Good governance is essential to the effective management of CP and protects the interests of our investors, employees and other stakeholders. The table below is a summary of our governance practices. You can read more about governance at CP beginning on page 29.

What we do		For more information
✓	Have separate Chair and CEO positions	page 29
✓	Have a majority of independent directors (9 of 10 nominees)	page 31
✓	Have gender diversity on the Board (40% of the nominees are women)	page 32
✓	Elect directors annually	page 19
✓	Elect directors individually (not by slate)	page 19
✓	Have a majority voting policy for directors	page 36
✓	Have an advance notice by-law in place	page 20
✓	Have formal position descriptions for the independent Chair of the Board, committee chairs and the CEO	page 30
✓	Have guidelines on board interlocks	page 29
✓	Require directors to own equity in CP	page 41
✓	Require executives to own equity in CP	page 69
✓	Maintain an orientation and continuing education program for directors	page 38
✓	Have a code of business conduct and ethics	page 35
✓	Hold an advisory vote on executive compensation annually	page 19
✓	Have a formal Board assessment process	page 39
✓	Have a shareholder engagement program	page 34

What we don’t do
×	Have dual class Shares	page 14
×	Permit hedging of equity holdings in CP	page 71
×	Permit pledging of equity holdings in CP	page 71

PROXY SUMMARY	2017 MANAGEMENT PROXY STATEMENT	11

EXECUTIVE COMPENSATION HIGHLIGHTS

Executive compensation at CP includes base salary and a mix of short-term and long-term incentives and is based on three core principles:

•	At risk: the majority of executive compensation is at risk and linked to performance

•	Linked to strategy: performance is measured using metrics that are directly tied to our annual business plan, long-term strategy and the creation of shareholder value

•	Long-term focus: executives are motivated to focus on CP’s long-term success through the strong link between compensation and corporate performance, long-term strategy and equity accumulation

The table below is a summary of our compensation practices. You can read more about executive compensation at CP beginning on page 49.

The message from Isabelle Courville, Chair of the Management Resources and Compensation Committee (the “Compensation Committee”) beginning on page 5 discusses our 2016 engagement program and changes to executive compensation in 2016 and 2017.

Best Practices in Executive Compensation

The Compensation Committee ensures that our compensation programs are aligned with CP’s strategic plan, emphasizing the importance of long-term value creation and risk mitigation. Our overall plan includes certain best practices:

What we do		For More Information
✓	Pay for performance – a majority of executive compensation is at-risk or variable pay and is contingent on performance and not guaranteed	page 53
✓	Performance-based vesting – align vesting criteria for performance share units with our long-term strategic plan and shareholder value	page 53
✓	Share ownership – have share ownership requirements for our top 71 senior management employees	page 69
✓	Independent advice – the Compensation Committee receives compensation advice from an independent advisor	page 30
✓	Caps on incentive payouts – our STIP and PSU plans cap payouts at a maximum of 200% of target. With regards to STIP the CEO cannot achieve more on his individual performance component than the corporate achievement component	page 53
✓	Clawbacks – maintain a clawback policy for senior executive incentive compensation	page 71

What we don’t do
×	Guarantee bonuses	page 53
×	Have single-trigger change of control benefits	page 84
×	Reprice or backdate options	page 79

12	CANADIAN PACIFIC	PROXY SUMMARY

MEETING INFORMATION

We are sending you this Proxy Statement (the “Proxy Statement”) to solicit proxies by the management of Canadian Pacific to be used at the annual meeting (the “Meeting”) of shareholders of Canadian Pacific to be held on May 10, 2017.

In this document “you” and “your” refer to the shareholders of Canadian Pacific; and “CP”, “Canadian Pacific”, the “Corporation”, the “Company” or “we”, “us” and “our” refer to Canadian Pacific Railway Limited and, where applicable, its subsidiaries; the “Board of Directors” or the “Board” refer to the board of directors of Canadian Pacific; and “Shares” refers to Common Shares in the Capital of Canadian Pacific Railway Limited. Unless otherwise noted, the information contained in this Proxy Statement is given as of March 15, 2017 and all dollar amounts used in this document are shown in Canadian dollars. Unless otherwise noted, payments made in 2016 in United States dollars (“US$”) were converted into Canadian dollars using the Bank of Canada year-end exchange rate for 2016 of 1.3427 Canadian dollars per United States dollar.

Location of the Meeting

The Meeting will be held at:

Royal Canadian Pacific Pavilion

Canadian Pacific Head Office

7550 Ogden Dale Road S.E.

Calgary, Alberta, T2C 4X9,

at 9:00 a.m. (Mountain Daylight Time)

on Wednesday, May 10, 2017

Business of the Meeting

At the Meeting, you will be asked to vote on the following matters:

•	the appointment of Deloitte LLP as the Corporation’s auditor;

•	in an advisory, non-binding capacity, the Corporation’s compensation of its NEOs (“Say-on-Pay”); and

•	the election of directors.

Voting Recommendations

The Board recommends that you vote FOR the appointment of Deloitte LLP as the Corporation’s auditor, FOR the advisory resolution to approve CP’s compensation of its NEOs, and FOR each of the Nominees.

Information Regarding Outstanding Shares and Principal Shareholders

As of March 15, 2017, there were 146,648,385 Shares issued and outstanding. Each Share carries one vote on each matter voted upon at the Meeting.

For information regarding the ownership of certain individuals, including directors and officer of the Corporation, see “Security Ownership of Certain Beneficial Owners and Management” on page 86.

MEETING AND VOTING INFORMATION	2017 MANAGEMENT PROXY STATEMENT	13

VOTING INFORMATION

Please carefully read this section, as it contains important information regarding how to vote your common Shares of the Corporation (“Shares”). Canadian Pacific has sent or caused to be sent forms of proxy to the Corporation’s registered shareholders, and voting instruction forms and, in some cases, forms of proxy, to the Corporation’s non-registered shareholders.

Who Can Vote

The Board has fixed March 15, 2017 as the record date (the “Record Date”) for the purpose of determining shareholders entitled to receive the Notice of Annual Meeting of Shareholders (the “Notice”) and to vote at the Meeting or any adjournment or postponement thereof, either in person or by proxy. Only shareholders of record at 5:00 p.m. (Eastern Daylight Time) on the Record Date are entitled to vote at the Meeting. Each shareholder is entitled to one vote for each Share held.

Solicitation of Proxies

Management of Canadian Pacific is soliciting proxies in connection with this Proxy Statement and the Meeting. The cost of this solicitation will be borne by the Corporation. Proxies will be solicited by mail, in person, by telephone or by electronic communications. Canadian Pacific has retained Kingsdale Advisors as strategic shareholder advisor and proxy solicitation agent located at the Exchange Tower, 130 King Street West, Suite 2950, Toronto, Ontario, M5X 1E2 to assist with our communications with shareholders and solicitation of proxies. In connection with these services, Kingsdale Advisors will receive an initial fee of $66,000. In addition, Kingsdale Advisors will be reimbursed for disbursements and out-of-pocket expenses, as well as an additional $8 fee for each telephone call to or from Canadian Pacific shareholders and additional fees as determined by Canadian Pacific and Kingsdale Advisors.

Shareholders wishing to be represented by proxy at the Meeting must deposit a properly executed proxy with the Corporation or its agent, Computershare Investor Services Inc. (“Computershare”), or Kingsdale Advisors, not less than 24 hours prior to the time fixed for holding the Meeting (or any adjournment thereof). The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. All Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly.

Exercise of Discretion and Voting by Management Proxyholder

Shareholders who have appointed a named appointee of management to act and vote on their behalf, as provided in the enclosed form of proxy or voting instruction form, and who do not provide instructions concerning any matter identified in the Notice, will have the Shares represented by such form of proxy or voting instruction form voted FOR the appointment of Deloitte LLP as the Corporation’s auditor, FOR the advisory resolution to approve CP’s compensation of its NEOs, and FOR each of the Nominees.

The enclosed form of proxy or voting instruction form to be used in connection with the Meeting also confers discretionary authority on the person or persons named to vote on any amendment or variation to the matters identified in the Notice and on any other matter properly coming before the Meeting. As of March 15, 2017, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person or persons named on the enclosed form of proxy or voting instruction form. If you appoint a non-management proxyholder, please make them aware and ensure they will attend the meeting for the vote to count.

Registered Shareholder Voting Information

You are a registered shareholder if your name appears on your Share certificate. If this is the case, this Proxy Statement will be accompanied by a form of proxy. If you are a registered shareholder, there are two ways, listed below, that you can vote your Shares:

1) Voting by Proxy

You may appoint the management appointee or someone else that need not be a shareholder to vote for you as your proxyholder by using the enclosed form of proxy. A shareholder has the right to appoint a person or company other than the named appointee of management to represent such shareholder at the Meeting. To appoint a person or company other than the named appointee, write the name of the person or company you would like to appoint in the space provided. If you appoint a non-management proxyholder, please make them aware and ensure they will attend the meeting for the vote to count.

You may vote using any of the methods outlined on the form of proxy.

2) Voting in Person

As a registered shareholder, you may exercise your right to vote by attending and voting your Shares in person at the Meeting. Upon arriving at the Meeting, report to the desk of our registrar and transfer agent, Computershare, to sign in and revoke any proxy previously given. You do not need to complete or return your form of proxy if you intend to vote at the Meeting. If you appoint a non-management proxyholder, please make them aware and ensure they will attend the meeting for the vote to count.

14	CANADIAN PACIFIC	MEETING AND VOTING INFORMATION

To be valid, a proxy must be signed by the shareholder or his or her attorney authorized in writing. There are several ways to submit your form of proxy that are indicated on the form of proxy. Carefully review your form of proxy for these instructions.

Beneficial Shareholder Voting Information

If your Shares are not registered in your name and are held in the name of a nominee such as a trustee, financial institution or securities broker, you are a non-registered shareholder. If your Shares are listed in an account statement provided to you by your broker, those Shares will, in all likelihood, not be registered in your name.

Such Shares will more likely be registered under the name of your broker or an agent of that broker. Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting Shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting Shares for the broker’s client with respect to the non-binding advisory vote on the Corporation’s compensation of its NEOs, and the election of directors, but may vote such Shares with respect to the appointment of Deloitte LLP.

If you are a non-registered shareholder, there are two ways, listed below, that you can vote your Shares:

1) Giving Your Voting Instructions

Your nominee is required to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or have already received, from your nominee either (i) a voting instruction form for completion and execution by you, or (ii) a form of proxy for completion by you, executed by the nominee and restricted to the number of Shares owned by you. These procedures are to permit non-registered shareholders to direct the voting of the Shares that they beneficially own.

Each nominee has its own procedures which should be carefully followed by non-registered shareholders to ensure that their Shares are voted at the Meeting. Please contact your nominee for instructions in this regard. You may vote using any of the methods outlined on the voting instruction form or form of proxy.

Additionally, Canadian Pacific may use the Broadridge QuickVote™ service to assist non-registered shareholders with voting their shares. Non-registered shareholders may be contacted by Kingsdale Advisors to conveniently obtain a vote directly over the telephone. Broadridge then tabulates the results of all instructions received and provides the appropriate instructions respecting the voting shares to be represented at the Meeting.

2) Voting in Person

If you wish to vote in person at the Meeting, insert your own name in the space provided on the voting instruction form or form of proxy to appoint yourself as proxyholder and follow the instructions of your nominee.

Non-registered shareholders who instruct their nominee to appoint themselves as proxyholders should, at the Meeting, present themselves to a representative of Computershare. Do not otherwise complete the voting instruction form or form of proxy sent to you as your vote will be taken and counted at the Meeting. If you appoint a non-management proxyholder, please make them aware and ensure they will attend the meeting for the vote to count.

Employee Share Purchase Plan Voting Information

Employees of the Corporation are eligible to participate in an employee share purchase plan (“ESPP”) under which they purchase Shares. Shares held by participants under the ESPP (“ESPP Participants”) are held in a custodial account until such time as the Shares held by ESPP Participants are withdrawn from the ESPP pursuant to its terms and conditions.

Voting rights attached to Shares held by ESPP Participants may be exercised through the use of a voting instruction form, which provides instructions regarding the voting of Shares held by ESPP Participants. ESPP Participants will have received this Proxy Statement together with the voting instruction form, or advice as to the availability of these documents electronically, from the Corporation’s registrar and transfer agent, Computershare.

Shares held by ESPP Participants will be voted in accordance with the instructions received from the employee.

Revocability of Proxy

A shareholder may revoke a proxy by depositing an instrument in writing executed by such shareholder or by such shareholder’s attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either at the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, or with the Chairman of the Meeting on the day of the Meeting, or by an adjournment or postponement of the Meeting, or in any other manner permitted by law.

In addition to any other manner permitted by law, a shareholder may change a previously submitted proxy or voting instruction by submitting a new proxy or conveying new voting instructions by any of the means described under “How do I vote if I am a REGISTERED shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?”, as applicable. Non-registered shareholders must ensure that any change in voting instructions is communicated to the applicable nominee sufficiently in advance of the time of voting at the Meeting. Non-registered shareholders who have voted and who wish to change their voting instructions should contact their nominee promptly if assistance is required.

MEETING AND VOTING INFORMATION	2017 MANAGEMENT PROXY STATEMENT	15

Voting Deadline

To be effective, your proxy must be received not less than 24 hours prior to the time fixed for holding the Meeting (or any adjournment thereof). The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

The Corporation reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Vote Tabulation

Proxies will be counted and tabulated by the Corporation’s registrar and transfer agent, Computershare. Computershare maintains the confidentiality of individual shareholder votes. However, proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

Additional Information

If you have any questions about the information contained in this document or require assistance in completing your form of proxy or voting instruction form, please contact our strategic shareholder advisor and proxy solicitation agent Kingsdale Advisors, located at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario, M5X 1E2, or by telephone at North American Toll Free: 1-866-879-7649, Outside North America, Banks and Brokers Call Collect: 416-867-2272 or by email at contactus@kingsdaleadvisors.com.

Registrar and Transfer Agent Information

You may contact Computershare, Canadian Pacific’s registrar and transfer agent, by telephone, Internet or mail, as follows: by telephone 1-877-4-CP-RAIL / 1-877-427-7245 (within Canada and the United States) between the hours of 8:30 a.m. and 8:00 p.m. Eastern, or 1-514-982-7555 (international direct dial); by Internet at www.investorcentre.com/cp, by mail addressed to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario, M5J 2Y1.

16	CANADIAN PACIFIC	MEETING AND VOTING INFORMATION

GENERAL INFORMATION

Note Regarding Presentation

CP is not currently considered a foreign private issuer pursuant to applicable U.S. securities laws. Accordingly, this proxy statement has been prepared in compliance with the disclosure requirements under the rules of the U.S. Securities & Exchange Commission (the “SEC”) applicable to U.S. domestic issuers, as well as in accordance with Canadian disclosure requirements.

Non-GAAP Measures

This Proxy Statement contains certain earnings measures that have no standardized meanings prescribed by generally accepted accounting principles in the United States of America and, therefore, may not be comparable to similar measures presented by other companies, including adjusted operating ratio, adjusted diluted earnings per share and free cash flow, included in the messages from the Chairman of the Board and the Chair of the Compensation Committee and under the heading “Compensation Discussion and Analysis”. These measures are defined and reconciled under the heading “Non-GAAP Measures” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Corporation’s Annual Report on Form 10-K filed with the SEC and on SEDAR on February 16, 2017.

Forward-Looking Information

This Proxy Statement contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws relating, but not limited, to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions, information and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words such as “anticipate”, “believe”, “expect”, “plan” or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; the availability and price of commodities; the effects of competition; industry capacity; shifts in demand; changes in laws and regulations, cost increases; claims and litigation; labour disputes; liabilities arising from derailments. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and with the SEC in the United States. Reference should be made to “Item 1A – Risk Factors” and “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Information” in CP’s annual and interim reports on Form 10-K and 10-Q.

Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

Availability of Documents

Copies of the following documents are available free of charge on written request to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9 or online at www.cpr.ca, www.sedar.com and www.sec.gov: the Articles and by-laws of the Company, Terms of Reference of the Board and each of the committees of the Board, the 2016 Annual Report to Shareholders on Form 10-K containing the consolidated financial statements for the year ended December 31, 2016, together with the auditor’s report and MD&A, the interim financial statements on Form 10-Q for periods subsequent to December 31, 2016, and the 2017 Proxy Statement.

The Corporation’s financial information is provided in the Corporation’s comparative annual financial statements and MD&A for the year ended December 31, 2016.

GENERAL INFORMATION	2017 MANAGEMENT PROXY STATEMENT	17

BUSINESS OF THE MEETING

1. FINANCIAL STATEMENTS

The audited consolidated financial statements of Canadian Pacific for the year ended December 31, 2016, and the report of the auditor, will be placed before the shareholders at the Meeting. These audited consolidated financial statements form part of the Annual Report of Canadian Pacific, which was mailed to registered shareholders and to all non-registered shareholders who requested it. Additional copies of the Annual Report may be obtained from the Corporate Secretary of Canadian Pacific upon request. The Annual Report is also available online at www.cpr.ca or www.sedar.com.

2. APPOINTMENT OF AUDITOR

Deloitte LLP was last appointed as Canadian Pacific’s auditor at the Company’s last annual meeting of shareholders, held on April 20, 2016. Deloitte was first appointed on May 12, 2011.

The Board recommends that Deloitte LLP be appointed as Canadian Pacific’s auditor until the close of the next annual meeting of shareholders. Unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form, intend to vote FOR the appointment of Deloitte LLP as auditor of Canadian Pacific to hold office until the next annual meeting of shareholders at remuneration to be fixed by the Audit Committee. Representatives of Deloitte LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Vote Required for Approval

The appointment of Deloitte LLP as the Corporation’s auditor requires an affirmative vote of the Shareholders at the Meeting.

Audit and Non-Audit Fees and Services – 2016 & 2015

In accordance with applicable laws and the requirements of stock exchanges and securities regulatory authorities, the Audit Committee must pre-approve all audit and non-audit services to be provided by the independent auditor.

Fees payable to Deloitte LLP for the years ended December 31, 2016, and December 31, 2015, totaled $2,861,400 and $3,589,300, respectively, as detailed in the following table:

For the year ended December 31	Total 2016 ($)	Total 2015 ($)
Audit Fees	2,398,500	2,741,100
Audit-Related Fees	289,800	525,500
Tax Fees	147,000	322,700
All Other Fees	26,100	—
TOTAL	2,861,400	3,589,300

The nature of the services provided under each of the categories indicated in the table is described below.

Audit Fees

Audit fees were for professional services rendered for the audit and interim reviews of CP’s annual financial statements and services provided in connection with statutory and regulatory filings or engagements, including the attestation engagement for the report from the independent registered public accounting firm on the effectiveness of internal controls over financial reporting, the audit or interim reviews of financial statements of certain subsidiaries and of various pension and benefits plans of CP; special attestation services as may be required by various government entities; and general advice and assistance related to accounting and/or disclosure matters with respect to new and proposed U.S. accounting standards, securities regulations, and/or laws.

Audit-Related Fees

Audit-related fees were for assurance and related services reasonably related to the performance of the audit or review of the annual financial statements, but which are not reported under “Audit Fees” above. These services consisted of audit work related to securities filings; compliance review of third-party agreement; refinancing of subsidiary companies; and accounting training.

Tax Fees

Tax fees were for professional services related to tax compliance, tax planning and tax advice. These services consisted of: tax compliance including the review of tax returns; assistance with questions regarding corporate tax audits; tax planning and advisory services relating to common forms of domestic and international taxation (i.e. income tax, capital tax, goods and services tax, and value added tax); and access fees for taxation database resources.

18	CANADIAN PACIFIC	BUSINESS OF THE MEETING

All Other Fees

Fees disclosed under this category would be for products and services other than those described under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” above. These services relate to assistance with an insurance loss claim in 2016. There were no such services in 2015.

3. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the Exchange Act of 1934 (the “Exchange Act”) and a related U.S. Securities and Exchange Commission (“SEC”) rule, we are providing shareholders with the opportunity to vote for or against, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this proxy statement, commonly known as “say-on-pay”. As this is an advisory vote, the results will not be binding on the Board. However, when considering the Corporation’s approach to compensation for our NEOs, the Board will take into account the results of this vote, together with other shareholder feedback and best practices in compensation and governance. In 2016 the shareholders of the Corporation approved the holding of this vote on an annual basis.

Canadian Pacific is committed to providing shareholders with clear, comprehensive and transparent disclosure on executive compensation. For information on Canadian Pacific’s approach to executive compensation and what the Board has done since the last annual meeting, refer to the message from the Chair of the Management Resources and Compensation Committee beginning on page 5 and information under the heading “ Executive Compensation Summary” and “Compensation Discussion and Analysis” beginning on page 49.

The Compensation Committee has spent considerable time and effort recruiting top-level talent and developing our executive compensation program to fit extraordinary circumstances. The Board believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining world-class talent. We recognize that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing our NEOs. We have been successful in recruiting individuals with unique and demonstrated abilities to improve railway performance, and shareholders have enjoyed extraordinary results. We believe that our approach to executive compensation is fair and balanced, and creates incentives for our NEOs that are well-aligned with shareholders’ interests over the long-term.

The Board recommends that shareholders vote FOR the resolution set out below and, unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form intend to vote FOR the following resolution:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders approve the compensation of the Named Executive Officers of Canadian Pacific as disclosed in the Corporation’s proxy statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) delivered in advance of the 2017 annual meeting of shareholders in accordance with the compensation disclosure rules of the SEC and Canadian securities regulatory authorities.”

Vote Required for Approval

In order to be approved, the advisory resolution on the compensation of our NEOs requires an affirmative vote of the majority of the votes duly cast at the Meeting.

4. ELECTION OF DIRECTORS

Directors are elected annually by shareholders, each to hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed. Between shareholder meetings, the Board may appoint additional directors.

Our governing documents provide that the Board shall consist of a minimum of five and a maximum of 20 directors. The Corporate Governance and Nominating Committee (the “Governance Committee”), with the assistance of an external search consultant if necessary, identifies and recommends to the Board the proposed nominees for appointment or election at each annual meeting of shareholders consistent with criteria approved by the Board. For additional information refer to “Statement of Corporate Governance – Nomination of Directors” on page 36.

CP is committed to Board diversity. In determining qualified nominees for election as directors of CP, the Governance Committee takes into account diversity considerations such as gender, age, cultural heritage and regional representation of candidates in order to ensure that the Board reflects the gender, age, cultural and geographic representation of the regions in which CP operates.

Pursuant to a resolution of the Board, 10 persons are to be elected as directors at the Meeting, each to hold office until the close of the next annual meeting of shareholders unless he or she resigns or is otherwise removed from office earlier. The persons named in the section “Nominees for Election to the Board” (the “Nominees”) beginning on page 21 will be presented for election at the Meeting.

The Board recommends that you vote FOR each of the Nominees. Unless otherwise instructed, the persons designated in the form of proxy and the voting instruction form intend to vote FOR the election of the Nominees. If, prior to the Meeting, any of the Nominees becomes unable or unwilling to serve, the persons designated in the form of proxy or voting instruction form will have the right to use their discretion in voting for such other properly qualified nominees.

Vote Required for Approval

The 10 Nominees receiving the highest number of FOR votes cast in person or by proxy at the Meeting will be elected to the Board.

BUSINESS OF THE MEETING	2017 MANAGEMENT PROXY STATEMENT	19

Majority Voting Policy

CP has in place a Majority Voting Policy. Pursuant to the Majority Voting Policy, if a Nominee receives more “withheld” votes than “for” votes at the Meeting, he or she will be required to immediately tender his or her resignation. The Board would then determine, within 90 days of the Meeting, whether to accept or reject the resignation. Other than in extraordinary circumstances, the Board would accept a resignation under the Majority Voting Policy. For additional information refer to “Statement of Corporate Governance – Nomination of Directors” on page 36.

Advance Notice of Director Nominations

At the annual meeting of shareholders held on May 14, 2015, CP’s shareholders approved and adopted By-Law No. 2 of the Company (the “Advance Notice By-Law”), which establishes a framework for advance notice of nominations of directors by the shareholders of CP. Pursuant to the Advance Notice By-Law, if a shareholder intends to nominate a person for election as a director of CP at the Meeting, other than pursuant to a shareholder proposal, as described above, such nominations must comply with the procedures set out the Advance Notice By-Law, including providing written notice to the Corporation setting forth information about each proposed nominee not later than April 10, 2017. A copy of the Advance Notice By-Law was filed on SEDAR and EDGAR on Form 6-K on March 13, 2015.

20	CANADIAN PACIFIC	BUSINESS OF THE MEETING

NOMINEES FOR ELECTION TO THE BOARD

INTRODUCTION

The Board is elected by shareholders to oversee the management of the Company and to ensure that the long-term interests of the shareholders are served. The Board is the ultimate decision-making authority within the Company except with respect to matters, such as the election of the directors, that are reserved for the Company’s shareholders.

Since the last annual meeting of shareholders there have been numerous changes to the Board. Since the last annual shareholders meeting, Dr. Anthony Melman and Mr. William Ackman resigned from the Board in order to allow them to focus on other interests and Mr. E. Hunter Harrison resigned from the Board concurrently with his retirement as CP’s Chief Executive Officer. Additionally, the Board, through the Governance Committee, engaged in a Board renewal project, in order to continue the transition of CP that began in 2012. This renewal resulted in the appointment of four new directors to the Board; Ms. Jill Denham and Mr. William R. Fatt on September 6, 2016, Ms. Jane Peverett on December 13, 2016 and Mr. Gordon T. Trafton II on January 1, 2017. Each of these individuals brings extensive and unique business experience to the Board.

To ensure the proper stewardship of CP, the Board needs to operate independently and needs to have the correct mix of relevant skills and experience, including industry knowledge, financial and accounting expertise, strategic planning, human resources and executive compensation experience and expertise in risk management, to understand and address the business challenges facing the Company. An effective Board also needs to include sufficiently diverse opinions and viewpoints, which is encouraged by having diversity of gender, age, cultural heritage and geographical representation. We believe that the Nominees meet all of the requirements. For additional information on the Nominees’ skills and experience considered by the Company, see “Director Skills Matrix” on page 37. For additional information of diversity at CP, see “Statement of Corporate Governance – Diversity at CP” on page 32.

BOARD SIZE AND TENURE

CP’s governing documents provide for the Board to consist of a minimum of five and a maximum of 20 directors. The Governance Committee assesses the optimal size annually, and believes the current size is appropriate for the Board to fulfill its responsibilities.

As of March 15, 2017 the average tenure of CP’s Board is two years, with three directors having tenure of greater than three years and seven directors having tenure of less than or equal to three years.

Gender	Age	Tenure

DIRECTOR OVERBOARDING

Director overboarding refers to the situation where a director sits on an excessive number of boards, which could result in excessive time commitments and an inability to fulfill their duties. The Board of CP addresses the matter of overboarding on a case-by-case basis. Prior to the recommendation of a director candidate, the Governance Committee reviews the number of public company boards that the candidate sits on and considers whether those commitments would create additional risk that the candidate would be unable to fulfill the significant commitment required to sit on the Company’s Board. Additionally, prior to any director of CP joining another Board, they are required to advise the Chairman of the Board and the Chair of the Governance Committee in order to ensure that the director will continue to provide the expected level of commitment to CP.

CP takes the policy guidelines of proxy advisory firms in both Canada and the United States into account when considering director candidates, during the Board’s annual review process and in the event that a current director is considering an additional outside board position. None of the Director Nominees are overboarded pursuant to these policies.

NOMINEES FOR ELECTION TO THE BOARD	2017 MANAGEMENT PROXY STATEMENT	21

The Corporation considers an outside board to be any board of directors of a public company other than Canadian Pacific Railway Limited or its wholly owned subsidiary, Canadian Pacific Railway Company (“CPRC”). CPRC is the principal operating entity of CP in Canada and directly or indirectly owns all of the voting shares of all of CP’s other subsidiaries. All of the directors of the Corporation are also directors of CPRC and the two Boards meet concurrently. CPRC is a reporting issuer in Canada due to its outstanding debt securities.

No Director Nominee has attended less than 95% of the Board and Committee meetings held and, while CP maintains vigorous standards with respect to each directors’ engagement, there have not been any concerns raised by the Board or management with respect to the Director Nominees’ ability to fulfill their duties to CP.

DIRECTOR ATTENDANCE

Regularly scheduled Board and committee meeting dates are established approximately two years in advance. Special meetings are also scheduled as needed and these meetings can be called on short notice. In 2016, the Board called twelve unscheduled meetings, the Finance Committee called one unscheduled meeting, the Compensation Committee called two unscheduled meetings and the Governance Committee called two unscheduled meetings.

Directors are expected to attend all regularly scheduled Board meetings and meetings of committees on which they serve and to exercise best efforts to attend all special meetings. All directors are also invited to attend all of the regularly scheduled meetings of the committees. In 2016, the incumbent Nominees attended 99% of all Board and Committee meetings, as set forth below. Additionally, the independent directors met in executive sessions without management present at each of the regular meetings of the Board in 2016.

Board and committee meeting materials are typically provided to the directors in advance of meetings. If a director is unable to attend a meeting, the director provides his or her comments to the Chair, Chair of the committee or the Corporate Secretary in advance of the meeting, and the recipient will ensure those comments and views are considered at the meeting.

The following table is a summary of each incumbent Nominee’s attendance at Board and committee meetings in 2016:

Director	Board Meetings Attended	Committee Meetings Attended	Total Meetings Attended
J.R. Baird	17 of 17	12 of 12	29 of 29	100%
I. Courville	17 of 17	12 of 12	29 of 29	100%
K.E. Creel	17 of 17	N/A	17 of 17	100%
G.H. Denham(1)	5 of 5	4 of 4	9 of 9	100%
W.R. Fatt(1)	5 of 5	4 of 4	9 of 9	100%
R. MacDonald	16 of 17	12 of 12	28 of 29	97%
M.H. Paull(2)	13 of 14	8 of 8	21 of 22	95%
J.L. Peverett(3)	1 of 1	N/A	1 of 1	100%
A.F. Reardon (Chair)	17 of 17	19 of 19	36 of 36	100%
G.T. Trafton II(4)	N/A	N/A	N/A	N/A
Totals	108 of 110	71 of 71	179 of 181	99%

(1)	Ms. Denham and Mr. Fatt were appointed to the Board on September 6, 2016.

(2)	Mr. Paull was unable to attend one unscheduled meeting of the Board as adequate notice of at least 24 hours was not provided. Mr. Paull was updated on the nature and business of the meeting and waived notice to allow the meeting to proceed.

(3)	Ms. Peverett was appointed to the Board on December 13, 2016.

(4)	Mr. Trafton was appointed to the Board on January 1, 2017.

22	CANADIAN PACIFIC	NOMINEES FOR ELECTION TO THE BOARD

DIRECTOR NOMINEE PROFILES

The following tables provide information on the Nominees. Included in these tables is information relating to the Nominees’ current membership on committees of the Board and other public company directorships held in the past five years. The profiles also show the present principal occupation and principal occupations held in the past five years, if different. In addition, the profiles show securities of CP held as of March 15, 2017 by each of the Nominees, and whether they meet or exceed minimum shareholding requirements. Certain other personal information is also included.

Toronto, Ontario Canada Director since May 14, 2015 2016 annual meeting votes in favour: 96.5%	The Hon. John Baird, P.C. Age: 47 Independent

The Honourable John Baird served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of the Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament. Previously, he served three terms in the Ontario Provincial Legislature as Minister of Community and Social Services and Minister of Energy.

Mr. Baird has been a Senior Advisor at the law firm of Bennett Jones LLP since 2015. He also serves on the Board of Directors of Canfor Corporation, Canfor Pulp Products Inc., PineBridge Investments and the FWD Group and is a member of the International Advisory Board of Barrick Gold.

Mr. Baird holds an Honours Bachelor of Arts degree in Political Studies from Queen’s University at Kingston. He was appointed to the Privy Council in 2006.

Mr. Baird also volunteers his time with Community Living Ontario, an organization that supports individuals with developmental disabilities, the Prince’s Charities, the charitable office of His Royal Highness The Prince of Wales, and is a board member of the Friends of Israel Initiative.

Mr. Baird brings senior level executive experience in public policy and regulatory affairs to the Board, especially in the areas of transport, environment, and Canada – U.S. relations.

Overall attendance in 2016: 100%
	Public company directorships in the past five years				Current board committee memberships
	CPRC			2015 – present
	Canfor Corporation			2016 – present	EH&S and Capital Expenditure Committees
	Canfor Pulp Products Inc.			2016 – present	EH&S and Capital Expenditure Committees
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	2,121	0	To be fully met by May 2020

NOMINEES FOR ELECTION TO THE BOARD	2017 MANAGEMENT PROXY STATEMENT	23

Rosemère, Québec Canada Director since May 1, 2013 2016 annual meeting votes in favour: 94.4%	Isabelle Courville Age: 54 Independent

Ms. Courville is a corporate director. She is Chair of the Board of Directors of the Laurentian Bank of Canada, and a director of Veolia Environment and Gecina SA. From 2007 to 2013, she was President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie. Ms. Courville was active for 20 years in the Canadian telecommunications industry. She served as President of Bell Canada’s Enterprise Group and as President and Chief Executive Officer of Bell Nordiq Group.

Ms. Courville holds a Bachelor’s degree in Engineering Physics from Polytechnique Montréal and a Bachelor’s degree in Civil Law from McGill University.

Ms. Courville sits on the Board of Directors of the Institute of Corporate Directors (ICD) and the Board of Directors of the Institute for Governance of Private and Public Organizations (IGOPP).

Ms. Courville brings to the Board significant executive level management experience including financial and legal expertise.

Overall attendance in 2016: 100%
	Public company directorships in the past five years(c)				Current board committee memberships
	CPRC			2013 – present
	Laurentian Bank of Canada			2007 – present	Board Chair, Human Resources and Governance Committee
	Veolia Environment			2015 – present
	Gecina S.A.			2016 – present	Audit Committee
	Miranda Technologies Inc.			2006 – 2012
	TVA Group			2013 – 2016
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	900	5,672	0	Yes

Chicago, Illinois U.S.A. Director since May 14, 2015 2016 annual meeting votes in favour: 98.0%	Keith E. Creel Age: 48 Not Independent

Mr. Creel was appointed CP’s President and Chief Executive Officer on January 31, 2017, becoming the 17th person to lead the Company since 1881. Mr. Creel was appointed President and Chief Operating Officer of the Company in February 2013.

Prior to joining CP, Mr. Creel was Executive Vice-President and Chief Operating Officer at Canadian National Railway Company. He held various positions at CN including Executive Vice-President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s prairie division.

Mr. Creel began his railroad career at Burlington Northern Railway in 1992 as an intermodal ramp manager in Birmingham, Alabama. He also spent part of his career at Grand Trunk Western Railroad as a superintendent and general manager and at Illinois Central Railroad as a trainmaster and director of corridor operations, prior to its merger with CN in 1999.

Mr. Creel obtained a Bachelor of Science in Marketing from Jacksonville State University. He also completed the Advanced Management Program at the Harvard Business School. Mr. Creel has a military background as a commissioned officer in the U.S. Army, during which time he served in the Persian Gulf War in Saudi Arabia. Recognized for his leadership at CP, Mr. Creel was named by Progressive Railroading as “Railroad Innovator” for 2014.

Mr. Creel brings to the Board extensive railroad operating experience, combined with significant expertise in executive management and marketing and sales.

Overall attendance in 2016: 100%
	Public company directorships in the past five years				Current board committee memberships
	CPRC			2013 – present
Securities held as at March 15, 2017(a)(b)
	Shares	DSUs	Options	Meets or exceeds minimum shareholding requirements
	1,995	30,935	579,546	Yes

24	CANADIAN PACIFIC	NOMINEES FOR ELECTION TO THE BOARD

Toronto, Ontario Canada Director since September 6, 2016 2016 annual meeting votes in favour: N/A	Gillian (Jill) H. Denham Age: 56 Independent

Ms. Denham is a corporate director. She is Chair of the board of directors of Morneau Shepell Inc., a company that provides human resource consulting and outsourcing services. She is also the chair of Munich Reinsurance Company of Canada and Temple Insurance Company. Ms. Denham also currently serves on the board of directors of Kinaxis Inc. and National Bank.

Ms. Denham spent her career at Wood Gundy and CIBC. She has held senior positions in investment banking, was President of Merchant Banking/ Private Equity and had responsibility for the bank’s European Operations. She was also head of the Retail Bank for CIBC.

Ms. Denham holds an Honours Business Administration (HBA) degree from the Ivey Business School, Western University, and an MBA from Harvard Business School.

Ms. Denham is a member of the board of governors and chair of the Finance & Audit Sub-Committee of Upper Canada College and a board member and chair of the Investment Committee of CAMH (Centre for Addiction and Mental Health).

Ms. Denham brings to the Board significant experience in the areas of finance, corporate governance, human resources and executive management.

Overall attendance in 2016: 100%
	Public company directorships in the past five years				Current board committee memberships
	CPRC			2016 – present
	Kinaxis Inc.			2016 – present	Nominating and Governance and Audit Committees
	National Bank of Canada			2010 – present	HR Committee
	Morneau Shepell Inc.			2010 – present	Board Chair and Audit Committee
	Markit Ltd.			2014 – 2016
	Penn West Petroleum			2012 – 2016
	Calloway Real Estate Investment Trust			2011 – 2012
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	386	0	To be fully met by September 2021

Toronto, Ontario Canada Director since September 6, 2016 2016 annual meeting votes in favour: N/A	William R. Fatt Age: 66 Independent

Mr. Fatt is a corporate director. He is the former Chairman and Chief Executive Officer of FRHI Hotels & Resorts. He is currently a member of the board of directors of The Jim Pattison Group Inc. and the Bank of Nova Scotia. Previously, Mr. Fatt was Chairman of the Board of Cadillac Fairview Corporation and a director of Encana Corporation, Sun Life Financial Inc. and Enbridge Inc.

Mr. Fatt holds a B.A. (Economics) from York University.

Mr. Fatt brings to the Board over 30 years of finance, investment, capital markets and international experience.

Overall attendance in 2016: 100%
	Public company directorships in the past five years				Current board committee memberships
	CPRC			2016 – present
	Bank of Nova Scotia			2015 – present	Audit and Human Resources Committees
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	435	0	To be fully met by September 2021

NOMINEES FOR ELECTION TO THE BOARD	2017 MANAGEMENT PROXY STATEMENT	25

North York, Ontario Canada Director since May 17, 2012 2016 annual meeting votes in favour: 96.4%	Rebecca MacDonald Age: 63 Independent

Ms. MacDonald is a founder and current Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity. Ms. MacDonald has been a director of Just Energy since 2001 and has held the position of Executive Chair since 2007. She served as President and Chief Executive Officer of Just Energy prior to becoming Executive Chair in 2007. In 1989, Ms. MacDonald founded Energy Marketing Inc., and in 1995 founded another company which aggregated customers within the U.K. natural gas deregulation.

Ms. MacDonald serves as a member of the Board of the Horatio Alger Association in both Canada and the United States. She founded the Rebecca MacDonald Centre for Arthritis and Autoimmune Disease at Mount Sinai Hospital in Toronto.

Ms. MacDonald holds an honorary LLD degree from the University of Victoria.

Ms. MacDonald brings to the Board extensive executive management, marketing and sales and corporate governance experience.

Overall attendance in 2016: 97%
	Public company directorships in the past five years			Current board committee memberships
	CPRC			2012 – present
	Just Energy Group Inc.			2001 – present
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	7,939	0	Yes

Wilmette, Illinois U.S.A Director since January 26, 2016 2016 annual meeting votes in favour: 99.7%	Matthew H. Paull Age: 65 Independent

Mr. Paull is a corporate director. He currently serves as a director of Chipotle Mexican Grill Inc., Air Products & Chemicals Corporation, and KapStone Paper and Packaging Corporation, and was previously the lead independent director of Best Buy Co. and chair of its finance committee and a director of WMS Industries Inc. He is also a member of the Advisory Board of Pershing Square Capital Management, L.P.

Mr. Paull was Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation from 2001 until he retired from that position in 2008. Prior to joining McDonald’s in 1993, he was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations.

He holds a Master’s degree in Accounting and a Bachelor’s degree from the University of Illinois.

Mr. Paull brings to the Board significant financial expertise with a deep understanding of financial markets, corporate finance, accounting and controls, and investor relations. As a former chief financial officer of a multinational corporation, he also has extensive experience in international operations and marketing.

Overall attendance in 2016: 95%
	Public company directorships in the past five years				Current board committee memberships
	CPRC			2016 – present
	Chipotle Mexican Grill Inc.			2016 – present
	Air Products & Chemicals Corporation			2013 – present	Audit (Chair), Corporate Governance and Nominating and Executive Committees
	KapStone Paper and Packaging Corporation			2010 – present	Audit (Chair) and Compensation Committee
	Best Buy Co.			2003 – 2013
	WMS Industries Inc.			2012 – 2013
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	1,000	1,812	0	To be fully met by January 2021

26	CANADIAN PACIFIC	NOMINEES FOR ELECTION TO THE BOARD

Vancouver, British Columbia Canada Director since December 13, 2016 2016 annual meeting votes in favour: N/A	Jane Peverett Age: 58 Independent

Ms. Peverett is a Corporate Director. She is a director of Hydro One Limited (a public utility company), Northwest Natural Gas Company (a public natural gas distribution company), Canadian Imperial Bank of Commerce (one of Canada’s largest banks), Associated Electric & Gas Insurance Services Limited (a private mutual insurance company), and Encana Corp.

Ms. Peverett was President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) from April 2005 to January 2009 and was previously Vice-President, Corporate Services and Chief Financial Officer (from June 2003 to April 2005). She was the President of Union Gas Limited (a natural gas storage, transmission and distribution company) from April 2002 to May 2003, President & Chief Executive Officer from April 2001 to April 2002, Senior Vice-President Sales & Marketing from June 2000 to April 2001 and Chief Financial Officer from March 1999 to June 2000.

Ms. Peverett holds a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a Certified Management Accountant and a Fellow of the Society of Management Accountants.

Ms. Peverett brings to the Board significant board and senior management experience, as well as extensive knowledge of and training in the areas of finance, accounting and corporate governance.

Overall attendance in 2016: 100%
	Public company directorships in the past five years				Current board committee memberships
	CPRC			2016 – present
	CIBC			2009 – present	Audit Committee (Chair)
	Hydro One Inc.			2015 – present	HR and Nominating Public Policy & Regulatory (Chair) Committees
	Northwest Natural Gas Company			2007 – present	Organization and Executive Compensation, Public Affairs and Environmental Policy
	Encana Corp.(d)			2003 – present	Audit (Chair), Nominating and Corporate Governance, Reserves Committees
	Postmedia Network Canada Corp.			2013 – 2016
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	62	0	To be fully met by December 2021

Marco Island, Florida U.S.A. Director since May 1, 2013 2016 annual meeting votes in favour: 99.7%	Andrew F. Reardon Age: 71 Independent

Mr. Reardon has been the Chairman of the Board of CP since July 20, 2015. He was an attorney at the law firm of Reardon & Chasar, LPA, which he co-founded in 2009 until he retired in December 2011. Prior to that, Mr. Reardon served as Chairman and Chief Executive Officer, and President and Chief Executive Officer from 2001 to 2008, and Vice-President, Law and Human Resources from 1992 to 2000 of TTX Company, the leading railcar leasing company in North America. Previously, he was a Presidential Appointee to the Railroad Retirement Board and was the Senior Vice-President, Law and Administration for Illinois Central Railroad. From 2007 to 2015, Mr. Reardon served as a director of Appvion Inc. where he served on the Compensation Committee and as Chair of the Governance Committee.

Mr. Reardon was a Presidential Appointee confirmed by the U.S. Senate from 1990-1992. He has also served on various railroad industry boards including TTX, Terminal Railroad Association of St. Louis, and the Peoria and Pekin Union Railway.

Mr. Reardon holds a Bachelor’s Degree from the University of Notre Dame, a Juris Doctor Degree from the University of Cincinnati and a Master’s Degree in Taxation from Washington University Law School. He served as an officer in the United States Navy from 1967 to 1971.

Mr. Reardon brings to the Board extensive experience relating to executive management, law, corporate governance and the rail industry.

Overall Attendance in 2016: 100%
	Public company directorships in the past five years			Current board committee memberships
	CPRC			2013 – present
	Appvion Inc.			2007 – 2015
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	4,031	8,042	0	Yes

NOMINEES FOR ELECTION TO THE BOARD	2017 MANAGEMENT PROXY STATEMENT	27

Naperville, Illinois U.S.A. Director since January 1, 2017 2016 annual meeting votes in favour: N/A	Gordon T. Trafton II Age: 63 Independent

In 2010, Mr. Trafton retired from his position of Special Advisor to the CN leadership team. From 2003 to 2009, he successively served as CN’s Senior Vice President Southern Region and Senior Vice President Strategic Acquisitions and Integration. Before joining CN, he held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad.

Mr. Trafton holds a Bachelor of Science, Transportation Management from the Leeds School of Business at the University of Colorado Boulder and now serves as Chairman of the Leeds School of Business Board of Alumni and Friends, and as a board member for the nonprofit City Year in Denver. Over the past six years, he has served on three additional nonprofit education boards.

Mr. Trafton brings to the Board extensive experience in the rail industry at the executive level, including with respect to rail operations, sales and marketing and risk management.

Overall Attendance in 2016: N/A
	Public company directorships in the past five years				Current board committee memberships
	CPRC			2017 – present
Securities held as at March 15, 2017(a)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	0	0	To be fully met by January 2022

Notes:

a.	Securities held include Shares beneficially owned or controlled or held directly or indirectly by each director.
b.	Deferred share units were granted to Mr. Creel pursuant to the Executive Deferred Share Unit Plan. Options granted to Mr. Creel were granted pursuant to a stand-alone option agreement and pursuant to the Management Stock Option Incentive Plan.
c.	Ms. Courville has advised that she will stand for election on the board of directors of SNC-Lavalin in May 2017 and if elected to that board of directors, that she will not stand for re-election to the board of directors of one of her other current boards at that company’s 2018 annual meeting of shareholders.
d.	Ms. Peverett has advised that she will not be standing for re-election to the board of directors of Encana at that company’s 2017 annual meeting of shareholders.
e.	Other than as disclosed herein, none of the Nominees is, or has been in the last 10 years: (a) a director, chief executive officer or chief financial officer of any company that: (i) was subject to a cease trade order or similar order or an order that denied the issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days, that was issued while the proposed director was acting in that capacity; or (ii) was subject to a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (b) a director or executive officer of any company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets.

Ms. Denham, served as a director of Penn West Petroleum between June 2012 and June 2016. Penn West Petroleum was subject to cease trade orders on its securities subsequent to the announcement in July 2014 of the review of its accounting practices and restatement of its financial statements. Those cease trade orders ceased effect as of September 23, 2014.

Ms. Peverett was a director of Postmedia Network Canada Corp. (“Postmedia”) between April 2013 and January 2016. On October 5, 2016, Postmedia completed a recapitalization transaction pursuant to a court-approved plan of arrangement under the Canada Business Corporations Act under which approximately US$268.6 million of debt was exchanged for shares that represented approximately 98% of the outstanding shares at that time; and Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

28	CANADIAN PACIFIC	NOMINEES FOR ELECTION TO THE BOARD

STATEMENT OF CORPORATE GOVERNANCE

BOARD OF DIRECTORS

• CP’s Board is dedicated to maintaining the highest standards of corporate governance and to nurturing a culture of good business ethics and corporate governance throughout the organization
• CP’s philosophy is that effective governance involves more than policies, procedures and protocols; it must be ingrained in the everyday business practices of all those who work for CP
• CP’s Board of Directors represents Company, shareholder and other stakeholder interests
• The Board is responsible for CP’s long-term strategic direction, succession plans for senior officers and risk management oversight

The Board and management believe that good corporate governance practices are essential to the effective management of CP and to the protection of its investors, employees and other stakeholders. The Board has developed Corporate Governance Principles and Guidelines (“Governance Guidelines”), available on our website at www.cpr.ca, which set out the Corporation’s governance standards and requirements. CP’s corporate governance practices fully comply with or exceed the requirements of the Canadian Securities Administrators (“CSA”) National Policy 58-201 Effective Corporate Governance, item 407 of Regulation S-K of the SEC and the corporation governance guidelines of the NYSE.

The Governance Guidelines provide that the Board is the ultimate decision-making authority within the Corporation, except with respect to those matters, including the election of directors, which are reserved to shareholders. As the Board has plenary power, its Terms of Reference, found at www.cpr.ca, are intended not to limit the power of the Board but to assist it in the exercise of its powers and the fulfillment of its duties.

Independent Directors

• All current directors are independent, with the exception of the President and CEO
• The roles of Chairman and CEO are separate
• There are no interlocking directorships at other public companies

The Board has adopted standards for director independence based on criteria of the NYSE, SEC and CSA. The Board annually conducts, through a combination of questionnaires, biographical reviews and discussions, a comprehensive assessment of all business and other relationships and interests of each director vis-à-vis the Corporation and its subsidiaries and has determined that each director, except for Mr. Keith Creel, is independent of the Corporation in accordance with the standards for independence established by the NYSE, and NI 58-101 Disclosure of Governance Practices and that each member of the Audit Committee meets the additional independence standards established for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and NI 52-110 Audit Committees. Mr. Creel is not independent by virtue of the fact that he is the President and Chief Executive Officer of the Corporation.

Other Board Memberships and Interlocks

Several of the directors of CP are also directors of other public companies. Information regarding the other public company directorships of the Director Nominees can be found under each of their biographies under the heading “Nominees for Election to the Board – Director Nominee Profiles” beginning on page 23. The Governance Committee considers it to be good governance to avoid interlocking relationships if possible. No CP Board Members sit on the same board of directors of any outside public company.

Independent Chair

The Chairman of the Board, Mr. Reardon, is an independent director. He has served as Chairman of the Board since July 20, 2015. The Chairman of the Board presides at meetings of shareholders and directors. He also serves as an advisor to the CEO and other members of senior management. His mandate provides, among other things, that he is responsible for establishing and ensuring:

•	efficient and effective procedures to govern the Board’s operations and functions

•	that processes are in place for the assessment of the effectiveness of the Board and Board Committees, and the fulfillment of their mandates

•	collaboration with the CEO and Committee chairs in setting meeting agendas

•	conduct of Board meetings in a manner that facilitates full participation

•	regular executive sessions of the Board without management present

•	directors have access to adequate resources and independent advisors

•	effective relationships are developed between the Board and management

STATEMENT OF CORPORATE GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	29

Executive Sessions

The Board holds two in-camera executive sessions at each regularly scheduled meeting, the first includes the President and CEO, and then a second that includes only independent directors. Additionally, the Audit Committee and the Compensation Committee include at least one executive session of independent directors at the beginning and/or end of each meeting. Other standing committees determine at each regularly scheduled and ad-hoc meeting whether an executive session is necessary. At each executive session, the Chairman of the Board or the independent Chair of the applicable committee presides over the executive session.

Access to Independent Advisors

The Board and its committees have the authority to retain independent financial, legal, compensation and other advisors.

Director Attendance

Each director is expected to attend each meeting of the Board and the Board committees of which he or she is a member. The attendance record of each incumbent Nominee for all Board and committee meetings held in 2016 is set out under “Nominees for Election to the Board – Director Attendance” on page 22. In addition, regularly scheduled Board and committee meetings are held sequentially and all directors are invited to attend each of the committee meetings.

COMMITTEES OF THE BOARD

• Committees of the Board assist CP’s Board in fulfilling its responsibilities and duties
• Fully independent Audit, Compensation, Finance and Governance committees

The Board fulfills its responsibility for the overall oversight of the Company, in part, through the activities of its four Committees. The responsibilities of the Committees are summarized below.

•	The Audit Committee is responsible for assisting the Board in fulfilling its oversight of: the disclosure of financial statements and information derived from financial statements; the integrity and quality of the Corporation’s financial reporting and internal controls; the performance and independence of the Corporation’s external auditor, and the performance of the Corporation’s internal audit function;

•	The Corporate Governance and Nominating Committee is responsible for oversight of the functioning of the Board and the Committees, for developing and implementing good corporate governance practices and for the review and recommendation of individuals to become Board Members;

•	The Finance Committee is responsible for assisting the Board in oversight of the Corporation’s financial position, financing plans, return of capital to shareholders; strategic plans and opportunities for the Corporation, the Corporation’s budgets and CP’s pension plans; and

•	The Management Resources and Compensation Committee oversees the development and approval of CP’s compensation philosophy, strategy and design. The Compensation Committee drives performance behaviour through compensation plans that balance risk and incentives while taking into consideration independent data and market practices.

CP’s Board has approved and annually reviews and revises where necessary the terms of reference for each of the Committees as well as written position descriptions for the independent Chairman of the Board, Committee Chairs, and CEO. These documents are available at http://www.cpr.ca.

The Board’s four Committees are comprised solely of directors who are independent and directors who are not independent do not participate in selecting members.

30	CANADIAN PACIFIC	STATEMENT OF CORPORATE GOVERNANCE

The following table sets out committee members as at March 15, 2017:

Director	Independent	Audit Committee	Governance Committee	Finance Committee	Compensation Committee
J.R. Baird	✓
I. Courville	✓
K.E. Creel
G.H. Denham	✓
W.R. Fatt	✓
R. MacDonald	✓
M.H. Paull	✓
J.L. Peverett	✓
A.F. Reardon	✓
G.T. Trafton II	✓

= Committee Chair         = Committee Member

All directors are invited to attend every committee meeting and committee meetings are scheduled sequentially in order to allow attendance.

BOARD MANDATE

Strategic Planning

The Board oversees the development, execution and fulfillment of CP’s strategic goals. This responsibility includes a strategic planning process whereby, prior to approval by the Board of CP’s multi-year strategic plan (the “Strategic Plan”): (i) the Finance Committee reviews and makes recommendations on the financial aspects of, and strategic options and opportunities associated with, the Strategic Plan; and (ii) the Board as a whole reviews management’s proposed strategy, plans and objectives within the Strategic Plan that support continuous improvement in operating performance. As part of these reviews, the Finance Committee and Board consider and discuss the key issues, assumptions, risks, opportunities and strategies that relate to the development and implementation of the Strategic Plan.

One Board meeting per year is specifically set aside for a substantial strategic planning session in which the Board reviews and discusses the Strategic Plan developed by management, following which the Board provides its approval. As part of this, the Board considers CP’s major opportunities, priorities and the risk impact of the Strategic Plan, and reviews and approves CP’s financial objectives, including significant capital allocations. Subsequently, it oversees the implementation of the Strategic Plan and monitors CP’s performance against the plan.

Succession Planning

The Board and the Compensation Committee are actively engaged in the succession planning processes. A detailed and documented process exists which includes reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executives and other key leadership roles. The Compensation Committee and Board review at least annually the Corporation’s leadership and development strategies, succession plans for key leadership roles, as well as plans and programs for the assessment and development of senior talent.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These individuals make presentations to the Board and are invited to functions where they can interact with directors more informally.

The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on the structure and reporting relationships of senior management, the appointment of persons to the rank of Vice-President and above, and the leadership development of senior management.

STATEMENT OF CORPORATE GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	31

DIVERSITY AT CP

•	CP has implemented a Diversity Philosophy

•	CP is committed to diversity throughout the Corporation and is a founding member of the Canadian Board Diversity Council and a member of the 30% Club

•	Women currently represent 40% of CP’s directors, including the Chairs of the Compensation Committee and the Governance Committee

CP is committed to Board diversity, including with respect to gender, age, cultural heritage and geographical representation and has therefore adopted a diversity philosophy that reflects CP’s ongoing commitment to maintaining and increasing diversity at the Board level. CP’s diversity philosophy can be found on the Company’s website at www.cpr.ca under “Corporate Governance”. CP is also a founding member of the Canadian Board Diversity Council, an organization that is dedicated to advancing diversity on Canadian boards and a member of the 30% Club, a leading international organization created with the aim of developing a diverse pool of talent for all businesses through the efforts of members who are committed to better gender balance at all levels of their organizations.

The Governance Committee and the Board do not adhere to any quotas or specific targets in determining Board membership as we do not believe that it is in the Corporation’s best interest to implement arbitrary targets with respect to the composition of the Board. However, CP’s diversity philosophy states that the Governance Committee will take into account the diversity considerations, such as gender, age, cultural heritage and regional representation of candidates when identifying and recommending qualified director nominees in order to ensure that the Board reflects the gender, age, cultural and geographic representation of the regions in which CP operates. The Governance Committee’s thorough investigation and nominating process, including the engagement of an external search consultant where necessary, acts to ensure implementation of CP’s Governance Principles and Guidelines respecting director nominations, including diversity.

In 2016, the Governance Committee engaged in a renewal process that resulted in the appointment of four new directors since the last annual meeting of shareholders, including two women. During this renewal process the Governance committee ensured that top female candidates were included in the search process and vetting. Due to CP’s ongoing commitment to diversity of experience and competencies as well as through the regular review and consideration of the Board’s skills matrix, CP’s Board currently consists of four women representing 40% of the Board and includes representation from numerous regions in Canada and the United States. In addition, the Chair of both the Compensation Committee and the Governance Committee, two key committees at CP, are female.

CP encourages the advancement of women and other individuals with diverse backgrounds at the Corporation through its employment equity program. CP has put in place an in-depth Diversity and Employment Equity program pursuant to the Employment Equity Act (Canada) to remove workplace barriers at all levels that impede or prevent the inclusion of qualified individuals and minority groups, including women, from consideration for positions. CP has not implemented quotas or specific targets with respect to gender diversity at the Executive Officer level other than with respect to CP’s Diversity and Employment Equity Program. CP believes that the Diversity and Employment Equity Program encourages the advancement and employment of women and that arbitrary targets are not in the best interests of CP in obtaining the highest calibre Executives. CP does not currently have any female executive officers.

32	CANADIAN PACIFIC	STATEMENT OF CORPORATE GOVERNANCE

RISK OVERSIGHT

The Board has overall responsibility for risk oversight as a whole and specifically oversees risks related to business operations, health, safety, security and environment, including relating to implementation of business plans and opportunities, rail plans and disaster planning. The Board reviews and discusses directly the key issues, assumptions, risks, opportunities and strategies related to the development and implementation of the Corporation’s operations. All Committees of the Board have a role in risk oversight, as follows:

Committee	Risk Oversight Responsibility	Specific Risk Oversight
Audit	Assists with identification of principal business risks, ensures the implementation of appropriate risk assessment and risk management policies	Monitors risks that may have a material affect on financial disclosures Reviews insurance program to mitigate risk
Compensation	Oversight of risks associated with the Corporation’s compensation, succession and human resources strategy with the goal of preventing excessive or undue risk taking	Oversees risks relating to compensation, talent management, succession, labour relations, and the Company’s health, morale and employee attitudes
Finance	Oversight of financial risks and contingent exposure that may have a material impact on the Corporation	Review and recommendation of the Corporation’s strategic plan and budget Oversight of risk relating to pension plans Oversight of financings and M&A risk
Governance	Monitors the Board oversight of enterprise risk management and oversight of corporate governance risk and Board composition risk

Oversight of enterprise risk management by the Board and its committees

Oversight of compliance with corporate governance requirements, legal and regulatory requirements and best practices

Oversight of process to determine the competencies, and personal qualities required for new directors to add value to the Corporation

Governance

The Board and its Governance Committee are responsible for developing CP’s approach to corporate governance. This includes annual reviews of the Corporate Governance Principles and Guidelines, as well as the terms of reference for the Board and each of its committees.

Internal Controls and Certification

The Board and its Audit Committee oversee the integrity of the internal control and management information systems of the Corporation and its subsidiaries, which are designed, monitored and periodically reviewed by the CEO, the CFO, Controller, and are also periodically reviewed by the Internal Audit Department. Such systems are also examined periodically by CP’s external auditor. On a quarterly basis, all senior officers are required to review the operation of the key internal controls within their respective areas of responsibility, report any changes to the Office of the Controller, and provide written confirmations as to the operation and effectiveness of such controls. Management has, in accordance with the requirements of Section 404 of the Sarbanes Oxley Act, assessed the effectiveness of its internal controls over financial reporting in accordance with the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control – Integrated Framework (2013)” and has reported to the Audit Committee. Based on this assessment, management determined that CP maintained effective control over financial reporting as of December 31, 2016.

Annually and quarterly, the CEO and CFO certify that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for both the Corporation and CPRC.

These certifications have been filed with the SEC as an exhibit to our annual report on Form 10-K and will be filed as an exhibit to our interim reports on Form 10-Q, and, prior to January 1, 2016, on our annual report on Form 40-F or furnished to the SEC on Form 6-K as a foreign private issuer, as applicable. As an issuer listed in Canada and the United States, CP fulfills Canadian requirements by filing these certifications annually and quarterly.

In addition, the CEO and CFO, following review by senior management and CP’s Disclosure Policy Committee, also certify that our annual and quarterly filings do not contain an untrue statement of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, CP’s financial condition, the results of our operations and cash flows.

STATEMENT OF CORPORATE GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	33

COMMUNICATION AND SHAREHOLDER ENGAGEMENT

The Board believes that regular and constructive communication is an important part of creating an open, candid and productive dialogue. The Board annually communicates information about the Board and individual directors, the Company’s corporate governance and executive compensation practices through the Company’s management proxy circular.

Shareholders may themselves initiate communications directly with the Board. To do so, shareholders should communicate their questions or concerns to the independent directors through the Chairman of the Board by delivering a sealed envelope, marked “confidential”, to:

Chairman of the Board

c/o Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road SE

Calgary, AB T2C 4X9

Email: shareholder@cpr.ca

Although communications may be submitted anonymously, parties are encouraged to identify themselves so that the Chair of the Board may acknowledge the communication.

In 2016 members of the Board of Directors began a formal shareholder engagement program that involved in-person meetings with institutional shareholders, shareholder advocacy groups and two proxy advisory firms. The outreach and engagement program is summarized in the diagram below.

For additional details regarding the topics discussed and outcomes resulting from these engagement activities please refer to the message from the Chair of the Management Resources and Compensation Committee on page 5 as well as the Compensation Discussion and Analysis starting on page 51.

34	CANADIAN PACIFIC	STATEMENT OF CORPORATE GOVERNANCE

ETHICAL BUSINESS CONDUCT

•	Annual certification for all directors, officers and non-union employees

•	Code of Business Ethics and Code of Ethics for CEO and Senior Financial Officers available at www.cpr.ca and in print to any shareholder upon request

Code of Business Ethics

The Corporation’s Code of Business Ethics (the “Code”) specifically addresses, among other things, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, fair dealing with third parties, compliance with laws, rules and regulations and reporting of illegal or unethical behaviour. The Code applies to all directors, officers and employees, both unionized and non-unionized, of the Corporation and its subsidiaries in Canada, the United States and elsewhere, and forms part of the terms and conditions of employment of all such individuals. All directors have signed acknowledgments that they have read, understood and agree to comply with the Code, and they annually confirm compliance. Annually, officers and non-union employees are required to acknowledge that they have read, understood and agree to comply with the Code. Contractors engaged on behalf of the Corporation or its subsidiaries must undertake, as a condition of their engagement, to adhere to principles and standards of business conduct consistent with those set forth in the Code. The Code is, and all amendments to the Code, and all waivers of the Code with respect to any director or Executive Officer will be, posted on CP’s website and provided in print to any shareholder who requests them.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

A Code of Ethics for the CEO and Senior Financial Officers applies to the Corporation’s CEO, CFO and Controller. All amendments to the code, and all waivers of the code with respect to any of the officers covered by it, will be posted on CP’s website and provided in print to any shareholder who requests them.

Monitoring of Ethics Codes

The Governance Committee, with the assistance of the Audit Committee, is responsible for periodically reviewing, and if appropriate recommending changes to, the Code and the Code of Ethics for the CEO and Senior Financial Officers of the Corporation, monitoring compliance with the codes, and reviewing, and if appropriate approving, waivers from compliance therefrom for directors or Executive Officers and promptly disclosing such waivers to the shareholders.

The Governance Committee did not approve any waivers of the codes for any directors or Executive Officers during 2016.

Related Party Transactions

If a director has a material interest in a transaction or agreement involving the Corporation they are required to disclose that interest to the CEO and the Chairman of the Board, and will not participate in any discussions or votes concerning such transactions. In addition, the Board annually reviews related party transactions in conjunction with making director independence determinations. Pursuant to the Code of Business Conduct, all employees, including officers of the Corporation are required to report related party transactions. The Corporation requires senior management employees to annually confirm any related party transactions that they are party to or that have been reported to them during the year. These are reviewed by the Corporation’s accounting and legal departments to ensure appropriate reporting. During 2016 there were no transactions between the Corporation and related persons as described in Item 404 of Regulation S-K. For the purposes of the foregoing, “related person” is defined as (i) a director, nominee director or executive officer of the Corporation; (ii) an immediate family member of a director, nominee director or executive officer, or (iii) a beneficial holder of greater than 5% of the Corporation’s shares or an immediate family member of such holder.

Promotion of Ethical Culture

The Board promotes a culture of ethical business conduct and sets the tone for a foundation of high business standards, integrity and respect.

Insider Trading and Disclosure Policies

The Board has approved a disclosure and insider trading/reporting policy. It is available on CP’s website at www.cpr.ca and reflects the commitment of the Board and management to promote timely, factual and accurate communications to the investing public. Among the matters addressed in the policy are guidelines on CP’s interaction with analysts and the public and measures to avoid selective disclosure.

The Board has also appointed a Disclosure Policy Committee, currently comprised of the Company’s Chief Financial Officer, Chief Legal Officer and Chief Risk Officer. The committee reports to the Board and is responsible for overseeing and monitoring disclosure matters and implementing additional policies and procedures, where necessary. The committee reviews all major disclosure documents. These documents are also approved by the Board and/or one or more of its committees, in each case before they are distributed. Under the direction of the CEO and CFO, the Disclosure Policy Committee also oversees the Corporation’s disclosure controls and procedures and provides quarterly reports to the Audit Committee.

STATEMENT OF CORPORATE GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	35

NOMINATION OF DIRECTORS

•	CP’s shareholders elect individual directors annually

•	The Board has a majority voting policy in the uncontested election of directors

•	A skills matrix is used to assess areas of director expertise and experience

Nomination Process

Directors are elected annually by shareholders, each to hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed. Between shareholder meetings, the Board may appoint additional directors.

The Governance Committee, with the assistance of an external search consultant if necessary, identifies and recommends to the Board qualified director nominees for appointment or election at the annual meeting of shareholders consistent with criteria approved by the Board which takes into account:

(a)	the competencies and skills the Board, as a whole, should possess;

(b)	the competencies, skills and personal and other diverse qualities the existing directors possess;

(c)	the competencies, skills and personal and other diverse qualities required for new directors in order to add value to CP in light of the opportunities and risks facing the Corporation; and

(d)	the size of the Board, with a view to facilitating effective decision-making.

The requirements derived from this process are used in determining whether, and how many, new directors should be added to the Board. The Board considers a skills matrix and regularly reviews and updates, as applicable, the industries, regions and companies where director candidates meeting the skills required by CP are most likely to be identified, and will, if necessary or deemed advisable, retain outside advisors to assist in the identification of director candidates. A table identifying some of the current skills and experience of the Nominees is set out under the heading “Nominees for Election to the Board – Director Skills Matrix” on page 37.

The Governance Committee also considers director nominees, if any, recommended by the shareholders for election as directors.

Evergreen Process

Each year the Governance Committee reviews the composition of the Board in order to ensure it has the best representation of skills and experience. This information is compiled through the use of a competency/skills matrix that outlines the areas of expertise and experience for each director. The skills matrix currently in use by the Board is provided below under the heading “Director Skills Matrix” on page 37.

In line with CP’s needs, the Governance Committee reviews and updates, as applicable, the industries, regions and companies where director candidates meeting the skills required by CP are most likely to be identified.

Term Limits and Retirement Age

The Board believes that the need to have experienced directors who are familiar with the business of CP must be balanced with the need for renewal, fresh perspectives and a healthy skepticism when assessing management and its recommendations. The average age of CP’s directors is 59 and the average director tenure at CP is currently two years with directors ranging from less than one year’s experience to five years on the Board. In November 2013, the Board approved removing the mandatory retirement age for directors. After considering the director profile at CP, the Board has determined that neither a mandatory retirement age nor term limits are appropriate for the Corporation. Instead, the Board has implemented a more comprehensive assessment process that evaluates the performance, skills and contribution of each director on an annual basis, as well as an ongoing assessment of the outside activities of each director to ensure that each director continues to meet the standards and requirements of the Board. The Board believes that this is the preferable route to Board refreshment.

Majority Voting Policy

In an uncontested election of directors, a director is required to immediately tender his or her resignation if that director receives more “withheld” votes than “for” votes. The Governance Committee would be expected to recommend that the Board accept the resignation except in extenuating circumstances and the Board will act upon the recommendation of the Governance Committee within 90 days of the certification of the shareholder vote. A director who has tendered his or her resignation pursuant to the majority voting policy shall not participate in Board or Governance Committee deliberations concerning the resignation. The majority voting policy is set forth in CP’s Governance Guidelines, which can be found on the Company’s website at www.cpr.ca under “Corporate Governance”.

36	CANADIAN PACIFIC	STATEMENT OF CORPORATE GOVERNANCE

DIRECTOR SKILLS MATRIX

The Governance Committee maintains and annually evaluates a matrix which summarizes the skills, experience, qualifications, and competencies identified as important for directors to provide effective oversight of the Corporation. The matrix below shows the areas of experience and expertise that the nominees have indicated that they bring to the Board.

Skills and Qualifications	J.R. Baird	I. Courville	K. E. Creel	G. H. Denham	W. R. Fatt	R. MacDonald	M. H. Paull	J.L. Peverett	A. F. Reardon	G. T. Trafton II

Accounting/Financial Literacy and Expertise - based on the definitions of financial literacy/expert for members of the Audit Committee under securities laws		✓		✓	✓	✓	✓	✓	✓
Environment, Health and Safety - experience in oversight of environmental, health and safety matters, corporate responsibility or sustainable development	✓	✓	✓					✓	✓	✓
Executive Compensation/Human Resources - experience in oversight of compensation design and decision-making; experience with talent management, leadership development, succession planning and executive recruitment		✓	✓	✓	✓	✓		✓	✓	✓
Transportation Industry Knowledge - experience in, or knowledge of, transportation industry including strategic context and business issues facing the transportation industry	✓	✓	✓						✓	✓
Investment Management - experience in overseeing complex financial transactions, real estate, and investment management				✓	✓	✓	✓		✓
Governance - experience in, or understanding of, governance practices in a public company; experience leading a culture of accountability and transparency	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government/Regulatory Affairs and Legal - experience in government affairs, public policy, government relations, or law and compliance in complex regulatory regimes	✓	✓	✓					✓	✓	✓
Risk Management - experience in, or understanding of, risk assessments and systems and mitigation measures to oversee the management of risk	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sales and Marketing - experience as a senior executive in a product, service or distribution company or experience in supply chain management		✓	✓	✓					✓	✓
Senior Executive Leadership - broad business experience as a senior executive or director of a public company or other major organization	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Oversight - experience driving strategic direction and leading growth	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
TOTAL	7	10	9	8	7	7	6	8	11	9

STATEMENT OF CORPORATE GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	37

ORIENTATION AND CONTINUING EDUCATION

•	Orientation material and educational presentations are delivered to new directors to provide a basis of informed decision-making

•	Ongoing education on matters of significance and developing issues are provided periodically

•	Site visits are provided to increase understanding of CP’s operations

Orientation

CP has developed a directors’ orientation program to provide prospective Board candidates with background on both the Corporation’s business and the role of the Board and its committees. Prospective Board candidates are provided with substantial information about CP’s operations and the rail industry. Annual Board and Board committee schedules and work plans are also provided to all prospective directors.

New directors are provided with the opportunity to interact with management, particularly in those areas of activity overseen by the committees to which the new director is appointed. They also receive a formal orientation session held at one of CP’s operations facilities where a detailed program is provided with respect to railroad operations fundamentals.

Continuing Education

The Board recognizes the importance of ensuring that all directors understand the business of CP and the railway industry to assist in the fulfillment of their duties. The continuing education program is comprised of director site visits, director education sessions, a directors’ handbook, as well as procedures in place to ensure that the Board is kept up to date with information related to the fulfillment of directors’ duties.

(a)	Director Site Visits – directors are provided from time to time with site tours of CP facilities, and on occasion, tours of CP customer facilities.

(b)	Director Education Sessions – directors are regularly provided with education sessions on CP and the railway industry. Management and external advisors make presentations to the Board and committees on topical issues in preparation for key business decisions, during strategic planning meetings and in response to requests from directors. In 2016, these presentations included director education provided to all directors relating to cyber security, rail industry financial metrics and operating terminology and the Audit Committee was provided with a review of depreciation studies.

The Board also receives regular reports and presentations on the regulatory and business environment from senior executives, as well as CP’s Investor Fact Book and a daily media scan which covers important news and developments about the Corporation and the railroad industry in general. In addition, CP has a policy of encouraging, supporting and paying for individual Board members’ outside director education.

(c)	Directors’ Handbook – the Corporate Secretary’s office prepares and regularly updates a “Corporate Handbook” for new and existing directors. The Handbook contains, among other items: copies of all Board and Committee terms of reference, the Corporation’s charter documents, a corporate organizational chart outlining the Corporation’s structure and subsidiaries, current lists of directors and officers, information on directors’ and officers’ liability insurance, Corporate Governance Principles and Guidelines, Code of Business Ethics, Code of Ethics for CEO and Senior Financial Officers, and position descriptions for the Board chair, chairs of the Board committees and the CEO.

(d)	Procedures are in place to provide the Board with timely and efficient access to information necessary to fulfill its duties including:

•	provision of detailed Board and Board committee meeting schedules and agendas in advance with ongoing review and updates

•	maintenance of a directors’ Intranet site to facilitate ongoing communication of Company and industry developments

•	provision of comprehensive documentation approximately one week in advance in preparation for Board and Board committee meetings

•	provision of reports from each Board committee on their work at previous committee meetings

•	periodic updates from the CEO provided to directors between scheduled meetings

Board Dinner Sessions

The Board meets for dinner the evening of committee meetings prior to regularly scheduled Board meetings. Board dinners function as an opportunity to achieve a number of important governance objectives including meeting in a less formal atmosphere with the President and Chief Executive Officer and other senior officers. This permits the Board to meet high potential employees for succession planning purposes, learn more about the Company’s business and strategic direction, and strengthen the collegial working relationship of the Board of Directors.

38	CANADIAN PACIFIC	STATEMENT OF CORPORATE GOVERNANCE

BOARD ASSESSMENT

The Board has implemented a comprehensive process to annually assess individual directors, Board committees, Committee Chairs, the Board Chair as well as the overall functioning of the Board. The process is under the supervision of the Governance Committee who retains an independent advisor to facilitate the process.

This formal assessment consists of individual director interviews conducted by the Chairman of the Board, as well as interviews with select executive officers and Governance Committee and Board discussions. In 2016, the evaluation process included:

•	The Chairman of the Board conducted an annual private meeting with each director in order to review and assess the individual performance of each director as well as the performance of the Board as a whole and each of the committees.

•	Formal discussion between the Chairman of the Board and the Chair of the Governance Committee to review the results of the meetings between directors and the Chairman and to formulate recommendations.

•	The Governance Committee met to review and discuss the recommendations from the process and recommend specific Board action regarding director, committee and Board performance.

•	Due to the Board’s ongoing monitoring of its performance, recommendations were discussed by the Governance Committee and the Board as a whole with respect to changes required in order to maintain best in class governance and to streamline Board and Committee process. These led to the restructuring of the Board committees to bring oversight of operations, health, safety, security and environmental issues to the Board level.

The Board and Committee Chairs take into consideration the overall results and suggestions derived from the annual performance review in order to improve the functioning of the Board and its committees. The Governance Committee monitors progress on suggestions made as a result of the performance assessment at each meeting.

The evaluation of the Board Chair is led by the Chair of the Governance Committee who contacts every director and conducts confidential one-on-one discussions with each director.

STATEMENT OF CORPORATE GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	39

DIRECTORS’ COMPENSATION

• Directors’ compensation is aligned with shareholder interests and compensates fairly based on market standards to attract and retain qualified directors

• Directors’ compensation is comprised entirely of an annual retainer in the form of deferred share units with a one-year post-retirement holding period. Directors who have met their share ownership requirement may elect to take 50% of their retainer in cash

PHILOSOPHY

Canadian Pacific’s directors’ compensation program shares the same objectives as the Corporation’s executive compensation program, namely to attract and retain skilled director talent and to create alignment with shareholder interests.

The compensation elements used to achieve these objectives consist of annual retainers, share ownership requirements and director deferred share units (“DDSUs”) granted under the Directors’ Deferred Share Unit Plan (the “DDSU Plan”). These elements are described in further detail below.

Mr. Paul Hilal, who resigned as a director on January 26, 2016 and Mr. William Ackman, who resigned as a director of CP on September 6, 2016 each previously elected not to receive any retainer or fees, or any initial, annual or quarterly DDSUs, in connection with his service on the Board or any committees.

Directors who are also employees of CP do not receive any compensation for Board or committee service.

DIRECTORS’ 2016 COMPENSATION

The Governance Committee reviews directors’ compensation every two to three years after considering the advice of an independent compensation consultant, taking into account such factors as the time commitment required of directors, compensation provided by comparable companies, and responsibilities of directors.

The comparator group used to establish competitive pay practices for directors’ compensation is a group of capital-intensive Canadian businesses ranging from one-third to three times the size of CP on an asset basis. The comparator group used during the last completed review in 2014 is set out below, with the Class 1 railroads being used as a secondary reference.

Agrium	Kinross Gold Corp.
Air Canada	Maple Leaf Foods
ATCO Group	Penn West Petroleum Ltd.
Blackberry	Potash Corp Sask Inc.
Bombardier	Rogers Communications
CN	SNC-Lavalin Group
Cenovus Energy	Teck Resources
Encana	Telus
Finning International Inc.	TransAlta Corporation

The Board has a flat fee structure for director compensation, consisting entirely of deferred share units with a one-year post-retirement hold period. The flat fee structure is simpler to administer and disclose, and aligns with the ongoing responsibilities of the Board. Attendance at meetings is an important component of the role of a director; however, CP’s Board believes that a flat fee structure better compensates for the directors’ continual oversight role and responsibility.

Item or Service	Annual Retainer
Board Chair Retainer	$395,000
Director Retainer	$235,000
Committee Chair Retainer	$30,000

Directors are reimbursed for travel and out-of-pocket expenses related to Board and committee meetings.

Canadian directors are paid in Canadian dollars, with DDSUs being granted based on the trading price of the Shares on the TSX. U.S. directors are paid in U.S. dollars, with DDSUs being granted based on the trading price of the Shares on the NYSE.

40	CANADIAN PACIFIC	DIRECTORS’ COMPENSATION

Directors’ Deferred Share Unit Plan

All directors will receive 100% of their annual retainer entirely in the form of DDSUs until they have met the share ownership requirements and at least 50% in DDSUs after that. A DDSU is a bookkeeping entry having the same value as one Share, paid after the director leaves the Board, thereby providing an ongoing equity stake in the Corporation throughout the director’s tenure. DDSUs earn dividends in the form of additional DDSUs at the same rate as dividends on Shares. DDSUs are subject to a one year post-retirement holding period. One year after a director leaves the Board, the director will receive a cash amount equal to the value of the DDSUs held by the director, based on the market value of the Shares at that time, minus applicable withholding taxes.

A director who has met the share ownership requirements may elect annually to receive up to 50% of his or her retainer in cash. To participate in this aspect of the DDSU Plan, the director’s election must be received prior to the beginning of each calendar year. Only non-employee directors participate in the DDSU Plan.

DIRECTOR SHARE OWNERSHIP REQUIREMENTS

To enhance the alignment of directors’ interests with those of shareholders, non-employee directors are required to hold $1,175,000 in Shares/DDSUs within five years of their initial election or appointment to the Board. The Chairman of the Board is required to hold $1,975,000 in Shares/DDSUs within five years of the Chair’s initial appointment. These amounts represent five times their respective annual retainers. The share ownership requirement may alternatively be satisfied through a direct or indirect interest in Shares.

DIRECTORS’ COMPENSATION	2017 MANAGEMENT PROXY STATEMENT	41

The following table sets out each incumbent Nominee’s equity ownership interest in the Corporation as of December 31, 2016 and 2015, the total value of Shares and DDSUs held, and the amount needed to meet the minimum share ownership requirement.

Director	Year	Number of Shares	Number of DDSUs	Total Number of Shares and DDSUs	Total Value of Shares and DDSUs ($)	Multiple of Minimum Shareholding Requirement(a)	Minimum Shareholding Requirement ($)	Value At Risk as a Multiple of Annual Retainers & Stock Based Comp	Has Achieved Minimum Shareholding Requirement(a)
J.R. Baird(b)	2016	0	2,117	2,117	405,584	0.35	1,175,000	1.70	No - To be met by May 2020
	2015	0	795	795	140,472
	Change	0	1,322	1,322	265,112
I. Courville(b)	2016	900	5,659	6,559	1,256,535	1.07	1,175,000	4.68	Yes
	2015	900	4,138	5,038	890,347
	Change	0	1,521	1,521	366,188
K.E. Creel(c)	2016	1,861	30,860	32,721	6,272,433	1.22	5,137,192	N/A	Yes
	2015	1,326	30,572	31,898	5,204,700
	Change	535	288	823	1,607,733
G.H. Denham(b)	2016	0	386	386	74,756	0.06	1,175,000	0.99	No - To be met by September 2021
W.R. Fatt(b)	2016	0	435	435	84,299	0.07	1,175,000	0.99	No - To be met by September 2021
R. MacDonald(b)	2016	0	7,920	7,920	1,517,229	1.29	1,175,000	5.65	Yes
	2015	3,900	6,378	10,278	1,816,399
	Change	(3,900)	1,542	(2,358)	(299,170)
M.H. Paull(c)	2016	1,000	1,809	2,809	538,533	0.46	1,175,000	1.63	No - To be met by January 2021
J.L. Peverett(b)	2016	0	63	63	12,133	0.01	1,175,000	1.00	No - To be met by December 2021
A.F. Reardon(c)	2016	4,031	8,024	12,055	2,309,256	1.17	1,975,000	4.38	Yes
	2015	4,031	5,071	9,102	1,485,117
	Change	0	2,953	2,953	824,139
G.T. Trafton II	2016	0	0	0	0		1,175,000		No - To be met by January 2022

Notes:

(a)	Ownership in 2016 was determined using the greater of acquisition value and the closing price of a CP share on December 30, 2016 which was $191.56 per share on the TSX and US$142.77 on the NYSE.
(b)	Total dollar values determined by reference to the DDSUs owned by the directors and the closing price of Shares on the TSX on December 31, 2016 ($191.56) and December 31, 2015 ($176.73).
(c)	Total dollar values determined by reference to the DDSUs owned by the directors and the closing price of Shares on the NYSE on December 31, 2016 ($142.77) and December 31, 2015 ($127.60), converted to Canadian dollars using the year-end exchange rate of $1.3427 for 2016 and at the exchange rate of $1.2787 for 2015.

Directors’ Compensation Consultant

In discharging its mandate, the Governance Committee engaged Meridian Compensation Partners to provide expertise and advice on matters relating to director compensation. This included providing market compensation information and advice on appropriate comparator organizations, current market practice and best practices with regard to director compensation. The decisions made by the Governance Committee are its responsibility and may reflect factors and considerations other than the information and recommendations provided by Meridian Compensation Partners.

42	CANADIAN PACIFIC	DIRECTORS’ COMPENSATION

Directors Compensation

The following table provides the total compensation received by non-employee directors who served at any time during 2016.

Name	Fees earned or paid in cash ($)	Stock awards ($)(a)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings(a)	All other compensation ($)	Total ($)
W.A. Ackman(b)(c) (former director)	—	—	—	—	—	—	—
J.R. Baird	—	238,189	—	—	—	—	238,189
I. Courville	—	268,596	—	—	—	—	268,596
G.H. Denham	—	74,646	—	—	—	—	74,646
W.R. Fatt	—	84,175	—	—	—	—	84,175
P.C. Hilal(b)(c) (former director)	—	—	—	—	—	—	—
R. MacDonald	—	268,596	—	—	—	—	268,596
A.R. Melman(c) (former director)	—	148,782	—	—	—	—	148,782
M.H. Paull	—	329,380	—	—	—	—	329,380
J.L. Peverett	—	12,016	—	—	—	—	12,016
A.F. Reardon	—	526,691	—	—	—	—	526,691

Notes:

(a)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee directors during 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value is measured based on the closing fair market value of CP’s common stock on the date of grant.
(b)	Messrs. Ackman and Hilal had elected not to receive any retainer or fees, nor any initial, annual or quarterly DDSUs, while they served on the Board or on any Board committees.
(c)	Mr. Hilal resigned from the Board on January 26, 2016, Mr. Melman resigned from the Board on July 19, 2016 and Mr. Ackman resigned from the Board on September 6, 2016.

The total compensation received, in aggregate, by all non-employee directors in 2016 was approximately $1,951,071. This amount includes the approximate dollar value of DDSUs credited to the directors’ respective DDSU accounts in 2016.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at the date of this Proxy Statement, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by CP or its subsidiaries to, any of the Corporation’s Directors or Executive Officers or any of their associates.

DIRECTORS’ AND OFFICERS’ INSURANCE

CP carries a Directors and Officers liability insurance program with “Executive Liability & Indemnification Coverage” liability limits of US$300,000,000 (includes excess side A liability of US$100,000,000) with a deductible of US$5,000,000 (per loss). The program insures duly elected or appointed Directors and Officers (employees are covered in certain circumstances) of Canadian Pacific and its subsidiaries as defined under the terms of the policy. In effect, the policy covers losses for each of the insureds due to a wrongful act committed and attempted, or allegedly committed and attempted during the policy period.

COMMITTEE REPORTS

The Board has approved the terms of reference for each of the Committees of the Board and has delegated responsibilities as set out in those mandates. The terms of reference for the Board and its Committees can be found at www.cpr.ca.

Every year the Board and each Committee reviews its terms of reference and evaluates whether it fulfills that mandate. Each Committee is satisfied that it has fulfilled all responsibilities under its terms of reference.

DIRECTORS’ COMPENSATION	2017 MANAGEMENT PROXY STATEMENT	43

REPORT OF THE AUDIT COMMITTEE

All members of the Audit Committee are “financially literate” as required by the New York Stock Exchange (“NYSE”) and the Canadian Securities Administrators (“CSA”). Mr. Paull, Mr. Fatt, Ms. Peverett and Mr. Reardon have been determined to meet the Audit Committee financial expert criteria prescribed by the SEC.

The Audit Committee is satisfied it has fulfilled all responsibilities under its Terms of Reference.

MANDATE	Responsible for fulfilling public company audit committee legal obligations and assisting the Board of Directors in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from financial statements, including the review of the annual and interim financial statements of the Corporation, the integrity and quality of the Corporation’s financial reporting and internal controls, the Corporation’s legal and regulatory requirements, and the qualifications, independence, engagement, compensation and performance of the Corporation’s external auditor, and the performance of the Corporation’s internal audit function.

HIGHLIGHTS
MEMBERSHIP M.H. Paull (Chair effective January 26, 2016) G.H. Denham W.R. Fatt J.L. Peverett A.F. Reardon	The Audit Committee, in accordance with its mandate, accomplished the following:
External Auditor

•   Obtained and reviewed the external auditor’s annual audit report of the year-end financial statements and reports describing all work performed, the outcome of the audit and a formal opinion on the financial statements of the Company

• Discussed with the external auditor the matters that are required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards governing communications with audit committees

•   Met with management, the internal auditor and the external auditor to review annual and interim financial statements, the related Management’s Discussion and Analysis (“MD&A”), and earnings releases prior to publication

• Obtained assurance from the external auditor that the audit was conducted in a manner consistent with accepted audit standards
• Reviewed external auditor’s compensation and recommended for Board approval
• Reviewed external auditor’s internal quality control reports

•   Has been provided by the external auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and discussed with the external auditor the firm’s independence

• Reviewed and approved the external auditor’s annual audit plans
• Completed annual performance review of external auditor and recommended their nomination as the Corporation’s external auditor for the following year

Financial Disclosure Review and Internal Controls
• Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016 with the Corporation’s management and the external auditor
• Based upon the review, recommended to the Board that the financial statements for the fiscal year ended December 31, 2016 be included in the Corporation’s Form 10-K Annual Report
• Reviewed with management, the internal auditors and the external auditor, the Corporation’s financial reporting processes and its internal controls
• Established procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters
• Reviewed with the internal auditor the adequacy of internal controls and procedures

Internal Audit
• Reviewed and approved internal auditor’s annual audit plan
• Reviewed reports and recommendations relating to internal audit issues, and monitored management’s response to any issues identified

Risk Oversight
• Monitored material financial disclosure
• Reviewed the Corporation’s program of insurance to mitigate risks
• Reviewed with the Chief Legal Officer all legal and regulatory matters and claims that could have a material effect upon the financial position of the Corporation.

44	CANADIAN PACIFIC	BOARD AND COMMITTEES

ADDITIONAL AUDIT COMMITTEE DISCLOSURE

The following individuals comprise the current membership of the audit committees of both the Corporation and CPRC (collectively, the “Audit Committee”), which have been established in accordance with the Exchange Act of 1934 (the “Exchange Act”) and New York Stock Exchange Standards (“NYSE Standards”) and CSA National Instrument 52-110 Audit Committees (“NI 52-110”).

•	Matthew H. Paull (Chair)

•	Gillian H. Denham

•	William R. Fatt

•	Jane Peverett

•	Andrew F. Reardon

Full biographies of the members of the Audit Committee describing the education and experience relevant to the performance of their duties is provided under “Nominees for Election to the Board – Director Nominee Profiles”.

A member of the Audit Committee may not serve on the audit committees of more than three public companies, unless the Board determines that this simultaneous service would not impair the ability of that individual to effectively serve on the Audit Committee. No member of the Audit Committee serves on more than three public company audit committees.

The Audit Committee has adopted a written policy governing the pre-approval of audit and non-audit services to be provided to CP by its independent auditor. The policy is reviewed by the Audit Committee as necessary to reflect the Company’s needs and the audit and non-audit services to be provided to CP by its external auditor, as well as the budgeted amounts for such services, are pre-approved at least annually, including by the Board in respect of fees for audit services. CP’s Controller must submit to the Audit Committee at least quarterly a report of all services performed or to be performed by the external auditor pursuant to the policy. Any additional non-audit services to be provided by the external auditor either not included among the pre-approved services or exceeding the budgeted amount for such pre-approved services by more than 10% must be individually pre-approved by the Audit Committee or its Chairman, who must report all such additional pre-approvals to the Audit Committee at its next meeting following the granting thereof. The external auditor’s annual audit services engagement terms are subject to the specific pre-approval of the Audit Committee, with the associated fees being subject to approval by the Board. In addition, prior to the granting of any pre-approval, the Audit Committee or its Chairman, as the case may be, must be satisfied that the performance of the services in question will not compromise the independence of the external auditor. Compliance with this policy is monitored by CP’s Chief Internal Auditor. In accordance with this policy, the Audit Committee pre-approved all services performed by the Corporation’s external auditor.

A copy of the Audit Committee Charter is provided as Schedule A to this Proxy Statement.

BOARD AND COMMITTEES	2017 MANAGEMENT PROXY STATEMENT	45

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Governance Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference. All members of the Governance Committee are independent pursuant to NYSE corporate governance rules and CSA corporate governance guidelines.

MANDATE	Responsible for monitoring and assessing the functioning of the Board and Committees, and for developing and implementing good corporate governance practices. Identifies individuals qualified to become Board Members and recommends to the Board the director nominees for the annual meetings of shareholders.

HIGHLIGHTS
MEMBERSHIP R. MacDonald (Chair) J.R. Baird I. Courville A.F. Reardon G.T. Trafton II	The Governance Committee, in accordance with its mandate, accomplished the following:
Board Composition, Director Qualifications and Director Nominations
• Engaged in Board renewal program pursuant to which, four new directors were thoroughly reviewed and appointed
• Reviewed and recommended the acceptance of the resignations of three past directors
• Reviewed the competencies, skills and other diverse qualities that the existing directors possess
• Reviewed the current Director Skills Matrix to ensure that the skills and experience possessed by the current Board properly addresses the Board’s requirements

Effectiveness of Board, Committees and Directors
• Reviewed and evaluated the performance and effectiveness of the Board, its Committees, individual directors and the Chairman of the Board
• Reviewed, and where applicable revised, the terms of reference of the Board and each Committee
• Reviewed position descriptions for Board Chair, CEO and Committee Chairs

Corporate Governance
• Reviewed and confirmed the corporate governance principles and guidelines, Code of Business Ethics and Code of Ethics for Senior Financial Officers of the Corporation
• Reviewed corporate governance disclosures and monitored legal and regulatory requirements, as well as best practices

•    Assessed the effectiveness of directors and of the Board based on the Corporation’s governance standards and made recommendations to the Board relating to maintaining Board effectiveness and performance based on the assessment

Directors’ Orientation and Education
• Reviewed orientation and continuing education programs for directors

Risk Oversight
• Monitored the Board’s oversight of enterprise risk management
• Reviewed and reported to the Board on a process to determine, in light of the risks and opportunities facing the Corporation, what skills and personal qualities are required for new directors

46	CANADIAN PACIFIC	BOARD AND COMMITTEES

REPORT OF THE FINANCE COMMITTEE

The Finance Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference. All members of the Finance Committee are independent directors.

MANDATE	Responsible for assisting the Board in fulfilling its responsibility to oversee the Corporation’s financial position, financing plans, programs and dividend policy; strategic options and opportunities for the Corporation, including acquisitions and divestitures. Oversight of the pension plans sponsored by the Corporation and its subsidiaries.

HIGHLIGHTS
MEMBERSHIP W.R. Fatt (Chair effective September 6, 2016) G.H. Denham M.H. Paull J.L. Peverett A.F. Reardon	The Finance Committee, in accordance with its mandate, accomplished the following:
Finance Matters

•   Oversaw the Corporation’s capital structure, cash flows and key financial ratios and recommended the Corporation’s share repurchase program and normal course issuer bid and increased the Corporation’s quarterly dividend from $0.35 to $0.50 per common share

• Reviewed the Corporation’s credit facilities, and compliance with financial covenants; oversaw the extension and amendment to the Corporation’s senior credit facilities
• Reviewed major financings, offering documents and financing plans and strategies, overseeing the renewal and amendment of the Corporation’s Canadian and U.S. shelf prospectuses
• Reviewed the Corporation’s credit ratings and monitored the Corporation’s activities relating to credit rating agencies
• Reviewed strategic options and opportunities for the Corporation
• Reviewed and recommended approval of the operating and capital budgets for the Corporation

Pension Matters
• Exercised oversight responsibilities of pension matters
• Appointed pension fund external auditor and custodian
• Received the annual audited pension fund financial statements and reviewed the external auditor’s reports
• Oversaw a review of the defined benefit pension plan by the Office of the Superintendent of Financial Institutions (OSFI)
• Revised the Statement of Investment Policy
• Reviewed investment manager performance, revised asset mix and selected new investment managers
• Approved pension plan hedging strategy

Risk Oversight
• Reviewed financial risks, including credit risk, commodity risk, M&A risk and interest rate risk
• Reviewed risk assessment and risk management policies relative to financial risk that may impact the Corporation
• Oversaw financial risks and contingent exposure

BOARD AND COMMITTEES	2017 MANAGEMENT PROXY STATEMENT	47

REPORT OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

The Compensation Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference. All members of the Compensation Committee are independent pursuant to NYSE corporate governance rules and CSA corporate governance guidelines.

For a detailed review of compensation governance, refer to “Compensation Governance and Oversight” below. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described above, on February 14, 2017, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement. See “Compensation Discussion and Analysis” below on page 51.

MANDATE	Responsible for fulfilling public company compensation legal obligations and assisting the Board with its responsibility relating to the appointment, compensation and reporting relationships of the Corporation’s executives. Reviews the Corporation’s compensation philosophy and programs, the adoption and amendment of incentive compensation plans, and retirement plans. Establishes the performance objectives and performance evaluations for senior officers. Reviews organizational health, and succession planning.

HIGHLIGHTS
MEMBERSHIP I.Courville (Chair effective January 26, 2016) J.R. Baird R. MacDonald A.F. Reardon G.T. Trafton II	The Compensation Committee, in accordance with its mandate, accomplished the following:
Succession Planning

•   Undertook succession planning for senior management positions in the Corporation, and reviewed processes to identify, develop and retain executive talent, including the retirement of Mr. E. Hunter Harrison and the appointment of Mr. Keith Creel as President and Chief Executive Officer

•   Due to effective long-term succession planning, internal appointments for the following executive positions were made in 2016: Chief Financial Officer, Nadeem Velani; Executive Vice President, Operations, Robert Johnson; Vice President Human Resources, John Derry; Vice President, Operations West, Mark Redd; and Vice President Operations East, Steve Nettleton

Compensation Philosophy
• Reviewed the compensation philosophy and programs of the Corporation generally and reviewed reports from independent advisors
• Considered total compensation for named executive officers and those officers reporting to the CEO
• Recommended short-term and long-term incentive plan metrics for 2016 and 2017, respectively
• Approved awards under the short-term incentive plans for 2015 and under the long-term incentive plans for 2016
• Reviewed executive share ownership guidelines and monitored compliance

Chief Executive Officer Performance and Compensation
• Established the performance objectives and the process for evaluating the performance of the CEO
• Conducted performance evaluations of the CEO in accordance with the performance evaluation process
• Reviewed and made recommendations to the independent directors of the Board on the level of compensation to be paid to the CEO
• Reviewed and made recommendations to the independent directors of the Board on revisions to the CEO’s Employment Agreement

Risk Oversight
• Reviewed Corporation’s compensation plans with the view towards not encouraging excessive or undue risk taking
• Oversight of risk associated with the compensation philosophy and programs

48	CANADIAN PACIFIC	BOARD AND COMMITTEES

EXECUTIVE COMPENSATION SUMMARY

Executive Compensation

CP’s executive compensation programs are structured to have a clear focus on pay for performance and to align management’s interests with CP’s business strategy and shareholder interests. Attracting and retaining high calibre executives is crucial to our long-term success, therefore, our programs are designed to be market competitive with a majority of pay at risk. We believe strong performance should yield significant rewards.

At our 2016 Annual General Meeting, our shareholders voted 50.1% against our non-binding advisory vote on executive compensation (“say-on-pay”). In light of these results, the Chairman of the Board and the Chair of the Management Resources and Compensation Committee, accompanied by select members of CP management, embarked on a shareholder engagement program that involved in-person meetings with shareholder advocacy groups, two proxy advisory firms and 16 of CP’s largest institutional shareholders who collectively represent approximately 30% of the Company’s public float.

The agenda for the meetings requested feedback from shareholders and generally included the following additional content:

•	an overview of the Company’s compensation principles;

•	discussion of CP’s strategic direction outlining the Company’s transition from corporate turnaround to a growth story;

•	an overview of the new executive employment contracts and how they would align with the Company’s new strategic direction; and

•	recent changes to the Board of Directors and executive team.

In some cases management representatives were excused from discussions with institutional shareholders.

As noted in the message from Ms. Isabelle Courville on page 5, the common themes emerging from these discussions included the alignment between pay and long-term performance as our corporate strategy transitions, improved transparency and disclosure on changes to performance metrics, the inclusion of safety and operating metrics as performance measures, as well as concerns related to transition awards for departing executives and the calculation of the CEO’s annual bonus relative to corporate performance.

Selected shareholders also provided feedback on Board diversity, sustainability reporting and succession planning which were conveyed back to the Board of Directors.

Taking into consideration the feedback received, the following changes were made to the 2017 compensation plans:

Practice	Change	Rationale

Long-Term Incentive Plan	Increased the proportion of performance based awards in the long-term incentive plan from 50% to 60% for 2017	Better aligns at-risk pay to long-term corporate performance

Option Grants	Reduced the option term for future grants from 10 years to 7 years	Reduces the dilution horizon

Performance Share Units	Operating ratio was removed as a long-term measure; the weightings for ROIC and TSR were increased	Operating ratio was intended to be a singular metric for the Company to focus on during its turnaround; as the Company matures and enters a new strategic phase, it is appropriate to focus management on longer-term return metrics

Short-Term Incentive Plan

Changed the short-term incentive plan measures and weightings: operating ratio reduced from 50% to 40%, operating income increased from 25% to 40%, free cash flow removed and replaced with safety and operating measures

Individual component of the CEO’s bonus is capped at the corporate performance factor

With the turnaround largely complete and the Company transitioning towards a growth-based strategy, less emphasis on cost reduction and more emphasis on increased operating income was deemed appropriate. Safety and operating performance had previously been taken into consideration when determining the individual performance rating of the CEO and other executives; providing explicit targets provides more rigour and transparency to the determination

EXECUTIVE COMPENSATION SUMMARY	2017 MANAGEMENT PROXY STATEMENT	49

Practice	Change	Rationale

Executive Perquisites	The incoming CEO will no longer receive tax equalization. Aircraft usage restricted to corporate travel and family visitation within North America	Better aligns corporate needs with common market practices. Mr. Creel is required to regularly travel by air for executive and operational meetings; for safety, security, immediate availability and efficiency purposes, the Company prefers he travels using the corporate aircraft. As an executive of a Calgary-based company, enabling him to visit his family situated in the Eastern and Southern United States is an important retention tool

Named Executive Officers

The following six individuals are referred to in this Compensation Discussion & Analysis as the “Named Executive Officers” (“NEOs”) for 2016:

•	E. Hunter Harrison, Chief Executive Officer (“CEO”)

•	Keith E. Creel, President and Chief Operating Officer (“COO”)

•	Nadeem S. Velani, Vice-President and Chief Financial Officer (“CFO”)

•	Robert A. Johnson, Executive Vice-President Operations

•	Laird J. Pitz, Vice-President and Chief Risk Officer

•	Mark J. Erceg, Former Executive Vice-President and Chief Financial Officer (“Former CFO”)

50	CANADIAN PACIFIC	EXECUTIVE COMPENSATION SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

OUR APPROACH TO EXECUTIVE COMPENSATION

CP’s executive compensation program is closely linked to the crucial metrics that drive the achievement of our strategic plan and create shareholder value. We have created a railroad-focused culture with compensation plans designed to align management compensation with shareholder interests. The Compensation Committee believes that the Company’s compensation philosophy enables CP to reward behaviour that drives short- and long-term business performance and effectively manages risk. For more information on the Compensation Committee, please refer to the Report of the Management Resources and Compensation Committee on page 48 and the Compensation Governance section on page 68.

Our executive compensation program is weighted towards pay-for-performance components that are integrated into a comprehensive executive compensation program. A significant proportion of pay is at risk, meaning, if the Company performs well, executives earn more and when performance is not as strong, pay is less. Compensation is aligned with shareholders’ interests through having a significant portion tied to equity value.

The chart below illustrates the pay mix for our NEOs, with the exception of our former CFO, based on their target total compensation.

2016 Percent of Total Target Direct Compensation

Benchmarking Compensation

In determining compensation for the NEOs and other executive officers, the Compensation Committee considers a peer comparator group of the following Class 1 railroads: BNSF Railway, CN, CSX Corporation, Kansas City Southern Railroad, Norfolk Southern Corporation and Union Pacific Corporation. The Company benchmarks each component of compensation for the NEOs against those for employees in similar positions at these railroads.

This comparator group reflects CP’s need to attract and retain experienced railroad executives with highly specialized skills by ensuring that we offer compensation programs that are competitive with those offered by competing North American railroads.

COMPENSATION DISCUSSION AND ANALYSIS	2017 MANAGEMENT PROXY STATEMENT	51

Throughout the annual executive compensation review process, depicted below, the Compensation Committee receives advice from its independent compensation consultant, Meridian Compensation Partners LLC.

For the incentive plans, the Compensation Committee aligns performance goals directly with CP’s strategic plan, which is reviewed and approved by the Board. In setting STIP targets for the upcoming year, CP generally excludes items that are outside the normal business of the Company and can impact the comparability of CP’s year-over-year financial performance. The Compensation Committee also considers safety as part of its overall assessment of performance; safety is treated as an integral part of each employee’s responsibility in addition to forming part of the operations teams’ individual objectives. Effective with the 2017 plan year, CP has added a specific safety metric to the corporate component of the STIP.

In determining the performance level achieved under the STIP, the Compensation Committee may decrease payouts even if CP achieves its financial and operational objectives, where safety and minimization of environmental impact have not been achieved. In addition, the Compensation Committee may, at its discretion, make adjustments to the Company’s reported results (for purposes of calculating payouts under the STIP) to reflect unusual items.

52	CANADIAN PACIFIC	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program

CP’s total compensation consists of three main elements: base salary, annual incentives and long-term incentives (PSUs and Options). CP also provides the NEOs with a standard pension benefit plan as well as a modest perquisites plan. The following table summarizes the various elements of CP’s executive compensation program:

Compensation Element	Description and Purpose	Risk-Mitigating Elements	Link to Business and Talent Strategies
Base Salary Cash

Fixed pay with individual salary recommendations based on competitive assessment and economic outlook, leadership, retention, and succession considerations.

Reviewed annually and adjusted when appropriate.

• Provides an adequate fixed component of pay to ensure access to talented employees and is set taking into account external advisor and peer group analysis.

•   Competitive base salaries help attract and retain highly qualified leaders: benchmarking against the comparator group ensures that base pay is competitive.

•   Increases are not automatic or guaranteed, to promote a performance culture.

page 56
Short-Term Incentive Plan Cash

Target awards are based on the executive’s level in the organization and are benchmarked to the 50th percentile of the comparator group; actual payouts are based on achievement of pre-determined corporate and individual objectives.

One-year performance period.

• Multiple performance metrics used with plan targets reviewed and approved annually based on detailed review of strategic plan. Payouts are capped with no guaranteed minimum payout.

•   Attract and retain highly qualified leaders through an opportunity to earn a market-competitive level of cash incentives, based on annual performance. Motivate high corporate and individual performance.

•   Alignment of personal objectives with area of responsibility and role in realizing operating results. Corporate measures remained the same in 2016 as the achievement of certain goals for operating ratio, operating income and free cash flow directly align with achievement of CP’s financial strategy.

page 54
DSUs

Provided that the executive is below his ownership requirement, short-term incentive is provided in DSUs, at the executive’s election, to facilitate achievement of share ownership requirements. A 25% Company match of DSUs is awarded.

DSUs are required to be held until at least six months after retirement or termination of employment.

•   Aligns management interests with shareholder value growth and contributes to retention of key talent.

•   Executive cannot defer DSUs beyond an ownership level provided in CP’s stock ownership guidelines.

•   Matching DSUs have a three-year vesting period.

•   Sustained alignment of executive and shareholder interests since the value of DSUs is directly related to share price and DSUs cannot be liquidated until a minimum of six months after termination of employment.

•   Matching DSUs encourage share ownership.

page 82
Long-Term Incentive Plan PSUs

Designed to target total long-term incentives at the median of the comparator group.

PSUs are granted to executive officers equal to half of their total LTIP award. For 2017, this has been increased to 60%. PSUs vest only upon achievement of pre-defined market and financial goals.

Three-year performance period.

• PSUs offer mid- and long-term incentive compensation through overlapping multi-year performance periods. • Performance multiplier is capped with no minimum guaranteed payout.

•   PSUs align executive and shareholder interests over the mid-term by focusing the leadership team on achieving challenging performance goals, with the value received driven by both Share price improvement and Company performance. Attract and retain highly qualified leaders by providing a competitive incentive opportunity.

•   Operating Ratio (“OR”), Return On Invested Capital (“ROIC”) and total shareholder return against the S&P/TSX 60 and the Class 1 railroads were applicable measures in 2016.

page 55
Stock Options

Options are granted to executive officers equal to half of their total LTIP award. For 2017, this has been reduced to 40%.The value awarded is based on the executive’s level in the organization.

Vesting over four years with ten-year Option term. For grants made in 2017 and future years the grants will have a seven-year term.

		• Options offer long-term incentive compensation through a long-term interest in Share price appreciation.	• We continue to deliver a portion of long-term incentives as Options to ensure direct alignment with, and focus on, stock price appreciation.	page 79
Pension Defined Contribution Pension Plans	Pension benefit is based on pay and service and is designed to be market competitive. The Supplemental Plan is limited to senior managers and executives.	• Provide an appropriate risk management balance to an otherwise highly performance-focused pay package.	• Attract and retain highly qualified leaders.	page 82
Executive Perquisites Flexible Spending Account	Designed to be market competitive.		• Attract and retain highly qualified leaders.	page 73

COMPENSATION DISCUSSION AND ANALYSIS	2017 MANAGEMENT PROXY STATEMENT	53

Target Compensation Mix

CP’s compensation philosophy is designed so that the portion of total compensation at risk increases by level in the organization. Incentive compensation is more focused on corporate results for executives (75% of target) than for lower-level employees (50% of target), for whom there is a higher emphasis on individual and departmental goals. This design reflects CP’s view that short-term incentives should be tied to both overall corporate performance as well as those areas of its business that each employee influences directly.

The Compensation Committee strives to strike a balance between short-, medium- and long-term compensation. The mix of fixed and variable compensation is designed to align NEOs’ financial incentives with shareholder interests. The following chart shows our different compensation components for 2016 and the timeline for receipt.

Short-Term Incentive Plan (“STIP”)

This plan provides an opportunity for employees to earn an annual cash award based on the achievement of corporate targets and specific individual performance objectives. Employees are required to set individual performance objectives annually, and the individual component of the STIP is based on achievement of these and other pre-determined goals set prior to the performance year, which reflect the strategic and operational priorities critical to each executive’s function. Each goal has a minimum, target, and maximum standard achievement. An employee’s payout on the individual component of the STIP may be zero or range from 50% to 200%. Any award payable under the individual component is subject to a minimum level of corporate performance, which is set annually by the Board. No award under the STIP is paid unless this minimum corporate hurdle is achieved. The Compensation Committee also considers safety as part of its overall assessment of performance; safety is treated as an integral part of each employee’s responsibility in addition to forming part of the operations teams’ individual objectives. Minimum, target, and maximum payouts, expressed as a percentage of base salary are established for the NEOs as follows:

Level	Minimum Payout as Percentage of Base Salary (%)	Target Payout as Percentage of Base Salary (%)	Maximum Payout as Percentage of Base Salary (%)
CEO	75	150	300
Other NEOs	30 – 50	60 – 100	120 – 200

54	CANADIAN PACIFIC	COMPENSATION DISCUSSION AND ANALYSIS

Payouts under the STIP are a sum of the corporate and individual components calculated as follows:

	X	Target Attributable to CP Performance (% of salary)	X	CP Performance Factor (0% – 200%)	=
Salary						Total STIP Award
	X	Target Attributable to Individual Performance (% of salary)	X	Individual Performance Factor (0% – 200%)	=

The Board has discretion to adjust targets and payouts under the STIP. Adjustments, whether positive or negative, are reviewed on an individual basis, using guidelines adopted by the Compensation Committee. The Compensation Committee may also approve a downward adjustment on the corporate component of the STIP for any executive officer.

To determine NEO payouts under the STIP, the Compensation Committee, in addition to assessing corporate performance, directly assesses the individual performance of the CEO and considers the CEO’s assessment of the individual performance of the NEOs. The CEO evaluates individual NEO performance against quantitative and qualitative financial, operational and strategic assessments of pre-defined performance objectives including management, safety, financial and other objectives. The actual annual incentive payouts for each NEO in 2016 are provided in the Summary Compensation Table on page 72.

Long-Term Incentive Plan (“LTIP”)

In 2016, with the exception of the CEO, long-term incentive grants to NEOs consisted of 50% PSUs and 50% Options. To determine the appropriate value of long-term incentive grants provided to NEOs, the Board and the Compensation Committee consider our comparator groups’ practices and external market data together with internal factors including executive retention, dilution impact, long-term value-creation and executive stock ownership.

The granting of PSUs and Options to NEOs is annually reviewed and approved at a meeting of the Board on the recommendation of the Compensation Committee. The annual broad-based long-term incentive awards are granted at approximately the same time each year following the release of year-end financial information. Any off-cycle grants are made the first Tuesday of the month following approval unless the Company is in a blackout period in which case the grant would be made after the blackout has been lifted. No equity grants are awarded when the Company possesses material non-public information.

The Compensation Committee does not take into account previous executive grants when setting individual awards, as long-term plans are contingent on future performance. At the CEO’s recommendation, the Board may eliminate or adjust an executive’s actual grant (but may not increase a grant more than 25% above an executive’s target). In determining adjustments, the Compensation Committee considers, among other factors, the competitive positioning of each individual’s compensation.

The objective of PSU grants is to focus executives on medium-term goals within a three-year performance period. Performance measures, thresholds and targets are set by the Board at the beginning of each performance period. Performance measures are assessed independently. If threshold measures are not met for a given performance period, no award is payable in respect of PSUs for that period. If performance is exceptional, a PSU payout of up to a maximum of 200% may be approved by the Board.

PSUs vest after three years dependent on the level of performance achieved, and upon vesting the executive is paid out in cash or, at the CEO’s recommendation, in Shares using an after-tax value, based on the number of units that are earned and the average closing Share price for the 30 trading days prior to the end of the performance period on the TSX or NYSE, as applicable. If performance targets are not achieved at the end of the three-year period, PSUs are forfeited for no consideration. The Board may exercise discretion to adjust payouts. PSUs are credited with dividend equivalents which are reinvested into additional PSUs, and which vest at the same time and are based on the achievement of the same performance conditions as the PSUs.

Options are granted to provide a long-term incentive to NEOs to create enduring long-term shareholder value. If our Share price increases between the grant date and the vesting date, Options are “in-the money” and provide value to the Option holder once the Options are exercised.

COMPENSATION DISCUSSION AND ANALYSIS	2017 MANAGEMENT PROXY STATEMENT	55

2016 COMPENSATION AND PERFORMANCE

Base Salary

The Compensation Committee reviews the base salaries of NEOs on an annual basis. The Compensation Committee considers each individual’s leadership abilities, performance, responsibilities and experience as well as median comparator group practices, succession and retention considerations and economic outlook.

The following changes to base pay for the NEOs occurred during 2016:

•	No change was made to Mr. Harrison’s salary

•	Mr. Creel received an increase of 2.7% on January 1, 2016 as a result of changes to his existing employment agreement during 2015, and an annual increase of 2% on April 1, 2016

•	Mr. Velani received an aggregate increase of 69% in 2016, including a 33% increase when he was appointed Interim CFO and a further increase of 10% on October 18th, 2016 when he was appointed CFO

•	Mr. Johnson received an annual increase of 3.5% on April 1, 2016

•	Mr. Pitz received an annual increase of 3% on April 1,2016 and a further increase of 6% effective October 18, 2016

The Committee reviewed the NEO salaries for 2017 and approved the following increases:

•	Mr. Velani received an 11% increase effective February 14, 2017

•	Mr. Creel’s salary was increased by 17.6% upon becoming CEO on January 31, 2017

2016 Short-Term Incentive Plan Results

The 2016 STIP was based on three metrics: Operating Income, Operating Ratio and Free Cash Flow. These measures were chosen because they support CP’s strategic plan and are linked to the creation of long-term shareholder value.

In 2016, corporate performance was assessed against measures approved by the Board in December of 2015 as follows:

		Performance Range
Company Measure		Weight	Threshold	Target	Exceptional
Operating Ratio	Operating expenses divided by total revenues based on assumed fuel price and foreign exchange (“FX”)	50%	61%	59.5%	58%
Operating Income ($M)	Total revenues less operating expenses based on an assumed FX	25%	2,618	2,719	2,819
Free Cash Flow ($M)	Cash provided by operating activities less cash used in investing activities as shown on the Consolidated Statement of Cash-Flows	25%	774	874	975

Target levels for the 2016 STIP were designed to drive significant improvements over actual results achieved in 2015 and align with CP’s strategic plan. In assessing targets, the Compensation Committee considered, among other things, the results achieved on these metrics (both in whole amount and in pace of improvement) by other Class 1 railroads during similar transformational periods. This ensured that our targets not only require achievement of significant improvement year over year, but reflect a very high level of improvement relative to the performance that other Class 1 railroads have been able to achieve.

For 2016, Free Cash Flow targets were set lower than 2015 achievement levels to reflect significant asset sales in 2015 that were not expected to be repeated, and the expectation of a significant increase in cash tax payments in 2016 as a result of CP becoming fully cash taxable in Canada.

The following table shows the 2016 corporate performance objectives and results achieved (with 2015 results for comparison):

	2015		2016
Measure	Target	STIP Results	Threshold	Target	Exceptional Target	Reported Results	STIP Results	Performance Assessment
Operating Ratio	64.5%	64.25%	61%	59.5%	58.0%	58.6%	58.2%	above target
Operating Income	$2,440 M	$2,318 M	$2,618 M	$2,719 M	$2,819 M	$2,578 M	$2,694 M	below target
Free Cash Flow	$660 M	$1,059 M	$774 M	$874 M	$975 M	$1,007 M	$1,021 M	exceptional

Free Cash Flow is a Non-GAAP measure, for a full description and reconciliation see CP’s Form 10-K at www.cpr.ca

STIP targets are set using certain FX and fuel assumptions. Consistent with the definitions provided above, results are adjusted to reflect changes to those assumptions in order to accurately measure the true operating performance of the business. Additionally, STIP results may be adjusted to reflect non-recurring items that would not accurately reflect the ongoing operating results or business trends of CP. Therefore, STIP results may differ from CP’s reported GAAP results.

56	CANADIAN PACIFIC	COMPENSATION DISCUSSION AND ANALYSIS

Based on the results above the payout would have been above target on Operating Ratio (187%), below target on Operating Income (88%) and exceptional on Free Cash Flow (200%). The resulting overall corporate performance factor, based on the weighting of the components, would have been 165%. Taking into consideration broader corporate performance – in particular, softer-than-expected revenue and earnings growth – the Board, on the recommendation of the Compensation Committee, exercised their discretion to lower the payment to 150%.

2017 Short-Term Incentive Plan

The metrics and weightings for 2017 have been adjusted to reflect the Company’s shift in focus to growing revenue in a cost effective manner; the weighting for Operating Income has been increased and the weighting for Operating Ratio reduced. Safety and operating measures have been added to create a more balanced scorecard. In addition, although the payout for the individual component may range from 0% to 200% of target, effective in 2017, the CEO’s payout on the individual component may not exceed the corporate performance payout level achieved. Following is a description of the metrics and weighting approved for the 2017 STIP:

Performance Measure	Definition	2017 Weighting
Operating Ratio	Total operating expenses divided by total revenues based on an assumed FX.	40%
Operating Income	Total revenues less total operating expenses based on an assumed FX.	40%
Safety Measure (NEW)	FRA Train Accident Frequency is defined as train accidents per million train miles.	10%
Operating Measure (NEW)	Train Speed measures the movement of trains from origin to destination including all time between departure origin and arrival destination. Excludes: bulk trains, local trains, passenger trains, and trains used for repairing track. Hours of delay caused by customer and foreign railroad issues are removed from the transit time. For all mainline trains, total train hours (excluding foreign railway and customer delays), divided by total train miles.	10%

2016 Long-Term Incentive Grants

Options were granted on January 22, 2016 to all NEOs. PSUs were granted on February 23, 2016 to all NEOs with the exception of the CEO who received a smaller cash bonus in lieu of a PSU grant.

Further information on CP’s long-term incentive plan can be found on page 55. Options under the LTIP are granted to NEOs pursuant to the Management Stock Option Incentive Plan (“MSOIP”), which is described in detail on page 79. In 2016, Options had a ten-year term, and will vest over four years at a rate of 25% on each anniversary of the grant date. The exercise price was $165.74 for Options granted in respect of Shares listed on the TSX and US$116.80 for Options granted in respect of Shares listed on the NYSE. The grant date fair value, determined in accordance with FASB ASC Topic 718, of the Options awarded to NEOs is included in the Summary Compensation Table on page 72, in the Option Awards column.

PSUs under the LTIP are granted to NEOs and other executives pursuant to our PSU Plan. The PSUs granted in 2016 are subject to a three-year performance period beginning on January 1, 2016, and ending on December 31, 2018.

COMPENSATION DISCUSSION AND ANALYSIS	2017 MANAGEMENT PROXY STATEMENT	57

The Board approved 2016 PSU grants on February 23, 2016 with four performance measures: OR, ROIC, Total Shareholder Return (“TSR”) against the S&P/TSX 60 and the TSR against Class 1 railroads. PSUs vest contingent on performance against these four measures as summarized in the table below:

Measure		Weight	Performance Range	Rationale
2018 Operating Ratio	Total operating expenses divided by total revenues	60%	61% to 58%	OR was chosen as a metric because it is a rigorous quantifiable measure of cost-efficient growth and is fundamental to achieving the Corporation’s strategic plan. Based on CP’s significant reduction in OR the Compensation Committee has determined that beginning in 2017, the OR metric will apply only to awards under the short-term incentive plan.
2016 to 2018 average ROIC	Net operating profit after tax divided by average invested capital	20%	14% to 15.5%	Return On Invested Capital was chosen to measure profitable returns on our invested capital and is strongly linked to shareholder value. In 2017 the weighting of ROIC will increase to 60%.
Total Shareholder Return (Measured over 3 years)	Compound average growth rate (CAGR) relative to S&P/TSX 60 Index	10%	0% to 5% above the index	TSR was chosen as a performance measure to align long-term incentive compensation with long-term shareholder interests by rewarding performance above the performance in our two key comparative markets for investors.
	Ranking relative to Class 1 railroads	10%	fourth-first	TSR is calculated as the increase in the value of CP’s Shares listed on the TSX from the beginning of the performance period to the end of the performance period (including the reinvestment of dividends paid). In 2017, CP will measure TSR relative to the S&P/TSX Capped Industrial Index and S&P 1500 Road & Rail Index. The weighting will increase to 20% each.

For a full description and reconciliation of Non-GAAP measures see CP’s Form 10-K at www.cpr.ca

In assessing the PSU targets, the Compensation Committee considers CP’s historical performance long-term strategic objectives and performance achieved on these metrics by investors in other Class 1 railroads. The Compensation Committee determined that our targets require significant and sustained improvement, reflect a very high level of improvement relative to the performance that the other Class 1 railroads have been able to achieve and, if achieved, should provide a significant increase in value to long-term shareholders.

The grant date fair value, in accordance with FASB ASC Topic 718, of the PSUs awarded to NEOs is included in the Summary Compensation Table on page 72, under the Stock Awards column.

Payout of 2014 PSU Grant

For the three-year performance period ending December 31, 2016, there were four performance measures applicable to PSU grants: Operating Ratio, Free Cash Flow, Total Shareholder Return CAGR relative to the S&P/TSX 60 Index and TSR CAGR relative to Class 1 railroads. The Company’s overall performance was above target, at a payout of 118% as outlined in the following table:

Performance Metric	Operating Ratio	Free Cash ($M)	TSR CAGR relative to Index	TSR CAGR relative to Class 1 RR
Measure Weighting	40%	40%	10%	10%
Threshold	65%	790	0%	fourth
Target 100%	63%	961	1%	third
Exceptional 200%	61.8%	1,132	5%	first
Result	58.6%	942	0.27%	fifth
Payout Level Achieved	200%	94%	0%	0%

The number of PSUs vested and their value for each NEO is included in the Option Exercise & Stock Vested table on page 79.

58	CANADIAN PACIFIC	COMPENSATION DISCUSSION AND ANALYSIS

2017 LTIP Grant

As referenced in the message from the Chair of the Management Resources and Compensation Committee on page 6, based on input from our shareholders, changes have been made to our 2017 long-term incentives as follows:

•	the weighting for PSUs has increased to 60% and the weighting of Options to 40%. Previously the split was 50%/50%

•	The term for options was reduced to seven years from ten years

•	The weighting for return on invested capital has increased to 60% from 20% and final year operating ratio has been removed as a measure for PSUs to better reflect CP’s transition to a growth strategy and in response to shareholder feedback

•	The comparator indexes for the relative TSR metric have changed to S&P/TSX Capped Industrial Index and S&P 1500 Road and Rail index. The S&P/TSX Capped Industrial Index provides a broader performance comparison than the S&P/TSX 60 which was previously used. The S&P Road and Rail Index is a larger transportation comparator group than the Class 1 railroads, which provides less volatility and represents our broader business competitors in the U.S.

•	The weighting for relative TSR has increased form 20% to 40%

On January 20, 2017, under the LTIP, Options were granted to NEOs with the exception of the CEO. The exercise price was $201.49 for Options granted in respect of Shares listed on the TSX and US$150.99 in respect of Shares listed on the NYSE.

On February 21, 2017 the Board approved a PSU grant with a performance period beginning January 1, 2017, and ending December 31, 2019. The grant has three performance measures, as detailed below:

Measure		Weight
2017 to 2019 average ROIC	Net operating profit after tax divided by average invested capital	60%
Total Shareholder Return (Measured over 3 years)	The percentile ranking of CP’s compound average growth rate (CAGR) relative to the constituents in the S&P/TSX Capped Industrial Index	20%
Total Shareholder Return (Measured over 3 years)	The percentile ranking of CP’s CAGR relative to the constituents in the S&P 1500 Road and Rail Index	20%

COMPENSATION DISCUSSION AND ANALYSIS	2017 MANAGEMENT PROXY STATEMENT	59

PERFORMANCE GRAPHS

Historically CP’s total shareholder return performance has tracked the S&P/TSX Composite Index, however, in late 2011, CP’s performance began to diverge from the Index. This divergence has magnified under the leadership of our former Chief Executive Officer, E. Hunter Harrison, who joined us in 2012.

Assuming the initial $100 investment was made on the last trading day in 2011 and the reinvestment of dividends are to the end of the period, the following performance graph illustrates the cumulative total shareholder return in CP’s common Shares on both the TSX and the NYSE compared with the cumulative total return of the S&P/TSX Composite and the S&P 500 indices from the last trading day in 2011 to December 31, 2016.

	2011	2012	2013	2014	2015	2016
CP TSR (C$)	100.00	147.98	238.19	334.24	265.73	290.69
S&P/TSX Composite Index (C$)	100.00	107.19	121.11	133.90	122.76	148.64
CP TSR (US$)	100.00	151.96	228.77	293.53	195.68	220.98
S&P 500 Index (US$)	100.00	115.88	153.01	173.69	176.07	196.78

60	CANADIAN PACIFIC	COMPENSATION DISCUSSION AND ANALYSIS

Assuming the initial $100 investment was made on the last trading day in 2012 and the reinvestment of dividends are to the end of the period, the following performance graph illustrates the cumulative total shareholder return in CP’s common Shares on the TSX compared with the cumulative total shareholder return of the Class 1 railroads from December 31, 2012 to December 31, 2016.

Performance of CP TSR vs. Class 1 Railroads

	2011	2012	2013	2014	2015	2016
CP (C$)	100.00	147.98	238.19	334.24	265.73	290.69
CN (C$)	100.00	114.69	156.27	209.37	205.68	244.65
NS	100.00	87.38	134.57	162.40	128.65	168.80
UP	100.00	120.53	164.28	237.40	160.28	217.79
CSX	100.00	96.04	143.29	184.14	134.94	191.52
KCS	100.00	124.02	185.06	184.10	114.08	131.75

COMPENSATION DISCUSSION AND ANALYSIS	2017 MANAGEMENT PROXY STATEMENT	61

The following graph illustrates the relationship between shareholder value and Total Direct Compensation (“TDC”) for the NEOs. TDC is defined as a NEO’s Total Compensation amount less the Change in Pension Value and Nonqualified Deferred Compensation Earnings amount, each as reported in the Summary Compensation Table. The Total Shareholder Return is defined as the return on an initial $100 investment in CP’s common Shares (assuming the reinvestment of dividends are to the end of the period) made on December 31, 2011, to December 31 of each year from 2012 to 2016.

The NEO Total Direct Compensation, when compared with the trend in Total Shareholder Return from the period shows a close correlation between compensation earned by NEOs and shareholder return.

CP Total Shareholder Return vs. Total Direct Compensation

	2012	2013	2014	2015	2016
TDC ($ thousands)	59,780	44,049	35,080	35,845	32,162
CP TSR (C$)	147.98	238.19	334.24	265.73	290.69
Actual TDC ($ thousands) after resignations	24,779	39,619	30,126	21,095	27,162

In years where there were more than five NEOs, the following guidelines were used:

•	In 2016, NEOs for the purpose of calculating TDC were Messrs. Harrison, Velani, Creel, Johnson and Pitz.

•	In 2015, NEOs for the purpose of calculating TDC were Messrs. Harrison, Erceg, Creel, Pitz and Wallace.

•	In 2014, NEOs for the purpose of calculating TDC were Messrs. Harrison, Demosky, Creel, Johnson and Marquis.

•	In 2013, NEOs for the purpose of calculating TDC were Messrs. Harrison, Creel, Grassby and Guthrie and Ms. O’Hagan.

•	In 2012, NEOs for the purpose of calculating TDC were Messrs. Harrison, Grassby, Guthrie and Edwards and Ms. O’Hagan. Mr. Harrison’s cash compensation was annualized.

Messrs. Harrison, Creel, Johnson, and Pitz are paid in U.S. dollars, amounts reported have been converted using the following average exchange rate of $1.3248 for 2016, $1.2787 for 2015, $1.1045 for 2014, $1.0299 for 2013 and $0.9996 for 2012. Actual TDC after resignations reflects the amounts previously reported in the Summary Compensation table that were forfeited upon departure from the Company for Messrs. Harrison, Erceg, and Demosky.

62	CANADIAN PACIFIC	COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICER COMPENSATION FOR 2016

KEITH E. CREEL    PRESIDENT AND CHIEF OPERATING OFFICER

Mr. Creel was appointed as the President and Chief Executive Officer on January 31, 2017. During the financial year ended December 31, 2016, Mr. Creel was CP’s President and Chief Operating Officer (“COO”). In that role, Mr. Creel provided strategic leadership and drove superior customer service and operational excellence across the organization. Mr. Creel was responsible for CP’s operations and sales and marketing teams.

Prior to joining Canadian Pacific, Mr. Creel had a very successful operating career which began at Burlington Northern as a management trainee in operations and eventually led to his becoming the EVP and COO at CN in 2010.

Mr. Creel obtained a Bachelor of Science in marketing from Jacksonville State University and has completed the Advanced Management Program at the Harvard Business School. He served as a commissioned officer in the U.S. Army during which time he served in the Persian Gulf War.

As part of CP’s long-term succession plan, in June 2016, CP entered into an agreement with Mr. Creel concerning the terms of his employment upon becoming President and CEO.

Upon appointment to President and CEO, Mr. Creel’s target total cash compensation (base salary plus target short-term incentive award) will be positioned at the 50th percentile of similar positions at the Class 1 railroads. As a retention measure, he received an initial grant of 177,255 performance-vested Options upon appointment that vest no earlier than five years from the date of grant. The number of such options that vest depends on CP’s total shareholder return performance relative to two key indices. In connection with the upfront grant, his subsequent annual LTIP awards will be reduced for five years to ensure that the total value of LTIP received over the five year time period including the retention grant, is targeted at the 50th percentile of similar positions at the Class 1 railroads.

Mr. Creel’s access to the corporate aircraft for personal use is now limited to business commuting and family visits in North America. He will not be eligible for tax equalization payments. Mr. Creel will continue to be provided reasonable accommodation in the city of Calgary.

Mr. Creel’s employment agreement includes non-competition and non-solicitation restrictions.

For 2016, Mr. Creel’s performance was assessed against individual performance objectives, which included improvements in service performance and operating efficiency. Safety and environmental principles, which are fundamental to how the Company operates, were taken into consideration during the assessment. Mr. Creel was assessed as exceeding on his overall individual performance objectives. Based on these individual objectives and the Company’s financial performance, Mr. Creel received a 2016 annual bonus in the amount of $1,900,765 calculated as follows:

	Salary	STIP Target Award Level		Component		Rating/Results		Bonus
Corporate:	$1,267,176	x 100%	x	75%	x	150%	=	$1,425,573
Individual:	$1,267,176	x 100%	x	25%	x	150%	=	$475,192
Total:								$1,900,765

Following is a summary of the Total Direct Compensation received:

Actual 2016 Pay Mix	Compensation ($ ‘000)		2016	2015	2014
	Fixed:
	Base Salary		1,261	1,164	964
	Variable:
	STIP		1,901	1,602	1,924
	LTIP
	- MSOIP		2,131	2,130	4,315
	- PSUs		2,404	1,959	1,706
	Total Direct Compensation:		7,697	6,855	8,909
	Total Target Direct Compensation:		6,336	5,836	4,870
	Base salary is actual amount received in the applicable year. Payments made in U.S. dollars have been converted for each year to Canadian dollars using an average exchange rate of $1.3248 for 2016, $1.2787 for 2015 and $1.1045 for 2014. The 2014 MSOIP value includes a performance Option grant that was awarded in July 2014.
	Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level		Total Ownership (Multiple of Salary)
	4x	$5,137,192	$6,272,433		4.88x

Ownership is valued at December 30, 2016. U.S. values have been converted using a year-end exchange rate of $1.3427.

NAMED EXECUTIVE OFFICER COMPENSATION	2017 MANAGEMENT PROXY STATEMENT	63

NADEEM S. VELANI    VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Velani was appointed Interim Vice-President and Chief Financial Officer on September 9, 2016 and was appointed on October 18, 2016 as Vice-President and Chief Financial Officer. Mr. Velani is a key member of the senior management team responsible for the long-term strategic direction of the Company. Other responsibilities include financial planning, reporting and accounting systems, as well as pension, treasury and tax functions. In addition, Mr. Velani continues to be responsible for Investor Relations.

Mr. Velani joined CP in March 2013 and most recently served as Vice-President Investor Relations. Prior to CP, Mr. Velani spent approximately 15 years at CN where he worked in a variety of positions in financial planning, sales and marketing, investor relations and the Office of the President and CEO.

In 2016, Mr. Velani’s performance was assessed by the CEO against individual performance objectives, which included developing a culture and organizational structure in finance better aligned to support an operations-focused Company, building a strong team of financial leaders, and improving the financial planning, budgeting and forecasting process.

All aspects of these functions were taken into consideration during the assessment.

Mr. Velani was assessed as having exceeded his overall individual performance objectives. Based on these individual objectives and the Company’s financial performance, Mr. Velani received a 2016 bonus in the amount of $373,500 calculated as follows:

	Salary	STIP Target Award Level		Component		Rating/Results		Bonus
Corporate:	415,000	x 60%	x	75%	x	150%	=	$280,125
Individual:	415,000	x 60%	x	25%	x	150%	=	$93,375
Total:								$373,500

Following is a summary of the Total Direct Compensation received:

Actual 2016 Pay Mix	Compensation ($‘000)		2016
	Fixed:
	Base Salary		299
	Variable:
	STIP		374
	LTIP
	- MSOIP		105
	- PSUs		132
	Total Direct Compensation:		910
	Total Target Direct Compensation:		1,141
	Base salary is the actual amount received in the year.
	Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
	2x	$830,000	$309,004	0.74x

64	CANADIAN PACIFIC	NAMED EXECUTIVE OFFICER COMPENSATION

ROBERT A. JOHNSON    EXECUTIVE VICE-PRESIDENT, OPERATIONS

Mr. Johnson was appointed as Executive Vice-President, Operations in April of 2016. In this role, Robert has overall operational responsibility for CP’s rail network, including aspects of operational safety, service, engineering and mechanical services in both Canada and the U.S. with a focus on train performance and overall fluidity of the network.

Prior to this appointment, Robert was CP’s Senior Vice-President Operations, Southern Region.

Mr. Johnson’s railroad career spans 32 years with BNSF where he held successively more responsible roles in operations, transportation, engineering, and service excellence. His most recent position at BNSF was General Manager, Northwest Division, overseeing day-to-day operations for that region.

Mr. Johnson was assessed as having exceeded his overall individual performance objectives, which included safety, service, cost control, optimizing assets and people development. Based on these individual objectives and the Company’s financial performance, Mr. Johnson received a 2016 bonus in the amount of $648,324 calculated as follows:

	Salary	STIP Target Award Level		Component		Rating/Results		Bonus
Corporate:	$576,288	x 75%	x	75%	x	150%	=	$486,243
Individual:	$576,288	x 75%	x	25%	x	150%	=	$162,081
Total:								$648,324

Following is a summary of the Total Direct Compensation received:

Actual 2016 Pay Mix	Compensation ($‘000)		2016	2015	2014
	Fixed:
	Base Salary		532	425	350
	Variable:
	STIP		648	362	437
	LTIP
	- MSOIP		318	327	294
	- PSUs		359	300	251
	- RSUs				416
	Total Direct Compensation:		1,857	1,414	1,748
	Total Target Direct Compensation:		2,305	1,203	1,112
	Base salary is actual amount received in the applicable year. Payments made in U.S. dollars have been converted for each year to Canadian dollars using an average exchange rate of $1.3248 for 2016, $1.2787 for 2015 and $1.1045 for 2014.
	Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level		Total Ownership (Multiple of Salary)
	3x	$1,752,224	$1,054,322		1.81x

Ownership is valued at December 30, 2016. U.S. values have been converted using a year-end exchange rate of $1.3427.

NAMED EXECUTIVE OFFICER COMPENSATION	2017 MANAGEMENT PROXY STATEMENT	65

LAIRD J. PITZ    VICE-PRESIDENT AND CHIEF RISK OFFICER

Mr. Pitz was appointed Vice-President and Chief Risk Officer in October of 2014. He is responsible for all aspects of risk-management in Canada and the U.S., including police services, casualty and general claims, environmental risk, field safety and systems, operational regulatory affairs and training, disability management and forensic audit investigations. Mr. Pitz joined CP on April 2, 2014, as Vice-President of Security and Risk Management.

Mr. Pitz, a Vietnam War veteran and former FBI special agent, is a 40-year career professional who has directed strategic and operational risk-mitigation, security and crisis-management functions for companies operating in a wide range of fields including defence, logistics, and transportation.

In 2016, Mr. Pitz’s performance was assessed by the CEO against individual performance objectives, which included mitigating risks in Safety, Environmental, Risk Management, Police, Casualty Management, Regulatory/Operating Practices, Forensic Audit, and Disability Management for the Company. Safety, environmental and risk-management principles, which are fundamental to how the Company operates, were taken into consideration during the assessment. Mr. Pitz was assessed as having exceeded his overall individual performance objectives. Based on these individual objectives and the Company’s financial performance, Mr. Pitz received a 2016 annual bonus in the amount of $417,312 calculated as follows:

	Salary	STIP Target Award Level		Component		Rating/Results		Bonus
Corporate:	463,680	x 60%	x	75%	x	150%	=	$312,984
Individual:	463,680	x 60%	x	25%	x	150%	=	$104,328
Total:								$417,312

Following is a summary of the Total Direct Compensation received:

Actual 2016 Pay Mix	Compensation ($‘000)		2016	2015
	Fixed:
	Base Salary		438	406
	Variable:
	STIP		417	331
	LTIP
	- MSOIP		279	288
	- PSUs		315	265
	- DSUs		83	83
	Total Direct Compensation:		1,531	1,373
	Total Target Direct Compensation:		1,275	1,126
	Base salary is actual amount received in the applicable year. Payments made in U.S. dollars have been converted for each year to Canadian dollars using an average exchange rate of $1.3248 for 2016 and $1.2787 for 2015.
	Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
	2x	$939,890	$888,514	1.89x

Ownership is valued at December 30, 2016. U.S. values have been converted using a year-end exchange rate of $1.3427.

66	CANADIAN PACIFIC	NAMED EXECUTIVE OFFICER COMPENSATION

E. HUNTER HARRISON    CHIEF EXECUTIVE OFFICER AS AT DECEMBER 31, 2016

Mr. Harrison was appointed Chief Executive Officer (“CEO”) on June 28, 2012. As CEO, Mr. Harrison was responsible for leading CP to achieve operational and strategic goals that will build long-term shareholder value.

Mr. Harrison resigned from CP effective January 31, 2017. As part of a separation agreement, Mr. Harrison forfeited all of his outstanding equity awards with the exception of 215,348 Options from an initial grant he received in 2012. These Options were exercised on February 14, 2017. Mr. Harrison’s annual bonus for 2016 was also agreed to be paid at 100% of the corporate amount which the Board approved at 150%. As a result of Mr. Harrison’s resignation, he forfeited $122.9 million dollars of compensation. For further information please refer to the message from the Chair of the Management Resources and Compensation Committee on page 5.

Mr. Harrison’s total target compensation value considering his forfeitures from June 29, 2012 to January 31, 2017 was 0.35% of the total additional value created for shareholders over the same period ($16,009,943,247).

Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
5x	$14,769,700	$47,360,854	16.03x

Ownership is valued at December 30, 2016. U.S. values have been converted using a year-end exchange rate of $1.3427.

MARK J. ERCEG    FORMER EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Erceg was appointed Executive Vice-President and Chief Financial Officer on May 18, 2015. On September 23, 2016 Mr. Erceg resigned from CP to pursue other opportunities.

Mr. Erceg was provided with certain payments in the form of cash, Options, PSUs and DSUs as Executive Vice-President and CFO. As a result of Mr. Erceg’s resignation, the following equity awards reported in the Summary Compensation Table on page 72 for the indicated years were forfeited:

Year	Forfeited Stock Awards	Forfeited Options
2015	$1,965,587	$1,658,189
2016	$1,419,151	$1,052,731
	$3,384,738	$2,710,920

In addition, per the terms of Mr. Erceg’s offer of employment, Mr. Erceg repaid the US$750,000 cash payment that he received upon hire.

In accordance with our Short-Term Incentive Plan, Mr. Erceg resigned and therefore forfeited any potential 2016 annual bonus.

NAMED EXECUTIVE OFFICER COMPENSATION	2017 MANAGEMENT PROXY STATEMENT	67

COMPENSATION GOVERNANCE

• The Compensation Committee is fully independent and has no interlocks
• The Compensation Committee and management retain separate independent compensation advisors
• CP has adopted “Say-on-Pay”
• CP has policies in place prohibiting hedging and pledging of CP securities

Compensation Committee Interlocks and Insider Participation

The Compensation Committee has no interlocks or insider participation. The members of the Compensation Committee during fiscal 2016 were, Isabelle Courville (Chair), Hon. John Baird PC, Rebecca MacDonald, and Andrew Reardon. None of these members have ever been employed by Canadian Pacific, and no members had any relationship with CP during 2016 requiring disclosure as a transaction with a related person, promoter, or control person under Item 404 or Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K.

Composition of the Compensation Committee

In 2016, the Compensation Committee consisted of four independent directors.

Each member of the Compensation Committee has education, skills and experience that are relevant to the performance of their responsibilities as a member of the Compensation Committee. The following skills and experience enable the Compensation Committee members to make decisions on the suitability of CP’s compensation policies and practices:

➢	Isabelle Courville (Chair) is Chair of the Board of the Laurentian Bank of Canada. From 2007 to 2013, Ms. Courville was President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie. Ms. Courville was active for 20 years in the Canadian telecommunications industry. She served as President of Bell Canada’s Enterprise Group and as President and Chief Executive Officer of Bell Nordiq Group.

The Compensation Committee benefits from Ms. Courville’s experience in managing large companies, including the design and planning of executive compensation.

➢	John Baird most recently served as a Member of Parliament of Canada until his resignation on March 16, 2015. Prior to being elected as a MP, Mr. Baird was a Member of the Legislative Assembly of Ontario, during which time he served in a number of capacities including Minister of Community and Social Services, Minister Responsible for Children, Minister of Francophone Affairs, Deputy House Leader, Chief Government Whip, Minister of Energy and Government House Leader.

Mr. Baird’s extensive experience at senior levels in the government includes having managed numerous federal government ministries and planning and structuring of senior level compensation.

➢	Rebecca MacDonald is founder and current Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity. Ms. MacDonald served as President and Chief Executive Officer of Just Energy prior to becoming Executive Chair in 2007. As Chief Executive Officer, the head of the human resources department reported directly to her.

Ms. MacDonald has strong succession planning experience including her development of candidates in preparation for her succession as Chief Executive Officer of Just Energy.

➢	Andrew Reardon is a forty-year veteran of the railroad industry, and is the former Chairman and Chief Executive Officer of TTX Company, the leading railcar leasing company in North America. Mr. Reardon has extensive experience in compensation policies and practices, discussion of compensation matters with investors, talent development, succession planning, executive recruitment and human resource management in the rail industry. From 2007 to 2015, Mr. Reardon served on the Board of Appvion Inc. (formerly Appleton Papers, Inc) where he served on the Compensation Committee.

Mr. Paul Hilal, a former director, was Chair of the Compensation Committee until his resignation in January 2016.

Overall, the Compensation Committee members possess human resources and compensation-related experience in the following areas:

•	Direct responsibility for executive compensation matters

•	Membership on other human resources committees

•	Compensation plan design and administration, compensation decision-making and understanding the Board’s role in the oversight of these practices

•	Understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts

•	Engagement with investors and investor representatives on compensation issues

•	Oversight of financial analysis related to compensation plan design and practices

•	Oversight of labour matters and a unionized workforce

•	Pension benefit oversight

•	Recruitment of senior executives

68	CANADIAN PACIFIC	COMPENSATION GOVERNANCE

Executive Compensation Consultants

The Compensation Committee and management retain separate independent executive compensation advisors.

Compensation Committee Advisors

In 2016, the Compensation Committee continued to engage Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian was originally retained by the Compensation Committee in 2012. Meridian has agreed not to perform any services for CP management. During 2016, Meridian advised the Compensation Committee on executive compensation. The Chair of the Compensation Committee approves all fees and work performed by Meridian. Meridian’s fees were $170,267 for 2016 and $100,005 for 2015.

Management Advisors

In 2016, CP management engaged Towers Watson to provide market data and survey results relating to executive compensation. Total fees paid in this regard were $59,264 for 2016 and $89,519 for 2015.

Tax and Accounting Considerations Deductibility

Tax and accounting implications are considered when designing incentive and equity compensation plans, but the Compensation Committee has not adopted a policy that all compensation must be deductible for income tax purposes. Other important considerations outweigh tax or accounting considerations. With respect to executives paid by a U.S. entity, Section 162(m) of the Internal Revenue Code does not generally permit a public company to deduct non-performance-based compensation paid to a named executive officer (other than the principal financial officer) to the extent the compensation exceeds $1 million in any year. The Company’s annual and long-term incentive plans have been structured with the intent of enabling the Compensation Committee to grant compensation that constitutes “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code pursuant to the Section 162(m) Incentive Plan. Generally under GAAP, compensation is expensed as it is earned. Equity compensation is generally expensed, over its vesting period in accordance with ASC Topic 718.

Summary of Risk Profile and Risk Management

The Compensation Committee oversees risk management related to executive compensation and considers the implications of the risks associated with CP’s compensation policies and practices. Broad-based short-term and long-term incentive plans as well as the executive compensation program are aligned with CP’s strategic plan and enterprise risk management practices. Our compensation programs, policies and practices operate to encourage the right behaviours, to reward performance, and to align with long-term shareholder interests. Risks are mitigated through appropriate plan design, implementation of risk mitigating policies, and specific risk mitigation measures discussed below.

Share Ownership Requirements

Executive share ownership is strongly encouraged by CP. Share ownership requirements call for a minimum level of share ownership, expressed as a multiple of base salary, to be achieved within a five-year period. Share ownership requirements can be met through the holding of common Shares and deferred share units. Ownership in 2016 was determined using the greater of acquisition value and the closing price of a CP Share on December 30, 2016 which was $191.56 per Share on the TSX and US$142.77 on the NYSE.

The share ownership requirements apply to approximately 71 executives and senior management employees. The following guidelines were in place for 2016:

Position	Guidelines
CEO	5 times salary
President and COO	4 times salary
EVP	3 times salary
SVP	2 times salary
VP	1.5 to 2 times salary
Senior Management	1 times salary

Messrs. Harrison and Creel have met their ownership requirements. Messrs. Velani, Johnson and Pitz are expected to achieve their ownership requirement within five years.

Governance Structure and Risk Mitigation in Compensation Programs

The Compensation Committee is focused on supporting CP’s key goal of creating enduring shareholder value by developing an executive compensation program that aligns with CP’s strategic plan, emphasizes the importance of long-term value creation and mitigates risk.

COMPENSATION GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	69

Risk management is integral to CP’s overall business strategies and long-term success. The Board believes that executive compensation programs should not raise the Company’s risk profile. Accordingly, the Compensation Committee undertakes a comprehensive annual compensation risk review. The focus of this review is to ensure that compensation risks are identified and appropriate mitigation measures are in place. This review is undertaken with the assistance of the Compensation Committee’s independent compensation consultant. As a result of this review in 2016, the Compensation Committee concluded that CP’s pay programs and policies are not reasonably likely to have a material adverse effect on CP, its business or its value.

In assessing compensation-related risk, the Compensation Committee reviews the broad-based STIP and LTIP programs with anticipated payout levels and key risks presented to the Compensation Committee when targets are set and again when performance is assessed. Targets in incentive plans are based on the Board-approved strategic plan. This links targets to corporate objectives within CP’s appetite for corporate risk. The Company’s executive compensation program is designed to reward performance by giving long-term incentives significant weight in NEOs’ compensation, which rewards sustainable financial and operating performance. The Compensation Committee believes that the Company’s approach to goal-setting, establishing target performance metrics and evaluating performance results serves to mitigate risk-taking that could reward poor judgment by executives or negatively impact shareholder value.

The Compensation Committee also reviews and recommends to the Board for approval compensation for NEOs and individuals reporting directly to the CEO. CP’s compensation programs and its policies and practices are aligned with enterprise risk-management practices and the Compensation Committee considers the implications of risks associated with compensation practices. Risks are mitigated through appropriate plan design, implementation of risk-mitigating policies, and specific risk-mitigation measures including the following:

Plan Design

Executive compensation consists of a mix of fixed and variable compensation with significant pay at risk

The STIP is capped and not guaranteed with the Compensation Committee having discretion to reduce awards

The payout curve under the STIP is designed asymmetrically to reflect that target performance has significant stretch

The STIP and LTIP have multiple specific measurable criteria that are closely aligned with the achievement of CP’s long-term business strategy and are set based on the performance required to achieve results in accordance with guidance provided to the market

The LTIP is designed with overlapping vesting periods to address longer-term risks and maintain executives’ exposure to the risks of their decision-making through unvested share based awards

Policies

A clawback policy is in place for senior executives

A holdback policy was in place with respect to our former CEO, Mr. Harrison, pursuant to which the earliest date he would have been eligible to exercise the majority of his Options was June 2017 and his DSUs would not be settled until one year after retirement. As part of his separation agreement with CP he forfeited the majority of his equity and had an immediate time frame to exercise his remaining Options.

Share ownership requirements apply to a broad group of senior management

A whistleblowing policy is in place for all employees and includes prohibitions on retaliating

An anti-hedging policy prohibits directors, officers and employees from hedging Shares and share-based awards

Mitigation Measures

Pay mix is managed so that more senior roles have a significant portion of their compensation deferred

Awards under the STIP are examined to ensure they constitute a reasonable percentage of net earnings

No payments are made under the STIP unless a specified operating income threshold is achieved

Financial performance is verified by CP’s auditor before decisions are made respecting payouts under the STIP

The Compensation Committee has approved principles for adjustments to STIP payouts

The Compensation Committee takes safety and environmental principles which are fundamental to how CP achieves its financial and operational objectives, into account in exercising its discretion to determine payouts under the STIP

Safety is considered as part of the individual performance component under the STIP for the CEO and operations executives

Executive compensation is benchmarked regularly against our comparator group

The Compensation Committee uses an independent compensation consultant who attends all Compensation Committee meetings as required and meets with the Chair of the Compensation Committee in advance of each meeting

Incentive plans are stress tested to understand possible outcomes

The Compensation Committee also benefits from overlapping membership with other committees with respect to risk monitoring. All Compensation Committee members are also members of the Governance Committee, and Mr. Reardon is also a member of the Audit and Finance Committees. This overlapping membership provides a link between the committees’ risk oversight responsibilities and ensures that the Compensation Committee has an in-depth understanding of enterprise risks.

70	CANADIAN PACIFIC	COMPENSATION GOVERNANCE

Executive Compensation Clawback

CP has a clawback policy under which the Board may require reimbursement of short-term and long-term incentive compensation paid to a senior executive or former senior executive if:

(a) the incentive compensation received by the senior executive or former senior executive was calculated based upon the achievement of financial results that were subsequently materially restated or corrected, in whole or in part;

(b) the senior executive or former senior executive engaged in gross negligence, fraud or intentional misconduct that caused or partially caused the need for such restatement or correction, as admitted by the senior executive, or, in the absence of such admission, as determined by the Board acting reasonably; and

(c) the incentive compensation paid to the senior executive or former senior executive would have been lower based on the restated or corrected results.

In such circumstances, reimbursement of all or a portion of the applicable incentive compensation paid to the senior executive or former senior executive will be sought as permitted by applicable laws and to the extent that the Board determines, in its sole discretion, that such clawback is in the best interests of the Corporation.

Anti-Hedging Policy

Under CP’s Disclosure and Insider Trading/Reporting Policy, CP directors, officers and employees are prohibited from purchasing financial instruments that are designed to hedge or offset a decrease in market value of Shares or equity awards of CP granted as compensation or held, directly or indirectly, by them.

Anti-Pledging Policy

The Company has a policy that prohibits Executive Officers and Directors of the Company from holding securities of the Company in a margin account or otherwise pledging such securities as collateral for a loan.

COMPENSATION GOVERNANCE	2017 MANAGEMENT PROXY STATEMENT	71

COMPENSATION DETAILS

SUMMARY COMPENSATION TABLE

The following disclosure of executive compensation provides information on the compensation of CP’s NEOs, including the CEO, CFO, former CFO and the three next highest paid NEOs during the years ended December 31, 2016, 2015 and 2014. Mr. Johnson was a NEO in 2014 and 2016.

Messrs. Harrison, Creel, Johnson and Pitz receive their compensation in U.S. dollars which has been converted for each year to Canadian dollars using an average exchange rate of $1.3248 for 2016, $1.2787 for 2015 and $1.1045 for 2014. Mr. Erceg’s employment agreement specified that his compensation is in U.S. dollars; however, all cash payments on Mr. Erceg’s behalf were converted to Canadian dollars at time of payment.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
E.H. Harrison Chief Executive Officer	2016	2,904,595	3,537,216	—	4,999,757	6,557,760	—	830,466	18,829,794
	2015	2,803,522	—	4,887,846	5,314,137	6,002,537	—	1,187,281	20,195,323
	2014	2,421,592	—	4,413,495	4,012,023	7,289,700	—	599,131	18,735,941
N.S. Velani Vice-President and Chief Financial Officer	2016	298,838	—	131,634	105,305	373,500	26,674	65,023	1,000,974
M.J. Erceg Former Executive Vice-President and Chief Financial Officer	2016	546,184	—	1,419,151	1,052,731	—	61,388	143,588	3,223,042
	2015	414,138	923,400	1,965,587	1,658,189	437,596	28,473	264,128	5,691,511

K.E. Creel President and Chief Operating Officer	2016	1,261,123	—	2,403,912	2,131,126	1,900,765	324,401	857,385	8,878,712
	2015	1,164,270	—	1,959,244	2,130,228	1,601,889	300,025	514,958	7,670,614
	2014	963,772	—	1,705,738	4,314,507	1,923,729	252,526	131,783	9,292,055
R.A. Johnson Executive Vice-President, Operations	2016	532,056	—	358,674	317,991	648,324	73,902	318,936	2,249,883
	2015	425,160	—	300,454	326,539	362,141	76,565	90,759	1,581,618
	2014	350,479	—	666,497	293,897	436,745	42,974	65,101	1,855,693
L.J. Pitz Vice-President and Chief Risk Officer	2016	437,720	—	397,394	279,071	417,312	61,891	95,912	1,689,300
	2015	406,126	—	347,920	287,967	331,166	58,639	92,361	1,524,179

Salary (Column (c))

The amounts in the Salary column represent the base salary earned by each NEO in the applicable year. Salary differs from annualized salary because annual increases occur on April 1 of the relevant year.

Bonus (Column (d))

The amounts in the Bonus column represent cash payments made to the NEOs. In 2016, the Board approved a request that a portion of Mr. Harrison’s 2016 LTIP award be paid in cash. The Board provided a lower cash award in lieu of PSUs since Mr. Harrison already had significant equity holdings (16X his annual salary) and the value of this cash payment was less than the value of the ordinary course PSU grant that Mr. Harrison would have otherwise received in 2016.

Stock Awards (Column (e))

The amounts in the Stock Awards column represent share awards in the form of PSUs that were granted in the applicable year. For Messrs. Erceg and Pitz, the value also includes the value of matching DSU awards that they received as a result of deferring all or a part of their annual bonus. The grant date accounting value of these awards is calculated in accordance with FASB ASC Topic 718: Compensation – Stock Compensation, which represents the grant date fair value (with reference to the Shares underlying the awards), measured using a latticed-based valuation model assuming the probable outcome of the applicable performance conditions and excluding the effect of estimated forfeitures during the applicable vesting periods. The fair value of PSUs granted in respect of Shares traded on the NYSE has been converted using an average exchange rate of $1.3248 for 2016, $1.2787 for 2015 and $1.1045 for 2014. Refer to Item 8, Financial Statements and Supplementary Data, Note 21: Stock-based compensation, in the Company’s Form 10-K filed with the SEC on February 16, 2017 for further details.

72	CANADIAN PACIFIC	COMPENSATION DETAILS

Upon Mr. Harrison’s resignation, his PSUs granted in 2015 were forfeited. Upon Mr. Erceg’s resignation, both his 2015 and 2016 grants of PSUs were forfeited.

The maximum grant date fair value of the PSUs for each NEO by grant would be as follows:

Name	2016	2015	2014
E.H. Harrison	$—	$9,775,692	$6,424,657
N.S. Velani	$263,268	$—	$—
M.J. Erceg	$2,611,472	$3,931,175	$—
K.E. Creel	$4,807,824	$3,918,488	$2,483,018
R.A. Johnson	$717,349	$600,908	$364,655
L.J. Pitz	$629,504	$529,824	$—

Option Awards (Column (f))

The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model (with reference to the Shares underlying the Options). Refer to Item 8, Financial Statements and Supplementary Data, Note 21: Stock-based compensation filed with the SEC on February 16, 2017 for further details. The fair value of Options granted with respect to Shares traded on the NYSE have been converted using an average exchange rate of $1.3248 for 2016, $1.2787 for 2015 and $1.1045 for 2014.

Upon Messrs. Harrison and Erceg’s resignations, all Options relating to the disclosed values were forfeited.

Refer to the Grants of Plan-Based Awards Table on page 76 for further information on 2016 grants.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company’s annual STIP.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

Further details on the amounts reported can be found in the sections entitled Pension Plan Benefits and Nonqualified Deferred Compensation.

None of the NEOs received above-market or preferential earnings (as defined by the SEC) on their nonqualified deferred compensation accounts.

All Other Compensation (Column (i))

The amounts reported in the All Other Compensation column reflect, for each NEO, the sum of the benefits set forth below:

Perquisites ($)								Other Compensation ($)
Name	Personal Use of Company Aircraft	Auto Benefits	Relocation Benefits	Housing Allowance	Financial and Tax Planning	Additional Medical	Club	ESPP Match	DC and 401K Contributions	Tax Reimbursements	Total
E.H. Harrison	719,442	—	—	16,756	—	32,313	36,612	—	—	25,343	830,466
N.S. Velani	—	17,479	—	—	—	—	11,200	5,917	23,008	7,419	65,023
M.J. Erceg	—	14,836	—	77,212	—	1,733	—	10,227	17,460	22,120	143,588
K.E. Creel	618,445	21,768	—	123,069	19,872	—	19,361	24,780	30,090	—	857,385
R.A. Johnson	—	21,735	213,387	9,354	—	—	14,838	—	21,291	38,331	318,936
L.J. Pitz	—	17,837	—	26,165	—	125	14,838	—	20,690	16,257	95,912

Aircraft Usage

The amount reflects the value of Mr. Harrison’s and Mr. Creel’s personal travel on Company-owned or leased aircraft. The aggregate incremental cost is determined by multiplying the variable cost per air hour by the number of hours used for travel other than for Company business. This includes costs to the Company such as fuel, maintenance, landing fees and other miscellaneous variable costs.

COMPENSATION DETAILS	2017 MANAGEMENT PROXY STATEMENT	73

Auto Benefits

The NEOs are entitled to an executive automobile benefit consisting of a company-leased vehicle and reimbursement for associated operating costs.

Relocation Benefits

The Company provides relocation benefits such as a paid home search trip including airfare, car rental, meals and accommodations, temporary lodging and final destination transportation costs, mortgage assistance in higher cost areas (described below under Housing Allowance), legal fees, movement of household goods and an incidental allowance. NEOs are eligible for these benefits under our corporate relocation policy, pursuant to the same terms and using the same formulas as other participating employees.

Housing Allowance

Messrs. Harrison and Creel are provided with reasonable accommodation in the city of Calgary. This is reflected in the amounts disclosed. The value is based on aggregate incremental operating costs to the Company such as condo fees, housekeeping, and other miscellaneous costs.

Messrs. Johnson and Pitz are entitled to a relocation housing subsidy and applicable tax gross-ups as per the relocation policy available to all employees. Mr. Erceg also received these benefits prior to his resignation.

Financial and Tax Planning

The Company provides a taxable reimbursement to the NEOs for financial planning services, which includes tax preparation. Under current Canadian income tax legislation, financial/retirement counseling does not generate a taxable benefit, other than with respect to the preparation of income tax returns. The Company grosses up this portion of the non-cash taxable benefit to a limit of $1,000.

Additional Medical

The Company makes executive physicals available to all NEOs and provided additional fees related to medical expenses not covered under CP’s group health plans for Mr. Harrison.

Club Memberships

Additional perquisites are given as part of a flexible perquisites program available to all executives for the use of club memberships.

Additional All Other Compensation

Company Contributions to the 401(k), the Defined Contribution Plan, the Supplemental Plan and the ESPP

The Company makes matching contributions to certain NEOs’ accounts under the applicable Company 401(k), U.S. Salaried Retirement Income Plan, Canadian Defined Contribution Plan and ESPP on the same terms and using the same formulas as other participating employees.

Employee Share Purchase Plan

CP’s Employee Share Purchase Plan (“ESPP”) is available to all employees and provides the opportunity to purchase voting Shares on the open market through payroll deductions. Employees may contribute between 1% and 10% of their base salary to the ESPP every pay period. CP provides a 33% match on the first 6% of non-unionized employees’ contributions that vest after four consecutive quarters. Employees must remain participants of the ESPP at the time of vesting in order to receive the CP match. As of December 31, 2016, approximately 38% of CP’s employees participated in the ESPP.

Matching Contributions to the Senior Executives’ Deferred Share Unit Plan

Messrs. Erceg and Pitz received matching DSUs in 2016 as a result of deferring all or a part of their 2015 STIP awards. Upon resignation Mr. Erceg forfeited those units. The number of matching units granted can be found in the Grants of Plan-Based Awards table. The values are also disclosed in the Nonqualified Deferred Compensation table.

Tax Reimbursements

NEOs are eligible for automobile-related gross-ups, as well as gross-ups for any housing subsidy that is available to all eligible relocated employees.

74	CANADIAN PACIFIC	COMPENSATION DETAILS

Employment Agreements

The employment agreements for executive officers, with the exception of Messrs. Harrison and Creel, are set out in a standard offer letter template from CP. These offer letters contain the standard terms as described in the Compensation Discussion and Analysis and include an annual salary, participation in the STIP and LTIP plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees, and modest perquisites. All senior management are subject to share ownership requirements.

Messrs. Harrison and Creel were subject to employment agreements in 2016, however, effective January 31, 2017, Mr. Harrison resigned and this employment agreement is no longer in effect. Mr. Harrison’s 2016 agreement included:

•	reasonable accommodations in Calgary

•	use of the corporate jet

•	reimbursement for full medical, dental and prescription drug coverage not covered under the Company’s Canadian and U.S. employee benefit plans

•	tax equalization representing incremental tax, if any, as a result of working for the Company in Canada

•	non-disclosure, non-solicitation covenants

•	an annual pension of US$1.5 million which equals the annual pension forfeited from his previous employer

•	severance provisions as described on page 85

Mr. Creel’s 2016 agreement provided for:

•	reasonable accommodations in Calgary

•	use of the corporate jet; beginning in 2017, this is limited to business commuting and family visits within North America

•	reimbursement for club membership up to US$15,000 annually

•	tax equalization representing incremental tax, if any as a result of working for the Company in Canada; beginning in 2017, Mr. Creel will no longer receive this benefit

•	non-disclosure, non-solicitation covenants

•	severance provisions as described on page 85

2016 Summary Compensation Table After Forfeited Payments

The following table is provided for informational purposes and sets forth the annual compensation for NEOs for 2014, 2015 and 2016 for NEOs excluding any compensation that was forfeited by Mr. Harrison and Mr. Erceg upon their resignation. This table does not replace the Summary Compensation Table required by item 402 of Regulation S-K, which is found on Page 72.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
E.H. Harrison Chief Executive Officer	2016	2,904,595	3,537,216	—	—	6,557,760	—	830,466	13,830,037
	2015	2,803,522	—	—	—	6,002,537	—	1,187,281	9,993,340
	2014	2,421,592	—	4,413,495	—	7,289,700	—	599,131	14,723,918
N.S. Velani Vice-President and Chief Financial Officer	2016	298,838	—	131,634	105,305	373,500	26,674	65,023	1,000,974

M.J. Erceg Executive Vice President and Chief Financial Officer	2016	546,184	—	—	—	—	—	133,361	679,545
	2015	414,138	—	—	—	437,596	—	264,128	1,115,862

K.E. Creel President and Chief Operating Officer	2016	1,261,123	—	2,403,912	2,131,126	1,900,765	324,401	857,385	8,878,712
	2015	1,164,270	—	1,959,244	2,130,228	1,601,889	300,025	514,958	7,670,614
	2014	963,772	—	1,705,738	4,314,507	1,923,729	252,526	131,783	9,292,055
R.A. Johnson Executive Vice-President, Operations	2016	532,056	—	358,674	317,991	648,324	73,902	318,936	2,249,883
	2015	425,160	—	300,454	326,539	362,141	76,565	90,759	1,581,618
	2014	350,479	—	666,497	293,897	436,745	42,974	65,101	1,855,693
L.J. Pitz Vice-President and Chief Risk Officer	2016	437,720	—	397,394	279,071	417,312	61,891	95,912	1,689,300
	2015	406,126	—	347,920	287,967	331,166	58,639	92,361	1,524,179

COMPENSATION DETAILS	2017 MANAGEMENT PROXY STATEMENT	75

INCENTIVE PLAN AWARDS

2016 GRANTS OF PLAN-BASED AWARDS

The NEOs are eligible to receive annual cash awards under the STIP. If a NEO’s ownership requirements have not been met he may defer a portion of his STIP award into DSUs in the year that the STIP award was paid and receive Company matching DSUs on that deferral. NEOs are also eligible for awards of PSUs and Options under the LTIP. The following table provides information on grants of awards under all plans made to the NEOs in 2016. Messrs. Harrison, Creel, Erceg, Johnson and Pitz received their compensation in U.S. dollars; the estimated future payout under Non-Equity Incentive Plan Awards has been converted to Canadian dollars using an average exchange rate of $1.3248 . Messrs. Harrison and Erceg forfeited the awarded equity reported below. Mr. Erceg also forfeited the amount reported under the non-equity incentive plan award column.

Name	Type of Award	Board Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
E.H. Harrison	STIP			2,185,920	4,371,840	8,743,680
	PSUs
	Options	14-Dec-2015	22-Jan-2016								129,620	116.80	4,999,757
N.S. Velani	STIP			124,500	249,000	498,000
	PSUs	23-Feb-2016	23-Feb-2016				391	782	1,564				131,634
	Options	14-Dec-2015	22-Jan-2016								2,927	165.74	105,305
M.J. Erceg	STIP			283,507	567,014	1,134,029
	PSUs	23-Feb-2016	23-Feb-2016				3,879	7,757	15,514				1,305,736
	Options	14-Dec-2015	22-Jan-2016								29,261	165.74	1,052,731
	DSUs		23-Feb-2016							674			113,415
K.E. Creel	STIP			633,588	1,267,176	2,534,353
	PSUs	23-Feb-2016	23-Feb-2016				7,416	14,832	29,664				2,403,912
	Options	14-Dec-2015	22-Jan-2016								55,250	116.80	2,131,126
R.A. Johnson	STIP			216,108	432,216	864,432
	PSUs	23-Feb-2016	23-Feb-2016				1,107	2,213	4,426				358,674
	Options	14-Dec-2015	22-Jan-2016								8,244	116.80	317,991
L.J. Pitz	STIP			139,104	278,208	556,416
	PSUs	23-Feb-2016	23-Feb-2016				971	1,942	3,884				314,752
	Options	14-Dec-2015	22-Jan-2016								7,235	116.80	279,071
	DSUs		23-Feb-2016							510			82,642

For each plan year, the Compensation Committee establishes a minimum level of corporate operating income performance, below the threshold level, called the corporate hurdle. When performance falls below the corporate hurdle, no awards are paid. If corporate performance falls below the threshold level but above the corporate hurdle, only the individual component of the award may be paid. The threshold value in the chart assumes that the NEO earned the minimum amount payable (and assumes that the corporate hurdle was achieved).

Annually, executives may defer all or part of their annual bonus into DSUs, up to their required ownership level. The Company provides a 25% match on the amount deferred in the year that the bonus is actually paid. Messrs. Erceg and Pitz received matching DSUs in 2016 as a result of deferring all or a part of their 2015 awards. Mr. Erceg forfeited these matching DSUs upon his resignation. Deferred Compensation Plans are discussed in more detail on page 82.

PSUs at target are as disclosed in the Summary Compensation Table. The exercise price of the 2016 Options is based on the closing Share price on the TSX on the grant date. With respect to Messrs. Harrison, Creel, Johnson and Pitz, the exercise price is reported in U.S Dollars based on the closing Share price on the NYSE on the grant date.

76	CANADIAN PACIFIC	COMPENSATION DETAILS

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following tables show unexercised Options, stock that has not vested and any unvested or unearned equity incentive plan awards outstanding as of December 31, 2016. For additional information about Option and Share awards, see the description of the Executive DSU Plan and Long-Term Incentives in the Compensation Discussion and Analysis.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the- Money Options/ SARs at 2016 Year- End ($)	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
E.H. Harrison	650,000	—		73.39	26-Jun-2022	76,810,500
	51,640	51,640		168.84	31-Jan-2024	2,346,522
	21,149	63,444		175.92	23-Jan-2025	—
	—	129,620		116.80	22-Jan-2026	4,519,839
									44,918	8,610,615
Total	722,789	244,704				83,676,861	—	—	44,918	8,610,615
N.S. Velani	1,733	577		126.34	2-Apr-2023	150,658
	910	910		168.84	31-Jan-2024	41,350
	385	1,154		218.78	23-Jan-2025	—
		2,927		165.74	22-Jan-2026	75,575
							131	25,124
							66	12,711
							815	156,177
									817	156,596
									1,575	301,716
Total	3,028	5,568				267,583	1,012	194,012	2,392	458,312
M.J. Erceg	—	—				—	—	—	—	—
Total	—	—				—	—	—	—	—
K.E. Creel	79,550	39,775		115.78	4-Feb-2023	9,042,449
	40,013	13,337		119.18	22-Feb-2023	3,861,473
	19,950	19,950		168.84	31-Jan-2024	906,528
	—	47,940		210.32	24-Jul-2024	—
	8,478	25,432		175.92	23-Jan-2025	—
	—	55,250		116.80	22-Jan-2026	1,926,563
									18,005	3,451,480
									29,874	5,726,812
Total	147,991	201,684				15,737,013	—	—	47,879	9,178,292
R.A. Johnson	2,730	910		129.54	2-Jul-2023	225,753
	2,935	2,935		168.84	31-Jan-2024	133,366
	1,300	3,898		175.92	2-Jan-2025	—
	—	8,244		116.80	22-Jan-2026	287,468
							2,446	468,867
									2,761	529,292
									4,457	854,466
Total	6,965	15,987				646,587	2,446	468,867	7,218	1,383,758
L.J. Pitz	1,575	1,575		187.00	03-Jun-2024	14,364
	1,146	3,438		175.92	23-Jan-2025	—
	—	7,235		116.80	22-Jan-2026	252,284
							347	66,519
							513	98,434
									2,434	466,679
									3,912	749,829
Total	2,721	12,248				266,648	860	164,953	6,346	1,216,508

COMPENSATION DETAILS	2017 MANAGEMENT PROXY STATEMENT	77

In general, regular Options granted prior to 2017, vest over four years at a rate of 25% on each anniversary of the grant date and expire ten years from the date of grant. Exercise prices are shown in Canadian dollars, except that, with respect to Options granted to Messrs. Harrison, Creel, Johnson and Pitz that were made in 2015 or thereafter, exercise prices are in United States dollars.

The Value of Unexercised In-the-Money Options/SARs at 2016 Year-End is based on the closing Share price on the TSX on December 30, 2016 ($191.56). However, with respect to Option grants to Messrs. Harrison, Creel, Johnson and Pitz that were made in 2015 or thereafter, the value is based on the closing Share price on the NYSE on December 31, 2016 (US$142.77) converted into Canadian dollars using a year-end exchange rate of $1.3427.

Mr. Creel was awarded a performance-vested Option grant on July 24, 2014. These Options vested upon meeting certain operating ratio and operating income hurdles. None of the Options would become exercisable before June 1, 2018 (50% of the Options vested upon CP’s attainment of an annual Operating Ratio of 63%, and the other 50% vested upon CP attaining an annual Operating Income of $2,618 million).

The Market Value of Shares or Units of Stock That Have Not Vested includes the value of unvested DSUs and restricted share units (“RSUs”) based on the closing Share price on the TSX on December 30, 2016 ($191.56) with respect to Mr. Velani.

For Messrs. Johnson and Pitz the DSU or RSU value is based on the closing Share price on the NYSE on December 30, 2016 (US$142.77) converted into Canadian dollars using a year-end exchange rate of $1.3427. The DSU awards are deferred and not redeemable until termination of employment.

The number of shares shown in the column Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested includes the sum of the performance units that would be payable under the 2015 – 2017 and 2016 – 2018 PSU cycles if the Company’s actual performance in 2016 were applied to each plan’s performance measures. The Company’s 2016 performance would have resulted in a 160% payout for the 2015 – 2017 cycle and 144% for the 2016 – 2018 cycle. The SEC requires that projected payouts be shown at the next higher performance measure; therefore, the number of performance units shown is equal to the maximum payout for the 2015 – 2017 cycle (200%) and the maximum pay out for the 2016 – 2018 cycle (200%). The value of the PSUs is based on the year-end Share value on the applicable stock exchange.

For stock awards, the number of unvested shares reported above includes dividends earned. The original grant units and grant date fair values for 2016 stock awards are disclosed in the Grants of Plan-Based Awards Table.

The following table shows the vesting dates and the corresponding number of shares in the Outstanding Equity Awards at Fiscal Year End table, assuming continued employment through the vesting date.

		Vesting Dates
Name	Stock Award	26-Feb-2017	08-May-2017	31-Dec-2017	19-Feb-2018	31-Dec-2018	23-Feb-2019
E.H. Harrison	Performance Share Units			44,918
N.S. Velani	Senior Executive Deferred Share Units	131			66
	Performance Share Units			817		1,575
	Restricted Share Units		815
K.E. Creel	Performance Share Units			18,005		29,874
R.A. Johnson	Performance Share Units			2,761		4,457
	Restricted Share Units		2,446
L.J. Pitz	Senior Executive Deferred Share Units				347		513
	Performance Share Units			2,434		3,912

78	CANADIAN PACIFIC	COMPENSATION DETAILS

OPTION EXERCISES AND STOCK VESTED

The following table provides details regarding Options exercised by the NEOs, and stock awards vested during the financial year ended December 31, 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
E. H. Harrison	—	—	38,803	7,463,388
N.S. Velani	—	—	568	112,755
M.J. Erceg	—	—	—	—
K.E. Creel	—	—	18,640	3,525,031
R.A. Johnson	—	—	3,809	685,661
L.J .Pitz	—	—	1,037	205,897

The number of shares acquired on vesting include PSUs, related to the 2014 grant that vested at 118%, and DSUs. The value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the market price of the shares on the respective vesting dates.

With respect to Mr. Harrison, 6,452 of the stock awards which vested were DSUs, which are settled only upon termination of employment per the terms of the Executive DSU Plan described below under the heading “Deferred Compensation Plans”. As described in the message from our Management Resources and Compensation Committee Chair, Mr. Harrison forfeited these DSUs upon resignation. With respect to Mr. Creel and Mr. Johnson, 6,137 of Mr. Creel’s stock awards and 1,973 of Mr. Johnson’s stock awards that vested were DSUs.

MANAGEMENT STOCK OPTION INCENTIVE PLAN

The Management Stock Option Incentive Plan (“MSOIP”) was established in October 2001 for the purpose of providing certain officers and select key employees of the Company with an incentive to enhance shareholder value.

The number of Options granted to a recipient is determined by dividing a targeted dollar amount (determined taking into account market practice and a number of other factors), which is expressed as a percentage of the recipient’s salary, by the theoretical value of an Option. That value is determined using broadly used valuation models that estimate the probable future payout, applied to the 30 day average closing Share price prior to the issuance of the grant. Neither the amount nor the terms of previously granted Options are taken into consideration in determining the size of a new grant, which otherwise might result in the unintended consequence of encouraging early exercise to avoid having future grants reduced due to significant outstanding Option holdings. In addition, it might disadvantage long-serving employees and those who remain committed to the stock.

Regular Options expire 10 years from the date of grant. Options generally vest over four years at a rate of 25% on each anniversary date of the grant. Option grants made after January 1, 2017 have a 7-year term.

An Option will expire before its normal expiry date if: (a) an Option holder resigns from his or her employment, in which case the Option will expire 30 days following such resignation; (b) an Option holder’s employment is terminated without cause, in which case the Option will expire six months following such termination; (c) an Option holder’s employment is terminated for cause, including where an Option holder resigns after being requested to do so as an alternative to being terminated for cause, in which case the Option will expire immediately upon such termination; (d) an Option holder dies, in which case the Option will expire 12 months following his death and may be exercised by the holder’s estate. An Option will continue to vest and expire on its normal expiry date if an Option holder’s employment ceases due to permanent disability. An Option granted will expire on the earlier of (a) its normal expiry date or (b) five years after the Option holder retires, upon attaining the applicable mandatory or early retirement age.

If an Option would otherwise expire during a blackout period, it will be extended beyond its normal expiry date to a date 10 business days after the date on which the blackout period ends, provided that if a further blackout period is imposed prior to the end of the extension, the Option term will be further extended to a date 10 business days after the date on which the additional blackout period expires.

Options may be assigned only to an Option holder’s family trust, personal holding corporation, or retirement trust or a legal representative of an Option holder’s estate or a person who acquires the Option holder’s rights by bequest or inheritance.

The MSOIP includes change of control provisions that cause all Options held by an Option Holder who is terminated without cause upon a change of control to immediately vest. The change of control provisions in the MSOIP, as well as the Corporation’s other incentive plans, are substantially similar to the change of control provisions described below under “Change in Control and Termination Benefits”, except that: (i) under the terms of the MSOIP and other incentive plans, the Board cannot adopt a resolution confirming that a change of control has occurred; and (ii) under the MSOIP and other incentive plans the threshold for Shares of the Corporation held by a new entity to cause a change of control is 50%.

COMPENSATION DETAILS	2017 MANAGEMENT PROXY STATEMENT	79

Under the terms of the MSOIP, the maximum number of Shares that may be reserved for issuance to insiders as Options is 10% of the number of Shares outstanding. The maximum number of Options that may be granted to insiders within a one-year period is 10% of the number of Shares outstanding and to any one insider is 5% of the number of Shares outstanding. The maximum number of Options that may be granted to any one individual is 5% of the number of Shares outstanding at the time of the reservation.

Notwithstanding the limits noted above, the dilution level, measured by the number of Options available for issuance as a percentage of outstanding Shares continues to be capped, at the discretion of the Board, at 7%. CP’s potential dilution level at year end is 2.2%.

The CEO, as well as the Chairman of the Board and the Chair of the Compensation Committee, have authority to grant Options to employees within certain defined parameters, which include the position of the grantee and the expected value of the Options being granted. For 2016, the Compensation Committee authorized a pool of 100,000 Options for allocation by the CEO under this authority from which 1,478 Options in total were granted to one employee for the purposes of performance recognition and retention. In 2017, the number of Options for allocation by the CEO has been reduced to 50,000 Options.

Participants in the MSOIP are granted a number of Options, exercisable at the last closing market price of Shares on the TSX or the NYSE (for grants after December 15, 2014 depending on the grant currency) prior to the approval of the grant. The exercise price of Options may not be reduced without shareholder approval. The following table illustrates information relating to Options as of and for the year ended December 31, 2016.

Options Outstanding and Available for Grant as of December 31, 2016:

2016	Number of Options/Shares	Percentage of Outstanding Shares
Options outstanding (as at December 31, 2016)	1,687,407	1.2%
Options available to grant (as at December 31, 2016)	1,549,868	1.1%
Shares issued on exercise of Options in 2016	277,200	0.2%
Options granted in 2016	403,740	0.3%

Messrs. Harrison and Creel were granted stand-alone stock Options in 2012 and 2013 respectively; they were not granted under the MSOIP.

Since the inception of the MSOIP in October 2001, a total of 18,078,642 Shares have been made available for issuance under the MSOIP and 14,841,367 Shares have been issued through the exercise of Options. No financial assistance is provided to Option holders to facilitate the purchase of Shares under the MSOIP. In addition, CP has a policy that prohibits employees from forward selling Shares that may be delivered upon the future exercise of Options under the MSOIP or otherwise monetizing Options granted under the MSOIP, other than through exercising the Option and subsequently selling the Shares in a public venue.

The Board may amend the MSOIP, but no amendment may be made without required regulatory or shareholder approval. Other than as set forth elsewhere in this Proxy Statement, no Options have been granted under the MSOIP that require ratification by shareholders.

The MSOIP was amended effective February 28, 2012, to provide that on a change in control the vesting of Options held by a participant will not accelerate unless the participant is thereafter terminated without cause or constructively dismissed.

The MSOIP was amended effective November 19, 2015 to provide Net Stock Settlement as a method of exercise. Net Stock Settlement allows an option holder to exercise Options without the need to have the Corporation sell the securities on the open market. The Corporation experiences less dilution from the exercise of stock options that are net settled in this manner.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table shows, as of December 31, 2016, compensation plans under which equity securities of the Corporation are authorized for issuance upon the exercise of Options outstanding under the MSOIP and the Director Stock Option Plan (“DSOP”). The table also shows the number of Shares remaining available for issuance and includes 340,000 Shares under the DSOP. On July 21, 2003, the Board suspended all further grants of Options under the DSOP.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,456,732	$121.79	1,889,868
Equity compensation plans not approved by security holders	—	$—	—
Total	2,456,732	$121.79	1,889,868

80	CANADIAN PACIFIC	COMPENSATION DETAILS

The equity compensation plans referred to in the previous table, being the MSOIP and DSOP, are described in the Corporation’s audited consolidated financial statements for the year ended December 31, 2016, and in this Proxy Statement. See page 79 for MSOIP details and see above for DSOP details.

Section 162(m) Incentive Plan

The Section 162(m) Incentive Plan is intended to allow us to grant equity and cash awards under our other plans described in this Proxy Statement (the “Sub-Plans”), while providing us the flexibility to designate awards that will qualify as “performance-based compensation” under Section 162(m) of the US Internal Revenue Code of 1986 (the “Code”). Section 162(m) of the Code generally limits the annual deduction that a company may take for compensation of covered employees, consisting of the company’s CEO and the next three highest compensated executive officers other than the CEO and the CFO who are serving at the end of the year. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. One such requirement is that the material terms pursuant to which the performance-based compensation is to be paid must be disclosed to and approved by the shareholders. The Section 162(m) Incentive Plan was approved by our shareholders at our 2016 Annual Meeting.

COMPENSATION DETAILS	2017 MANAGEMENT PROXY STATEMENT	81

PENSION PLAN BENEFITS

Canadian Pension Plans

CP has a defined contribution plan (“DC Plan”) in which Messrs. Creel, Velani and Erceg participated in during 2016.

Depending on the individual’s age and years of service, he will contribute between 4% and 6% of earnings and the Company will contribute between 4% and 8% of earnings. Total contributions are limited to the maximum allowed under the Canadian Income Tax Act ($26,010 in 2016).

Messrs. Creel, Velani and Erceg also participated in a defined contribution supplemental plan (“DC SERP”). The DC SERP is a non-registered plan that provides benefits in excess of the Canadian Income Tax Act limits applicable to the DC Plan. Specifically, the SERP provides a company contribution equal to 6% of a participant’s base salary and annual bonus. There are no employee contributions and there is a two-year vesting period. Upon resignation, Mr. Erceg’s company contributions did not meet the vesting requirements and were therefore forfeited.

U.S. Retirement Plans

The U.S. retirement program has three elements:

•	A voluntary qualified 401(k) plan with employer match

•	A qualified defined contribution plan which provides automatic employer contributions

•	A nonqualified defined contribution plan for certain employees whose compensation exceeds the IRS limits (US $265,000 for 2016)

401(k) Plan

Individuals can contribute pre-tax contributions to the 401(k) plan subject to limitations imposed by the U.S. Internal Revenue Code. The Company provides a matching contribution of 50% on the first 6% of eligible earnings. All contributions are immediately vested.

Defined Contribution Plan (“U.S. DC Plan”)

The U.S. DC Plan is employer-funded with an annual contribution amount equal to 3.5% of eligible earnings. Eligible earnings include base salary and annual bonus. These earnings are subject to compensation limitations imposed by the U.S. Internal Revenue Code. These amounts are included in the Summary Compensation Table under the column heading “All Other Compensation”.

Supplemental Defined Contribution Plan (“U.S. SERP”)

The U.S. SERP is an unfunded, nonqualified defined contribution plan that provides an additional company contribution equal to 6% of eligible earnings without regard to the limitations imposed by the U.S. Internal Revenue Code. Eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limitations imposed by the U.S. Internal Revenue Code, an additional 3.5% contribution is made. Company contributions are subject to a three-year cliff vesting schedule.

Messrs. Creel, Johnson and Pitz participated in the U.S. SERP in 2016.

DEFERRED COMPENSATION PLANS

Officers and other individuals with share ownership requirements may elect to receive all or a portion of their short-term incentive award in DSUs. This is designed to promote the sustained alignment of executive officers’ interests with shareholders. Executive officers must make their election prior to the beginning of the calendar year for which the short-term incentive award is paid. When any short-term incentive award is determined, the amount elected is converted to DSUs, which have a value equal to the average market price of a Share for the 10 trading days immediately prior to December 31 of the calendar year for which the award is paid.

CP will grant an additional 25% of the amount that each participant elects to receive as DSUs as a Company match, which vest after three years. Once the value of a participant’s DSU account is sufficient to meet CP’s stock ownership requirement the participant may no longer elect to receive any portion of his short-term incentive award in DSUs.

Executive DSU participants may redeem their DSUs only after termination of employment or retirement. Redemption is permissible only following the date that is six months after the end of the executive’s employment and must be redeemed no later than the end of the following calendar year. The value of the DSU at the time of payment will be based on the average market price of a Share for the 10 trading days immediately preceding the payment date. Payment is made in a lump sum following the termination of employment. For eligible U.S. executives, in compliance with U.S. tax regulations, payment of amounts deferred until termination of employment is made after a six-month waiting period.

Mr. Creel also received a special make-whole DSU payment at his time of hire. The DSUs are not redeemable until after the end of the executive’s employment.

82	CANADIAN PACIFIC	COMPENSATION DETAILS

The following table shows the number of DSUs outstanding and their value based on the closing Share price on December 30, 2016.

	Unvested DSUs (#)	Vested DSUs (#)	Total Units (#)	Value as at December 30, 2016 ($)
E.H. Harrison	0	68,444	68,444	13,120,462
N.S. Velani	198	790	988	189,175
M.J. Erceg	0	2,714	2,714	519,923
K.E. Creel	0	30,860	30,860	5,915,703
R.A. Johnson	0	5,500	5,500	1,054,321
L.J. Pitz	860	3,442	4,302	824,768

The value of vested and unvested DSUs as of December 30, 2016, is based on the closing Share price on the TSX of $191.56 for Messrs. Velani and Erceg, and a closing Share price on the NYSE of US$142.77 with a year-end exchange rate of $1.3427 for Messrs. Harrison, Creel, Johnson and Pitz. Mr. Harrison forfeited the reported number of DSUs upon resignation.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table shows, as of December 31, 2016, each NEO’s balance under our nonqualified deferred compensation plans, including the Senior Executives’ Deferred Share Unit Plan (DSU), the Canadian Pacific Management Supplemental Pension Plan (DC SERP) and the U.S. Senior Executive Retirement Plan (U.S. DC SERP).

Name		Executive Contributions in Fiscal 2016	Registrant Contributions in Fiscal 2016	Aggregate Earnings in Fiscal 2016	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2016
	Plan Name	($)	($)	($)	($)	($)
E.H. Harrison	DSU	—	1,069,968	2,035,371	—	13,120,462
N.S. Velani	DSU	—	—	151,340	—	151,340
	DC SERP	—	38,649	3,890	—	—
M.J. Erceg	DSU	453,660	—	66,264	—	519,923
	DC SERP	—	34,096	(63,004)	—	—
K.E. Creel	DSU	—	1,004,099	922,366	—	5,915,703
	DC SERP	—	299,718	31,444	—	61,291
	U.S. DC SERP	—	14,501	36,776	—	704,888
R.A. Johnson	DSU	—	326,626	158,709	—	1,053,566
	U.S. DC SERP	—	74,900	7,628		—
L.J. Pitz	DSU	335,035	—	99,944	—	659,342
	U.S. DC SERP	—	62,727	2,552	—	—

For Messrs. Harrison and Creel, the value of the registrant contributions is calculated with respect to DSUs that vested in 2016. As disclosed in previous Summary Compensation Tables, Mr. Harrison was issued DSUs in 2012 that would vest 25% each year and Mr. Creel was issued DSUs in 2013 that vested in 2016. For Messrs. Erceg and Pitz, the value of the executive contributions is the deferral of 2015 bonus into DSUs that vested immediately in 2016.

DC SERP and U.S. DC SERP Contributions have been disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings Column in the Summary Compensation Table.

COMPENSATION DETAILS	2017 MANAGEMENT PROXY STATEMENT	83

CHANGE IN CONTROL AND TERMINATION BENEFITS

Change in Control Agreements

Mr. Harrison was the only NEO party to a change in control agreement with CP. On January 18, 2017, Mr. Harrison entered into a separation agreement with the Company pursuant to which he resigned as CEO on January 31, 2017. Therefore as of January 31, 2017, the change in control and termination benefits described below are no longer applicable.

The change in control agreement with Mr. Harrison was “double trigger”, meaning that cash severance payments would not have been made and no awards under any equity plan would be subject to accelerated vesting upon a change in control of the Corporation unless Mr. Harrison was thereafter terminated without cause or constructively dismissed. Note that effective February 22, 2013, all equity awards under CP’s equity incentive plans vest in connection with a change in control only on a “double trigger” basis. Although Mr. Harrison received unvested DSUs issued prior to this date, these DSUs, which were vested as of December 31, 2016, could not be redeemed until one year after cessation of his employment, regardless of whether there was an intervening change in control. Mr. Harrison has forfeited these DSUs upon his resignation.

A “change in control” would have arisen under Mr. Harrison’s change in control agreement in the following circumstances:

•	More than 20% or more of the Shares were acquired by any person or persons acting jointly or in concert

•	80% or more of the Corporation’s Shares were held by a new entity created by any transaction or series thereof

•	All or substantially all of the assets of the Corporation were sold, assigned or transferred

•	A majority (more than 50%) change in the Corporation’s Board of Directors over a 12-month period or

•	The Board adopted a resolution confirming that a change in control has occurred

Payable on Change in Control

		Severance Payment				Value of early vesting of Options & equity based awards ($)
Name	Severance Period (# of months)	Base Pay ($)	Short-term Incentive at target ($)	Additional Retirement Benefits ($)	Other Benefits ($)		Payable on Change of Control ($)
E.H. Harrison	6	1,476,970	—	—	—	8,563,305	10,040,275
Total NEOs		1,476,970	0	0	0	8,563,305	10,040,275

The value of early vesting of Options and equity-based awards is based on the closing Share price on December 30, 2016, on the TSX of $191.56 and for awards issued in respect of Shares traded on the NYSE, the value is based on the closing Share price of US$142.77 converted into Canadian dollars using a year-end exchange rate of $1.3427.

Compensation on Termination of Employment

We have developed policies to cover all forms of termination that occur absent the prior occurrence of a change in control. Messrs. Velani, Johnson and Pitz are subject to the same terms as all other employees of the Company for voluntary termination, retirement, and termination for cause. No NEO receives an excise tax gross-up provision in relation to any termination benefit. In the event that Messrs. Harrison and Creel ceased to be employees on December 31, 2016, they would have received compensation as summarized below:

Payable on Termination without Cause

		Severance Payment				Value of Options & equity based awards ($)	Payable on Termination without Cause ($)
Name	Severance Period (# of months)	Base Pay ($)	Short-term Incentive ($)	Additional Retirement Benefits ($)	Other Benefits ($)
E.H. Harrison	N/A	2,685,400	—	—	—	4,586,795	7,272,195
K.E. Creel	36	3,852,894	3,852,894	—	30,039	6,792,752	14,528,579
Total NEOs		6,538,294	3,852,894	0	30,039	11,379,547	21,800,774

Other benefits represents the value of accelerated vesting of ESPP Shares.

The value of Options and equity-based awards represents the value of Options vesting within six months following termination and the prorated value as of the termination date of PSU awards.

The value of the Options and equity-based awards is based on the closing Share price on the TSX of $191.56 or, for awards in respect of Shares traded on the NYSE, a closing Share price on the of US$142.77 on December 30, 2016, converted into Canadian dollars using a year-end exchange rate of $1.3427.

84	CANADIAN PACIFIC	COMPENSATION DETAILS

Compensation on Termination of Employment

In the event a NEO ceases to be an employee due to change of control, retirement, resignation or termination without cause, the NEO will receive specific compensation treatment as summarized below:

	Resignation	Retirement	Termination without Cause (Messrs. Harrison and Creel Only)	Change of Control (Mr. Harrison Only)
Severance	None Mr. Creel would be required to repay up to US$4.64 million of awards paid to him upon hire	None	US$2,000,000 for Mr. Harrison. 36 months’ base salary for Mr. Creel. Effective Jan 31, 2017, this reduces to 24 months for Mr. Creel.	Severance equal to the rate of salary payable in the remaining period immediately preceding the termination date (6 months for the CEO)
Annual Incentive Plan Award	Forfeited	Award for current year is pro-rated to retirement date	Equal to the target award for severance period for Mr. Creel	Not applicable
PSUs	Forfeited	Full value providing executive has 6 months active service within the performance period	Pro-rated based on active service within the performance period	PSUs only vest if the holder is terminated following change of control. PSUs vest at target, pro-rated based on active service within the performance period
Options	30 days to exercise vested Options or before the expiry date whichever comes first; unvested awards are forfeited	Options continue to vest and grants expire the earlier of 5 years after retirement date and normal expiry date	6 months to exercise vested Options and Options that will vest within that six-month period	Options only vest early if the option-holder is terminated following the change of control
Benefits	Terminate upon resignation	Post Retirement Life insurance of $50,000 and a Health Spending Account calculated based on years of Company service (which is the same for all employees)	Not applicable	Not applicable
Pension	No additional value	No additional value	No additional value	No additional value
Perquisites	Any unused flex perquisite dollars are forfeited	Not applicable	Not applicable	Not applicable
ESPP Shares	Unvested Shares are forfeited	Unvested Shares vest if holder retires	Unvested Shares vest if holder is terminated without cause	Unvested Shares vest if change of control occurs
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change of control

COMPENSATION DETAILS	2017 MANAGEMENT PROXY STATEMENT	85

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

The table below sets forth the number and percentage of outstanding Shares of Common Stock beneficially owned by each person, or group of persons, known by Canadian Pacific based on publicly available information as of March 15, 2017, to own beneficially more than five percent of our Common Stock, each of our directors, each of our NEOs and all directors and executive officers as a group.

Unless otherwise indicated in the table, the address of each of the individuals named below is c/o Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
John Baird(a)	—
Isabelle Courville(a)	900	*
Jill Denham(a)	—
William Fatt(a)	—
Rebecca MacDonald(a)	—
Matthew Paull(a)	1,000	*
Jane Peverett(a)	—
Andrew Reardon(a)	4,031	*
Gordon T. Trafton II(a)	—
John Brooks	1,526	*
James Clements	1,876	*
Keith Creel(b)	1,995	*
John Derry	203	*
Peter Edwards	3,447	*
Jeffrey Ellis	245	*
Mike Foran	1,550	*
Robert Johnson(b)	—
Laird Pitz(b)	34	*
Mike Redeker	2,760	*
Nadeem Velani(b)	670	*
All current executive officers and directors as a group	20,237	*

(a)	See Directors’ 2016 Compensation table on page 42 for disclosure with respect to DDSUs.
(b)	See “Compensation Details – Deferred Compensation Plans” on page 82 for disclosure with respect to NEO DSUs.

*	Represents less than one percent of the outstanding Common Stock.

86	CANADIAN PACIFIC	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC. SEC regulations require executive officers, directors and greater than 10% shareholders to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC. Other than as described below, during the fiscal year ended December 31, 2016, CP believes that all Section 16(a) filing requirements were timely met during 2016.

The Corporation’s ESPP was designed for use in Canada, and the ESPP is not considered a qualified plan, exempt from Section 16 reporting requirements, pursuant to US requirements. Late filings with respect to purchases of CP shares in the Corporation’s ESPP for Messrs. Creel, Edwards, Ellis, Redeker and Wallace were made on April 2, 2016, as well as on June 2, 2016 and on September 1, 2016 on behalf of Mr. Creel.

Form 4s with respect to the acquisition of common Shares pursuant to CP’s Directors’ Deferred Share Unit Plan were inadvertently filed late on July 5, 2016 and August 3, 2016 on behalf of Ms. Courville, Ms. MacDonald and Messrs. Baird, Paull and Reardon.

Form 4s with respect to acquisitions of common Shares pursuant to CP’s Senior Executive Deferred Share Unit Plan were inadvertently filed late on August 3, 2016 on behalf of Messrs. Creel, Edwards, Ellis, Harrison, Pitz, Redeker and Wallace and Form 4s with respect to acquisitions of common Shares pursuant to CP’s Restricted Share Unit Plan were inadvertently filed late on September 1, 2016 on behalf of Messrs. Redeker and Wallace.

SHAREHOLDER PROPOSALS

In 2016, Canadian Pacific did not receive any shareholder proposals to be included in this Proxy Statement.

The Company is subject to both the rules of the SEC under the Exchange Act and the provisions of the Canada Business Corporations Act (“CBCA”) with respect to shareholder proposals. As clearly indicated under the CBCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholder proposals submitted pursuant to the rules of the SEC under the Exchange Act for inclusion in the Company’s proxy materials for its annual meeting of shareholders to be held in 2018 (the “2018 Meeting”), must be received no later than November 15, 2017. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

Proposals submitted pursuant to the applicable provisions of the CBCA that a shareholder intends to present at the 2018 Meeting and wishes to be considered for inclusion in CP’s proxy statement and form of proxy relating to the 2018 annual meeting of shareholders must be received no later than December 15, 2017. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder.

All shareholder proposals must be delivered to the Office of the Corporate Secretary by mail at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

DIRECTORS’ APPROVAL

The contents of this Proxy Statement and its distribution have been approved by the Directors of the Corporation.

/s/ Jeffrey Ellis

Jeffrey Ellis

Corporate Secretary

March 15, 2017

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	2017 MANAGEMENT PROXY STATEMENT	87

SCHEDULE “A” – AUDIT COMMITTEE TERMS OF REFERENCE

CANADIAN PACIFIC RAILWAY LIMITED

AND

CANADIAN PACIFIC RAILWAY COMPANY

AUDIT COMMITTEE TERMS OF REFERENCE

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board,” “Directors”, “Board of Directors” and “Committee” shall refer to the Board, Directors, Board of Directors, or Committee of CPRL or CPRC, as applicable.

A.	Committee and Procedures

1.	Purpose

The purposes of the Audit Committee (the “Committee”) of the Board of Directors of the Corporation are to fulfill applicable public company audit committee legal obligations and to assist the Board of Directors in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from financial statements, including:

the	review of the annual and interim financial statements of the Corporation;

the	integrity and quality of the Corporation’s financial reporting and systems of internal control;

the	Corporation’s compliance with applicable legal and regulatory requirements;

the	qualifications, independence, engagement, compensation and performance of the Corporation’s external auditors; and

the	performance of the Corporation’s internal audit function;

and to prepare, if required, an audit committee report for inclusion in the Corporation’s annual management proxy circular, in accordance with applicable rules and regulations. In addition, the Committee will assist the Board with the identification of the principal risks of the Corporation’s business and ensure the implementation of appropriate risk assessment and risk management policies and processes to manage these risks.

The Corporation’s external auditors shall report directly to the Committee.

2.	Composition of Committee

The members of the Committee of each of CPRL and CPRC shall be identical and shall be Directors of CPRL and CPRC, respectively. The Committee shall consist of not less than three and not more than the number of Directors who are not officers or employees of the Corporation, none of whom is either an officer or employee of the Corporation or any of its subsidiaries. Members of the Committee shall meet applicable requirements and guidelines for audit committee service, including requirements and guidelines with respect to being independent and unrelated to the Corporation and to having accounting or related financial management expertise and financial literacy, as set forth in applicable securities laws or the rules of any stock exchange on which the Corporation’s securities are listed for trading. No Director shall be eligible to serve on the Committee if such Director currently serves on the audit committees of three public companies other than the Corporation, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Determinations as to whether a particular Director satisfies the requirements for membership on the Committee shall be affirmatively made by the full Board, upon recommendation from the Corporate Governance and Nominating Committee.

3.	Appointment of Committee Members

Members of the Committee shall be appointed from time to time by the Board and shall hold office at the pleasure of the Board.

4.	Vacancies

Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board. The Board shall fill a vacancy whenever necessary to maintain a Committee membership of at least three Directors.

5.	Committee Chair

The Board shall appoint a Chair for the Committee.

6.	Absence of Committee Chair

If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee who is present at the meeting shall be chosen by the Committee to preside at the meeting.

7.	Secretary of Committee

The Committee shall appoint a Secretary who need not be a Director of the Corporation.

88	CANADIAN PACIFIC	SCHEDULE A – AUDIT COMMITTEE TERMS OF REFERENCE

8.	Meetings

The Committee shall meet at regularly scheduled meetings at least once every quarter and shall meet at such other times during each year as it deems appropriate, and as part of such meetings, shall meet in executive session without management being present. In addition, the Chair of the Committee or the Chairman of the Board or any two of its other members may call a meeting of the Committee at any time.

9.	Quorum

Three members of the Committee shall constitute a quorum.

10.	Notice of Meetings

Notice of the time and place of every meeting shall be given in writing by any means of transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that produces a written copy, to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided however, that a member may in any manner waive a notice of a meeting. Attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

11.	Attendance of Others at Meetings

At the invitation of the Chair of the Committee, other individuals who are not members of the Committee may attend any meeting of the Committee.

12.	Procedure, Records and Reporting

Subject to any statute or the articles and by-laws of the Corporation, the Committee shall fix its own procedures at meetings, keep records of its proceedings and report to the Board when the Committee may deem appropriate (but not later than the next regularly scheduled meeting of the Board).

13.	Delegation

The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that may be lawfully delegated.

14.	Report to Shareholders

The Committee shall prepare a report to shareholders or others, concerning the Committee’s activities in the discharge of its responsibilities, when and as required by applicable laws or regulations.

15.	Guidelines to Exercise of Responsibilities

The Board recognizes that meeting the responsibilities of the Committee in a dynamic business environment requires a degree of flexibility. Accordingly, the procedures outlined in these Terms of Reference are meant to serve as guidelines rather than inflexible rules, and the Committee may adopt such different or additional procedures as it deems necessary from time to time.

16.	Use of Outside Legal, Accounting or Other Advisers; Appropriate Funding

The Committee may retain, at its discretion, outside legal, accounting or other advisors, at the expense of the Corporation, to obtain advice and assistance in respect of any matters relating to its duties, responsibilities and powers as provided for or imposed by these Terms of Reference or otherwise by law.

The Committee shall be provided by the Corporation with appropriate funding, as determined by the Committee, for payment of:

(i)	compensation of any outside advisers as contemplated by the immediately preceding paragraph;

(ii)	compensation of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; or

(iii)	ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

All outside legal, accounting or other advisors retained to assist the Committee shall be accountable ultimately to the Committee.

17.	Remuneration of Committee Members

No member of the Committee shall receive from the Corporation or any of its affiliates any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Such fees may be paid in cash and/or shares, options or other in-kind consideration ordinarily available to Directors.

SCHEDULE A – AUDIT COMMITTEE TERMS OF REFERENCE	2017 MANAGEMENT PROXY STATEMENT	89

B.	Mandate of Committee

1.	Committee Role:

The Committee’s role is one of oversight. Management is responsible for preparing the interim and annual financial statements of the Corporation and for maintaining a system of risk assessment and internal controls to provide reasonable assurance that assets are safeguarded and that transactions are authorized, recorded and reported properly, for maintaining disclosure controls and procedures to ensure that it is informed on a timely basis of material developments and the Corporation complies with its public disclosure obligations, and for ensuring compliance by the Corporation with applicable legal and regulatory requirements. The external auditors are responsible for auditing the Corporation’s financial statements.

In carrying out its oversight responsibilities: (i) each member of the Committee is entitled to, absent knowledge to the contrary, rely upon the accuracy and completeness of the Corporation’s records and upon information, opinions, reports or statements presented by any of the Corporation’s officers or employees, or consultants of the Corporation which the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation; and (ii) the Committee and its members do not provide any professional certification or special assurance as to the Corporation’s financial statements or the external auditors’ work.

The Committee shall:

External Auditors’ Report on Annual Audit

a)	obtain and review annually prior to the completion of the external auditors’ annual audit of the year-end financial statements a report from the external auditors describing:

(i)	all critical accounting policies and practices to be used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and

(iii)	other material written communications between the external auditors and management, such as any consent or comfort letters issued by the external auditors, management representation letters provided to the external auditors or a schedule of unadjusted differences;

Management’s/Internal Auditors’ Reports on External Audit Issues

b)	review any reports on the above or similar topics prepared by management or the internal auditors and discuss with the external auditors any material issues raised in such reports;

Annual Financial Reporting Documents and External Auditors’ Report

c)	meet to review with management, the internal auditors and the external auditors the Corporation’s annual financial statements, the report of the external auditors thereon, the related Management’s Discussion and Analysis, and the information derived from the financial statements, as contained in the Annual Information Form and the Annual Report. Such review will include obtaining assurance from the external auditors that the audit was conducted in a manner consistent with applicable law and will include a review of:

(i)	all major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting policies or principles;

(ii)	all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects on the financial statements of alternative methods within generally accepted accounting principles;

(iii)	the effect of regulatory and accounting issues, as well as off-balance sheet structures, on the financial statements;

(iv)	all major issues as to the adequacy and effectiveness of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies and any consideration by the external auditors of fraud during the performance of the audit of the Corporation’s annual financial statements; and

(v)	the external auditors’ judgment about the appropriateness and quality, not just the acceptability, of the accounting principles applied in the Corporation’s financial reporting;

d)	following such review with management and the external auditors, recommend to the Board whether to approve the audited annual financial statements of the Corporation and the related Management’s Discussion and Analysis, and report to the Board on the review by the Committee of the information derived from the financial statements contained in the Annual Information Form and Annual Report;

Interim Financial Statements and MD&A

e)	review with management, the internal auditors and the external auditors the Corporation’s interim financial statements and its interim Management’s Discussion and Analysis, and if thought fit, approve the interim financial statements and interim Management’s Discussion and Analysis and the public release thereof by management;

90	CANADIAN PACIFIC	SCHEDULE A – AUDIT COMMITTEE TERMS OF REFERENCE

Earnings Releases, Earnings Guidance

f)	review and discuss earnings press releases, including the use of “pro forma” or “adjusted” information determined other than in accordance with accounting principles generally accepted in the United States, and the disclosure by the Corporation of earnings guidance and other financial information to the public including analysts and rating agencies, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and be satisfied that adequate procedures are in place for the review of such public disclosures and periodically assess the adequacy of those procedures;

Material Litigation, Tax Assessments, Etc.

g)	review with management, the external auditors and, if necessary, legal counsel all legal and regulatory matters and litigation, claims or contingencies, including tax assessments, that could have a material effect upon the financial position of the Corporation, and the manner in which these matters may be, or have been, disclosed in the financial statements; and obtain reports from management and review with the Corporation’s chief legal officer, or appropriate delegates, the Corporation’s compliance with applicable legal and regulatory requirements;

Oversight of External Auditors

h)	subject to applicable law relating to the appointment and removal of the external auditors, be directly responsible for the appointment, retention, termination and oversight of the external auditors; recommend to the Board the approval of compensation of the external auditors as such compensation relates to the provision of audit services; and be responsible for the resolution of disagreements between management and the external auditors regarding financial reporting;

Rotation of External Auditors’ Audit Partners

i)	review and evaluate the lead audit partner of the external auditors and assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit and other audit partners, as required by applicable law;

External Auditors’ Internal Quality Control

j)	obtain and review, at least annually, and discuss with the external auditors a report by the external auditors describing the external auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues;

External Auditors’ Independence

k)	review and discuss, at least annually (and prior to the engagement of any new external auditors), with the external auditors all relationships that the external auditors and their affiliates have with the Corporation and its affiliates in order to assess the external auditors’ independence, including, without limitation:

(i)	obtaining and reviewing, at least annually, a formal written statement from the external auditors delineating all relationships that in the external auditors’ professional judgment may reasonably be thought to bear on the independence of the external auditors with respect to the Corporation;

(ii)	discussing with the external auditors any disclosed relationships or services that may affect the objectivity and independence of the external auditors; and

(iii)	recommending that the Board take appropriate action in response to the external auditors’ report to satisfy itself as to the external auditors’ independence;

Policies Regarding Hiring of External Auditors’ Employees, Former Employees

l)	set clear policies for the hiring by the Corporation of partners, employees and former partners and employees of the external auditors;

Pre-Approval of Audit and Non-Audit Services Provided by External Auditors

m)	be solely responsible for the pre-approval of all audit and non-audit services to be provided to the Corporation and its subsidiary entities by the external auditors (subject to any prohibitions provided in applicable law), and of the fees paid for the non-audit services; provided however, that the Committee may delegate, to an independent member or members of the Committee, authority to pre-approve such non-audit services, and such member(s) shall report to the Committee at its next scheduled meeting following the granting any pre-approvals granted pursuant to such delegated authority;

SCHEDULE A – AUDIT COMMITTEE TERMS OF REFERENCE	2017 MANAGEMENT PROXY STATEMENT	91

n)	review the external auditors’ annual audit plan (including scope, staffing, location, reliance on management and internal controls and audit approach);

o)	review the external auditors’ engagement letter;

Oversight of Internal Audit

p)	oversee the internal audit function by being directly responsible for the appointment or dismissal of the Chief Internal Auditor, who shall report directly to the Committee and administratively to the Chief Risk Officer; afford the Chief Internal Auditor unrestricted access to the Committee; review the charter, activities, internal audit plan, organizational structure, and the skills and experience of the Internal Audit Department; discuss with management and the external auditors the competence, performance, resources, and cooperation of the internal auditors; and approve, after discussion with management and proper performance evaluation, the compensation of the Chief Internal Auditor;

q)	review and consider, as appropriate, any significant reports and recommendations issued by the Corporation or by any external party relating to internal audit issues, together with management’s response thereto;

Internal Controls and Financial Reporting Processes

r)	review with management, the internal auditors and the external auditors, the Corporation’s financial reporting processes and its internal controls;

s)	review with the internal auditors the adequacy of internal controls and procedures related to corporate activities of Directors and officers of the Corporation at the level of Vice-President and above, including related party transactions, expense claims and use of corporate assets, and consider the results of any reviews thereof by the internal or external auditors;

CEO and Chairman Expenses

t)	review, at least annually, a report on the expense claims of the Chief Executive Officer, as approved by the Chairman of the Board, and the expense claims of the Chairman of the Board, as approved by the Chair of the Audit Committee;

Complaints Processes

u)	establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

and review periodically with management and the internal auditors these procedures and any significant complaints received;

Separate Meetings with External Auditors, Internal Audit, Management

v)	meet separately with management, the external auditors and the internal auditors periodically to discuss matters of mutual interest, including any audit problems or difficulties and management’s response thereto, the responsibilities, budget and staffing of the Internal Audit Department and any matter that they recommend bringing to the attention of the full Board;

Enterprise Risk Management

w)	discuss risk assessment and risk management policies and processes to be implemented for the Corporation, review with management and the Corporation’s internal auditors the effectiveness and efficiency of such policies and processes and their compliance with other relevant policies of the Corporation, and make recommendations to the Board with respect to any outcomes, findings and issues arising in connection therewith;

x)	review management’s program to obtain appropriate insurance to mitigate risks;

y)	oversee risks that may have a material impact on the Corporation’s financial statements;

Tax

z)	review the Corporation’s tax status and strategy as it relates to or has a material impact on the Corporation’s financial statements, including tax reserves and potential reassessments and audits;

Codes of Ethics

aa)	monitor compliance with the Corporation’s code of business ethics and the code of ethics applicable to the Chief Executive Officer and senior financial officers of the Corporation, as well as waivers from compliance therefrom, and ensure that any issues relating to financial governance which are identified by the Directors are raised with management;

92	CANADIAN PACIFIC	SCHEDULE A – AUDIT COMMITTEE TERMS OF REFERENCE

Review of Terms of Reference

bb)	review and reassess the adequacy of these Terms of Reference annually or otherwise as it deems appropriate and recommend changes to the Board;

Other

cc)	perform such other activities, consistent with these Terms of Reference, the Corporation’s articles and by-laws and governing law, as the Committee or the Board deems appropriate; and

dd)	report regularly to the Board of Directors on the activities of the Committee.

December 13, 2016

SCHEDULE A – AUDIT COMMITTEE TERMS OF REFERENCE	2017 MANAGEMENT PROXY STATEMENT	93

Any questions and requests for assistance may be directed to the

Strategic Shareholder Advisor and Proxy Solicitation Agent:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario

M5X 1E2

www.kingsdaleadvisors.com

North American Toll Free Phone:

1-866-879-7649

Email: contactus@kingsdaleadvisors.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Canadian Pacific
7550 Ogden Dale Road SE
Calgary Alberta
Canada T2C 4X9

TSX/NYSE: CP
www.cpr.ca

CP

Computershare Investor Services Inc. Transfer Agent for Canadian Pacific Railway Limited 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.investorcentre.com\cp
Security Class
Holder Account Number
Form of Proxy—Annual Meeting of Shareholders to be held on May 10, 2017
This Form of Proxy (the ‘‘Proxy’’) is solicited by and on behalf of Management of Canadian Pacific Railway Limited.
Notes to proxy
1. This proxy is solicited by Management of Canadian Pacific Railway Limited (“Canadian Pacific” or the “Corporation”). Shareholders are directed to Canadian Pacific’s Proxy Statement dated March 15, 2017, as may be amended (the “Proxy Statement”) and the Notice of Annual Meeting of Shareholders dated March 15, 2017 (the “Notice”) for more detailed information.
2. You have the right to appoint a proxyholder, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
3. This Proxy must be signed by you, the registered holder, or by your attorney duly authorized by you in writing or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy.
4. This Proxy should be signed in the exact manner as the name appears on the Proxy.
5. If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation.
6. The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3.
Proxies submitted must be received no less than 24 hours prior to the time fixed for the Meeting (or any adjournment thereof) in order to be used at the Meeting.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
To Vote Using the Telephone To Vote Using the Internet To Vote by Mail
• Call the number listed BELOW from a touch tone • Go to the following web site: • Complete, sign and date the reverse hereof. telephone. www.investorvote.com
• Return this Proxy in the envelope provided.
1-866-732-VOTE (8683) Toll Free • Smartphone?
Scan the QR code to vote now.
Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy.
If you choose to vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER
01AGZA

This form of proxy (the ‘‘Proxy’’) is solicited by and on behalf of Management of Canadian Pacific and will be used at the Annual Meeting of Shareholders to be held on Wednesday, May 10, 2017 at 9:00 a.m. (Mountain Daylight time) and any adjournment or postponement thereof (the “Meeting”).
Appointment of Proxy
Print the name of the person or company you are appointing
I/We, being holder(s) of Common Shares of Canadian Pacific Railway Limited hereby
OR if it is a person or company other than the Management appoint: Keith E. Creel, or failing him, Jeffrey J. Ellis appointees listed herein.
as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3. Reference should be made to the Notice and the Proxy Statement.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
For Withhold
1. Appointment of Auditor as named in the Proxy Statement
For Against
2. Advisory vote to approve Compensation of the Corporation’s named Executive Officers as described in the Proxy Statement
3. Election of Directors: You may vote “For” up to ten (10) nominees for election as director in total.
DIRECTOR NOMINEES For Withhold For Withhold For Withhold
01. The Hon. John Baird 02. Isabelle Courville 03. Keith E. Creel
04. Gillian H. Denham 05. William R. Fatt 06. Rebecca MacDonald
07. Matthew H. Paull 08. Jane L. Peverett 09. Andrew F. Reardon
10. Gordon T. Trafton II
The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Statement and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement.
Signature(s) Date
Authorized Signature(s)—This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby MM / DD / YY revoke any proxy previously given with respect to the Meeting. If no voting instructions are . indicated above, this Proxy will be voted as recommended by Management.
Annual Report
Interim Financial Statements Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Mark this box if you would like to receive interim financial statements and accompanying Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless Management’s Discussion and Analysis by mail. revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 4CP-RAIL or by mail at 100 University Avenue, 8th Floor, Toronto. Ontario M5J 2Y1.
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.
CPDQ 218331 AR2
01AH0B